UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Amendment No.  )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

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☑  Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material Pursuant to Section 240.14a-12

GLG Partners, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 27, 2009

Dear Shareholder:

You are cordially invited to attend our 2009 Annual Meeting of Shareholders.

We will hold the Annual Meeting at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, New York, 10112, on Monday, May 11, 2009, at 11:30 a.m. (Eastern Time). At the meeting I will report on the Company’s activities and performance during the past fiscal year, and we will discuss and act on the matters described in the Proxy Statement. At this year’s meeting, you will have an opportunity to vote on the election of seven directors, approve our 2009 Long-Term Incentive Plan and ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. Shareholders will then have an opportunity to comment on or to inquire about the affairs of the Company that may be of interest to shareholders generally.

Your vote is important to us. Whether or not you plan to attend the meeting, please vote via the Internet, by telephone or by returning your proxy card as soon as possible.

Admission tickets are printed on the last page of this Notice of Annual Meeting and Proxy Statement. To enter the meeting, you will need an admission ticket or other proof that you are a shareholder. If you hold your shares through a broker or nominee, you will also need to bring a copy of a brokerage statement showing your ownership as of the March 13, 2009 record date.

We sincerely hope that as many shareholders as can conveniently attend will do so.

We are providing or making available to you the Proxy Statement for our 2009 Annual Meeting of Shareholders and our 2008 Annual Report to Shareholders, which includes our Annual Report on Form 10-K. You may also access these materials via the Internet at www.proxyvote.com and at www.glgpartners.com.

Sincerely yours,

Noam Gottesman
Chairman and Co-Chief Executive Officer

GLG Partners, Inc.
399 Park Avenue, 38th Floor
New York, New York 10022

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of GLG Partners, Inc.:

The 2009 Annual Meeting of Shareholders of GLG Partners, Inc. will be held at the offices of Chadbourne & Parke LLP, 30 Rockefeller Center, New York, New York 10112 on Monday, May 11, 2009, at 11:30 a.m. (Eastern Time) for the following purposes:

(a)	to elect seven members of our board of directors with terms expiring at the Annual Meeting in 2010;

(b)	to vote on a proposal to approve our 2009 Long-Term Incentive Plan;

(c)	to ratify the appointment by the Audit Committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2009; and

(d)	to transact such other business as may properly come before the meeting.

Only holders of record of our common stock and our Series A voting preferred stock at the close of business on March 13, 2009 will be entitled to notice of, and to vote at, the meeting. A list of such shareholders will be available for inspection by any shareholder at the offices of the Company at 399 Park Avenue, 38th Floor, New York, New York 10022 for at least ten (10) days prior to the 2009 Annual Meeting and also at the meeting.

Shareholders are requested to submit a proxy for voting at the Annual Meeting over the Internet, by telephone or by completing, signing, dating and returning a proxy card as promptly as possible. A separate proxy card and return envelope for submitting the proxy card has been provided to shareholders who have received a printed copy of the proxy materials. Submitting your vote, via the Internet, by telephone or by returning a proxy card will not affect your right to vote in person should you decide to attend the Annual Meeting.

By order of the Board of Directors,

Alejandro R. San Miguel
Secretary

March 27, 2009

GLG Partners, Inc.
2009 Proxy Statement

INDEX

i

GLG Partners, Inc.

Proxy Statement

2009 ANNUAL MEETING

The enclosed proxy is solicited by the board of directors of GLG Partners, Inc. for use in voting at the 2009 Annual Meeting of Shareholders of GLG Partners, Inc. to be held on May 11, 2009, and any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of 2009 Annual Meeting of Shareholders. This proxy statement and the proxy are first being sent to shareholders and being made available on the Internet (www.glgpartners.com) on or about March 30, 2009. We will refer to our company in this proxy statement as “we”, “us” or the “Company”.

GENERAL INFORMATION ABOUT THIS PROXY STATEMENT
AND THE ANNUAL MEETING

Why Did I Receive a One-Page Notice Regarding the Internet Availability of Proxy Materials This Year?

This year, we have elected to adopt the new Securities and Exchange Commission (SEC) rules that allow companies to furnish proxy materials to their shareholders via the Internet. We believe that this new e-proxy process will expedite shareholders’ receipt of proxy materials, as well as lower the costs and reduce the environmental impact of our annual meeting. Accordingly, on March 30, 2009, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”). If you received a Notice, you will not receive a printed copy of the materials unless you request one. The Notice provides instructions on how to access our proxy materials for the 2009 Annual Meeting on a website, how to request a printed set of proxy materials and how to vote your shares.

How Can I Get Electronic Access to Proxy Materials?

The Notice provides instructions regarding how to view our proxy materials for the 2009 Annual Meeting online. As explained in greater detail in the Notice, to view the proxy materials and vote, you will need to visit: www.proxyvote.com and have available your 12-digit Control number(s) contained on your Notice.

How Can I Request Paper Copies of Proxy Materials?

If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. If you want to receive paper copies of the proxy materials, you must request them. There is no charge for requesting a copy. To facilitate timely delivery, please make your request on or before May 1, 2009. To request paper copies, shareholders can either go to www.proxyvote.com or call 1-800-690-6903 or send an email to sendmaterial@proxyvote.com. Please note that if you request materials by email, send a blank email with your 12-digit Control number(s) (located on the Notice) in the subject line.

How Can I Sign up to Receive Future Proxy Materials Electronically?

You have the option to receive all future proxy statements, proxy cards and annual reports electronically via email or the Internet. If you elect this option, the Company will only mail materials to you in the future if you request that we do so. To sign up for electronic delivery, please follow the instructions below under “How do I Vote My Shares?” to vote using the Internet and vote your shares. After submitting your vote, follow the prompts to sign up for electronic delivery.

What am I Voting On?

You will be voting on the following:

•	the election of seven members of our board of directors;

•	the approval of our 2009 Long-Term Incentive Plan; and

•	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2009.

Who is Entitled to Vote at the Annual Meeting?

Only holders of record of our common stock and Series A voting preferred stock at the close of business on March 13, 2009, the record date for the meeting, may vote at the Annual Meeting. Each shareholder is entitled to one vote for each share of our common stock and one vote for each share of our Series A voting preferred stock held on the record date. The common stock and Series A voting preferred stock will vote together as one class on all matters to be voted on at the Annual Meeting. On March 13, 2008, we had outstanding 245,730,270 shares of our common stock and 58,904,993 shares of our Series A voting preferred stock.

Who may Attend the Annual Meeting?

All shareholders as of the record date, or individuals holding their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares through a broker or other nominee in “street name”, you will need to provide a copy of a brokerage statement reflecting your stock ownership as of the record date to be admitted to the Annual Meeting.

How Do I Vote My Shares?

You may vote using one of the following methods:

•	Internet. You may vote on the Internet up until 11:59 p.m. Eastern Time on May 10, 2009 by going to the website for Internet voting on the Notice or your proxy card (www.proxyvote.com) and following the instructions on your screen. Have your Notice or proxy card available when you access the web page. If you vote by the Internet, you should not return your proxy card.

•	Telephone. You may vote by telephone by calling the toll-free telephone number on your proxy card (1-800-690-6903), 24 hours a day and up until 11:59 p.m. Eastern Time on May 10, 2009, and following prerecorded instructions. Have your proxy card available when you call. If you vote by telephone, you should not return your proxy card.

•	Mail. If you received your proxy materials by mail, you may vote by mail by marking the enclosed proxy card, dating and signing it, and returning it in the postage-paid envelope provided, or to GLG Partners, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

•	In Person. You may vote your shares in person by attending the Annual Meeting and submitting your vote at the meeting.

All shares that have been voted properly by an unrevoked proxy will be voted at the Annual Meeting in accordance with your instructions. If you sign and submit your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as our board of directors recommends.

How Will My Proxy Be Voted?

If you use our Internet or telephone voting procedures or duly complete, sign and return a proxy card to authorize the named proxies to vote your shares, your shares will be voted as specified. If your proxy card is signed but does not contain specific instructions, your shares will be voted as recommended by our board of directors “FOR” the election of the nominees for directors set forth herein, “FOR” approval of our 2009 Long-Term Incentive Plan and “FOR” ratification of the appointment of the independent registered public accounting firm. In addition, if other matters come before the Annual Meeting, the persons named as proxies in the proxy card will vote in accordance with their best judgment with respect to such matters.

Even if you plan on attending the Annual Meeting, we urge you to vote now by giving us your proxy. This will ensure that your vote is represented at the meeting. If you do attend the Annual Meeting, you can change your vote at that time, if you then desire to do so.

If My Shares Are Held in “Street Name,” How Will My Broker Vote?

If your brokerage firm, bank, broker-dealer or other similar organization is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive voting instructions from the holder of record. You must follow these instructions in order for your shares to be voted. We urge you to instruct your broker or other nominee how to vote your shares by following those instructions. The broker is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker may vote your shares with respect to the election of directors (Proposal 1) and the ratification of the appointment of the Company’s independent public accounting firm (Proposal 3); however, the broker may not vote your shares with respect to the approval of our 2009 Long-Term Incentive Plan (Proposal 2) absent specific instruction from you.

May I Revoke My Proxy?

For shareholders of record, whether you vote via the Internet, by telephone or by mail, you may revoke your proxy at any time before it is voted by:

•	delivering a written notice of revocation to the Secretary of the Company;

•	casting a later vote using the Internet or telephone voting procedures;

•	submitting a properly signed proxy card with a later date; or

•	voting in person at the Annual Meeting.

If your shares are held in “street name”, you must contact your broker or other nominee to revoke your proxy. Your proxy is not revoked simply because you attend the Annual Meeting.

Will My Vote be Confidential?

It is our policy to keep confidential all proxy instructions and proxy cards, ballots and voting tabulations that identify individual shareholders, except as may be necessary to meet any applicable legal requirements and, in the case of any contested proxy solicitation, as may be necessary to permit proper parties to verify the propriety of proxies presented by any person and the results of the voting. The independent inspector of election and any employees involved in processing proxy instructions and cards or ballots and tabulating the vote are required to comply with this policy of confidentiality.

What Constitutes a Quorum for the Meeting?

The presence in person or by proxy of a majority of the combined shares of our common stock and Series A voting preferred stock outstanding on the record date is required for a quorum. As of March 13, 2009, there were 245,730,270 outstanding shares of our common stock and 58,904,993 outstanding shares of our Series A voting preferred stock.

How Many Votes are Needed to Elect Directors, Approve the 2009 Long-Term Incentive Plan and Ratify the Appointment of Our Independent Registered Public Accounting Firm?

Election of Directors.  Directors are elected by a plurality of votes cast. This means that the seven nominees for election as directors who receive the greatest number of votes cast by the holders of our common stock and our Series A voting preferred stock present in person or represented by proxy, voting together as a single class, entitled to vote on the matter, a quorum being present, will become directors.

Approval of 2009 Long-Term Incentive Plan.  An affirmative vote of the holders of a majority of the voting power of our common stock and our Series A voting preferred stock present in person or represented by proxy, voting together as a single class, entitled to vote on the matter, a quorum being present, is necessary to approve our 2009 Long-Term Incentive Plan.

In addition, the New York Stock Exchange rules require that the total votes cast on this proposal must represent greater than 50% of all the shares entitled to vote on this proposal (the “Outstanding Shares”). That is, the total number of votes cast “for” and “against” the proposal (collectively, the “Shares Voted”) must exceed 50% of the Outstanding Shares. Because your bank, broker or other holder of record does not have discretionary voting authority to vote your shares on this proposal absent specific instructions from you, broker non-votes could create a situation where the Shares Voted do not exceed 50% of the Outstanding Shares. It is therefore important that you vote, or direct the holder of record to vote, on this proposal.

Selection of our Independent Registered Public Accounting Firm.  An affirmative vote of the holders of a majority of the voting power of our common stock and our Series A voting preferred stock present in person or represented by proxy, voting together as a single class, entitled to vote on the matter, a quorum being present, is necessary to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.

How are Votes Counted?

Under Delaware law and our Restated Certificate of Incorporation and Bylaws, all votes entitled to be cast by shareholders present in person or represented by proxy at the meeting and entitled to vote on the subject matter, whether those shareholders vote “for”, “against” or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approval of the proposals to approve our 2009 Long-Term Incentive Plan and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. The shares of a shareholder who abstains from voting on a matter or whose shares are not voted by reason of a broker non-vote on a particular matter will be counted for purposes of determining whether a quorum is present at the meeting so long as the shareholder is present in person or represented by proxy. An abstention from voting on a matter by a shareholder present in person or represented by proxy at the meeting has no effect in the election of directors but has the same legal effect as a vote “against” the proposal to approve our 2009 Long-Term Incentive Plan and the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. A broker non-vote on a matter is not deemed to be present or represented by proxy for purposes of determining whether shareholder approval of the matter is obtained and has no effect in the election of directors or on the approval of the proposals to approve our 2009 Long-Term Incentive Plan and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.

ELECTION OF DIRECTORS (Proposal 1)

Our Bylaws provide that the number of directors will be fixed from time to time exclusively by the board of directors and that such directors will be elected at the annual meeting of shareholders to hold office, subject to provisions of the Restated Certificate of Incorporation and the Bylaws with respect to resignation and removal of directors, until the next annual meeting of shareholders and until their respective successors are elected and shall have qualified.

The terms of the current directors expire at the 2009 Annual Meeting. The board has designated Noam Gottesman, Ian G. H. Ashken, Martin E. Franklin, James N. Hauslein, Pierre Lagrange, William P. Lauder and Emmanuel Roman as nominees for election as directors at the 2009 Annual Meeting with terms expiring at the 2010 Annual Meeting. The board has determined that upon the expiration of Peter A. Weinberg’s term as a director at the 2009 Annual Meeting, the number of directors shall be reduced to seven.

See “Certain Relationships and Transactions with Related Persons — Voting Agreement” for a discussion of the voting agreement among the controlling shareholders, including Messrs. Gottesman, Roman and Lagrange, and us pursuant to which the controlling shareholders have the right to nominate to the board a certain number of individuals designated by a majority of the controlling shareholders.

Proxies properly submitted will be voted at the Annual Meeting, unless authority to do so is withheld, for the election of the seven nominees specified in “Information as to Nominees for Directors” below. If for any reason any of those nominees is not a candidate when the election occurs (which is not expected), proxies and shares properly authorized to be voted will be voted at the meeting for the election of a substitute nominee or, instead, the board of directors may reduce the number of directors on the board.

INFORMATION AS TO NOMINEES FOR DIRECTORS

For each director nominee, we have stated the nominee’s name, age and principal occupation; his position, if any, with the Company; the period of service as a director of the Company; his business experience for at least the past five years; and other directorships held.

Noam Gottesman	Age 47

Noam Gottesman has been our Chairman of the Board and Co-Chief Executive Officer and a director since November 2007. He has been a co-founder and Managing Director of GLG Partners LP since its formation in September 2000 and was a co-founder of the GLG Partners division of Lehman Brothers International (Europe) in 1995. He has also served as Co-Chief Executive Officer of GLG Partners LP since September 2005 and served as its Chief Executive Officer from September 2000 until September 2005. Prior to 1995, Mr. Gottesman was an Executive Director of Goldman Sachs International, where he managed global equity portfolios in the private client group. Mr. Gottesman earned a B.A. from Columbia University.

Pierre Lagrange	Age 47

Pierre Lagrange has been a co-founder and Senior Managing Director of GLG Partners LP since its formation in September 2000 and was a co-founder of the GLG Partners division of Lehman Brothers International (Europe) in 1995. He has overall responsibility for a number of our global equity products, including the GLG European Equity Fund, the GLG Environment Fund, the GLG EAFE (Institutional) Fund and our flagship GLG European Long-Short Fund. Prior to 1995, Mr. Lagrange worked at Goldman Sachs managing global equity portfolios and at JP Morgan in government bond trading. He has an M.A. in Engineering from the Solvay Business School in Brussels.

Emmanuel Roman	Age 45

Emmanuel Roman has been our Co-Chief Executive Officer and a director since November 2007. He has served as a Managing Director and a Co-Chief Executive Officer of GLG Partners LP since September 2005.

From 2000 to April 2005, Mr. Roman served as a co-head of Worldwide Global Securities Services of Goldman Sachs International Limited. In 2003, Mr. Roman also became co-head of the European Equities Division and a member of the European Management Committee, a position he held until April 2005. In 1998, Mr. Roman was elected a partner of Goldman Sachs after two years as a Managing Director. Mr. Roman also served as co-head of Worldwide Equity Derivatives at Goldman Sachs from 1996 to 2000. Mr. Roman earned an M.B.A. in Finance and Econometrics from the University of Chicago and a bachelor’s degree from the University of Paris.

Ian G.H. Ashken	Age 48

Ian G. H. Ashken has been a member of the board of directors since November 2007. He is Vice Chairman and Chief Financial Officer of Jarden Corporation (consumer products). Mr. Ashken is a member of the board of directors of Jarden Corporation and was Vice Chairman, Chief Financial Officer and Secretary from September 2001 to February 2007. Mr. Ashken is also a principal and executive officer of a number of private investment entities. Mr. Ashken was the Vice Chairman of the board of directors of Bollé, Inc. from December 1998 until February 2000. From February 1997 until his appointment as Vice Chairman, Mr. Ashken was the Chief Financial Officer and a director of Bollé, Inc. Mr. Ashken previously held positions as Chief Financial Officer and a director of Lumen Technologies, Inc. from May 1996 to December 1998 and its predecessor, Benson Eyecare Corporation, from October 1992 to May 1996.

Martin E. Franklin	Age 44

Martin E. Franklin was Chairman of Freedom’s board of directors from June 2006 to November 2007 and has been a member of the board of directors since June 2006. Mr. Franklin has served as Chairman and Chief Executive Officer of Jarden Corporation (consumer products) since 2001. Prior to joining Jarden Corporation, Mr. Franklin served as Chairman and a director of Bollé, Inc. from 1997 to 2000, Chairman of Lumen Technologies, Inc. from 1996 to 1998, and as Chairman and Chief Executive Officer of its predecessor, Benson Eyecare Corporation from 1992 to 1996. Mr. Franklin also serves on the board of directors of Liberty Acquisition Holdings Corp., Liberty Acquisition Holdings (International) Company and Kenneth Cole Productions, Inc. Mr. Franklin also serves as a director and trustee of a number of private companies and charitable institutions.

James N. Hauslein	Age 49

James N. Hauslein has been a member of the board of directors since July 2006. Mr. Hauslein has also served as President of Hauslein & Company, Inc. (private equity) since May 1991. From July 1991 until April 2001, Mr. Hauslein served as Chairman of the Board of Sunglass Hut International, Inc., the world’s largest specialty retailer of non-prescription sunglasses. Mr. Hauslein also served as Sunglass Hut’s Chief Executive Officer from May 1997 to February 1998 and again from January 2001 to May 2001. Mr. Hauslein is also currently a member of the board of directors of Liberty Acquisition Holdings Corp., Atlas Acquisition Holdings Corp., Elephant Capital Plc (formerly Promethean India, Plc) and of two private companies. Mr. Hauslein serves on several philanthropic boards and foundations and is a member of several Alumni Advisory Boards at Cornell University. Mr. Hauslein earned an M.B.A., with Distinction, from Cornell University’s Johnson Graduate School of Management and a B.S. in chemical engineering from Cornell University.

William P. Lauder	Age 48

William P. Lauder has been a member of the board of directors since July 2006. Mr. Lauder has been the President and Chief Executive Officer of The Estée Lauder Companies Inc. (cosmetics) since July 1, 2004. Mr. Lauder has also served as Chief Operating Officer of The Estée Lauder Companies Inc. from January 2003 through June 2004, and Group President of The Estée Lauder Companies Inc. from July 2001 through 2002, where he was responsible for the worldwide business of Clinique and Origins and the company’s retail store and online operations. From 1998 to 2001, Mr. Lauder was President of Clinique Laboratories. Prior to then, he was President of Origins Natural Resources Inc.; he had been the senior officer of the Origins brand since its creation in 1990. He joined The Estée Lauder Companies in 1986 as Regional Marketing Director of Clinique U.S.A. in the New York Metro area. Mr. Lauder then spent two years at Prescriptives as Field Sales Manager. Prior to joining The Estée Lauder Companies, he completed Macy’s executive training program in New York City and became Associate Merchandising Manager of the New York Division/Dallas store at the time of its opening in September 1985. Mr. Lauder earned a B.S. in Economics from the Wharton School of the University of Pennsylvania. He is a member of the board of trustees of the University of Pennsylvania and the boards of directors of the Fresh Air Fund, the 92nd Street Y and the Partnership for New York City. He is also a director of The Estée Lauder Companies Inc. and True Temper Corporation.

The board of directors recommends that you vote “FOR” the election as directors of each of the director nominees described above, which is presented as Proposal 1.

BOARD OF DIRECTORS AND COMMITTEES

Our business is managed under the direction of the board of directors. Our board of directors has the authority to appoint committees to perform certain management and administration functions. We currently have an Audit Committee and a Compensation Committee, composed of three members each, and a Special Grant Committee, composed of Messrs. Gottesman and Roman.

The functions of each of our board committees are described below. The duties and responsibilities of the Audit Committee and the Compensation Committee are set forth in committee charters that are available on our website at www.glgpartners.com under the heading “Investor Relations” and the subheading “Corporate Governance”. The committee charters are also available in print to any shareholder upon request. The board of directors held seven meetings during fiscal 2008. All directors attended at least 75% of all meetings of the board and those committees on which they served. Directors are expected to attend the 2009 Annual Meeting. All directors attended the 2008 Annual Meeting in person or by telephone.

Director Independence.  Our Guidelines on Corporate Governance require that at least a majority of the members of the board of directors be independent directors even though under the New York Stock Exchange (NYSE) rules we are not required to have a board of directors composed of a majority of “independent” directors. See “— Controlled Company”. For a temporary period between February 2, 2009 and the date of the 2009 Annual Meeting, only 50% of the members of the board were independent. For a director to be independent, the board of directors must affirmatively determine that the director has no direct or indirect material relationship with the Company. After considering the independence criteria of the NYSE and any other commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships between the directors and the Company, the board of directors has determined that:

•	Messrs. Gottesman and Roman (who are current executive officers of the Company), and Mr. Lagrange (who is Senior Managing Director of a subsidiary of the Company) are not independent under the NYSE independence criteria;

•	none of Messrs. Ashken, Franklin, Hauslein and Lauder has a material relationship with the Company; and

•	each of Messrs. Ashken, Franklin, Hauslein and Lauder meets the independence requirements of the NYSE.

Other than as described under “Certain Relationships and Transactions with Related Persons”, there were no transactions, relationships or arrangements that required review by the board of directors for purposes of determining director independence.

Controlled Company

Certain of our shareholders who have entered into a voting agreement, referred to as the controlling shareholders, which include our principal shareholders, Noam Gottesman, Pierre Lagrange and Emmanuel Roman (collectively, the “Principals”) and the trustees of their respective trusts (the “Trustees”), beneficially own our common stock and Series A voting preferred stock which collectively represent approximately 52% of our voting power and have the ability to elect our board of directors. As a result, we are a “controlled company” for purposes of Section 303(A) of the NYSE Listed Company Manual. As a “controlled company”, we are exempt from certain governance requirements otherwise required by the NYSE, including the requirements that we have (1) a nominating and corporate governance committee or (2) a Compensation Committee comprised entirely of “independent” directors. Currently, our board of directors is composed of 50% of “independent directors”. Notwithstanding the fact that, as a “controlled company”, we are not required to have a board of directors composed of a majority of “independent” directors, our board of directors has determined that following the election of directors at the 2009 Annual Meeting, a majority of the individuals who compose our board of directors will be “independent” as defined in Section 303A.02 of the NYSE Listed Company Manual.

Because of their ownership of approximately 52% of our voting power, the controlling shareholders are also able to determine the outcome of all matters requiring shareholder approval (other than those requiring a super-majority vote) and will be able to cause or prevent a change of control of our company or a change in the composition of our board of directors, and could preclude any unsolicited acquisition of our company. In addition, because they collectively may determine the outcome of a shareholder vote, they could deprive shareholders of an opportunity to receive a premium for their shares as part of a sale of our company. That voting control could ultimately affect the market price of our shares. In addition, pursuant to the voting agreement, we have agreed not to take certain actions without the consent of the controlling shareholders so long as they collectively beneficially own (1) more than 25% of our voting stock and at least one of Messrs. Gottesman, Roman or Lagrange is an employee, partner or member of our company or any of our subsidiaries or (2) more than 40% of our voting stock.

Committees

Audit Committee

Our board of directors has established an Audit Committee which currently consists of Messrs. Ashken (Chairman), Hauslein and Lauder, all of whom have been determined to be “independent” as defined in Rule 10A-3 of the Exchange Act and the rules of the NYSE. Our board of directors has determined that each of Messrs. Ashken, Hauslein and Lauder also satisfies the financial literacy and experience requirements of the NYSE and the rules of the SEC such that each member is an “audit committee financial expert”.

The responsibilities of our Audit Committee include:

•	meeting with our management periodically to consider significant financial reporting issues, including the adequacy of our internal control over financial reporting and the objectivity of our financial reporting;

•	appointing the independent registered public accounting firm, determining the compensation of the independent registered public accounting firm and pre-approving the engagement of the independent registered public accounting firm for audit and non-audit services;

•	overseeing the independent registered public accounting firm, including reviewing independence, performance and quality control procedures and experience and qualifications of audit personnel that are providing us audit services;

•	meeting with the independent registered public accounting firm and reviewing the scope and significant findings of the audits performed by them, and meeting with management and internal financial personnel regarding these matters;

•	reviewing our financial statements, financing plans, the adequacy and sufficiency of our financial and accounting controls, practices and procedures, the activities and recommendations of the auditors and our reporting policies and practices, and reporting recommendations to our full board of directors for approval;

•	being responsible for the review and approval of related-party transactions;

•	establishing procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and, if applicable, the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters; and

•	preparing the report required by the rules of the SEC to be included in our annual proxy statement.

Compensation Committee

Our board of directors has established a Compensation Committee which consists of Messrs. Franklin (Chairman), Ashken and Hauslein, all of whom have been determined to be “independent” as defined in the rules of the NYSE.

The functions of our Compensation Committee include:

•	establishing overall compensation policies and recommending to our board of directors major compensation programs;

•	reviewing and approving the compensation of our executive officers, certain designated employees and our non-employee directors, including salary and bonus awards;

•	administering any employee benefit, pension and equity incentive programs in which executive officers and directors participate;

•	reviewing officer and director indemnification and insurance matters; and

•	preparing an annual report on executive compensation for inclusion in our proxy statement.

Special Grant Committee

Our board of directors has established a Special Grant Committee which consists of Messrs. Gottesman and Roman. The committee has full authority and power under the Company’s 2007 Restricted Stock Plan and 2007 Long-Term Incentive Plan, and will have full authority and power under the 2009 Long-Term Incentive Plan (if approved), to make grants of restricted stock to participants under such plans, other than executive officers of the Company and certain designated employees; provided that the aggregate number of shares subject to such restricted stock grants are limited to the maximum number of shares authorized under the respective plans; and provided, further, that the committee must report all grants to the board of directors at its first meeting following such grant.

Nominations of Directors

As a “controlled company”, we are not required by the NYSE rules to have a nominating and corporate governance committee and we believe that the full board, which has a majority of independent directors, will be able to carry out the functions of such a committee. The Chairman, the Co-Chief Executive Officers or other members of the board of directors may identify a need to add new members to the board or to fill a vacancy on the board. In that case, the board will initiate a search for qualified director candidates, seeking input from the directors and senior executives and, to the extent it deems appropriate, third party search firms to identify potential candidates. The board will evaluate qualified candidates and will consider the selection criteria for director candidates, including the following:

•	Each director should have high level managerial experience in a relatively complex organization or be accustomed to dealing with complex problems.

•	Each director should be an individual of the highest character and integrity, have experience at or demonstrated understanding of strategy/policy-setting and reputation for working constructively with others.

•	Each director should have sufficient time available to devote to the affairs of our company in order to carry out the responsibilities of a director.

The board may from time to time review these board membership criteria in the context of current board composition and our circumstances.

The board of directors will consider director candidates recommended by our shareholders for election to the board of directors. Shareholders wishing to recommend director candidates can do so by writing to the Secretary of GLG Partners, Inc. at 399 Park Avenue, 38th Floor, New York, New York 10022. Shareholders recommending candidates for consideration by the board must provide each candidate’s name, biographical data and qualifications. Any such recommendation should be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. The recommending shareholder must also provide evidence of being a shareholder of record of our common stock at the time. The board will evaluate properly submitted shareholder recommendations under substantially the same criteria and substantially the same manner as other potential candidates.

In addition, our Bylaws establish a procedure with regard to shareholder proposals for the 2010 Annual Meeting, including nominations of persons for election to the board of directors, as described under “Shareholder Proposals for Annual Meeting in 2010”.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Ashken, Franklin and Hauslein. No member of the Compensation Committee during fiscal 2008 was or is currently an officer or employee of ours or was formerly an officer or employee of ours. In addition, no executive officer of ours during fiscal 2008 served or currently serves as a member of another entity’s board of directors or as a member of the compensation committee of another entity (or other board committee performing equivalent functions), which entity had an executive officer serving on our board of directors.

Code of Ethics, Corporate Governance Guidelines and Committee Charters

We have adopted a code of ethics and corporate governance guidelines that apply to our officers and directors. Our code of ethics, corporate governance guidelines and Audit and Compensation Committee charters are available on our website (www.glgpartners.com) and in print to any shareholder upon request.

Communications to the Board.

Shareholders and other interested parties may send communications to the board of directors, an individual director, the non-management directors as a group, or a specified board committee at the following address:

GLG Partners, Inc.
c/o Corporate Secretary
399 Park Avenue, 38th Floor
New York, New York 10022
Attn: Board of Directors

The Secretary will receive and process all communications before forwarding them to the addressee. The Secretary will forward all communications unless the Secretary determines that a communication is a business solicitation or advertisement, or requests general information about us.

DIRECTOR COMPENSATION

Except as described below, in 2008 and for prior years, members of our board of directors received no compensation for their service, other than reimbursement for all reasonable and properly documented travel, hotel and other incidental expenses incurred by them in connection with their responsibilities as directors. Members of our board of directors are eligible to receive awards under our long-term incentive plans. Paul Myners, who was a director until his resignation on October 3, 2008, received an annual fee of £200,000 (plus value added tax if applicable), from which tax is deducted to the extent, if any, required by law. Payment was made by equal semi-annual installments in advance. In addition, Mr. Myners was granted an award of 148,368 shares of restricted stock under the 2007 LTIP on November 2, 2007, which was to vest in four equal installments on the first, second, third and fourth anniversaries of the grant date, provided that 100% of the award would vest earlier if Mr. Myners died or became disabled. Upon Mr. Myners’ resignation, the fee arrangement terminated and Mr. Myners forfeited all 148,368 shares of restricted stock.

Director Compensation Table

	Fees Earned or	Stock	All Other
	Paid in Cash	Awards	Compensation	Total
Name	($)(1)	($)(2)	($)(3)	($)

Paul Myners	306,667	(176,445)	11,128	$141,350

(1)	Represents the amount of cash compensation earned in 2008 for board and committee service, based on a £200,000 annual fee prorated for the period of January through October 2008.

(2)	Represents the expense reversal recognized in fiscal 2008 of the fair value of restricted stock awards granted to Mr. Myners in 2007 previously disclosed for Mr. Myners for financial statement reporting purposes in accordance with Statement of Financial Accounting Standard No. 123(R), Share-Based Payment (“SFAS 123(R)”), as a result of the actual forfeitures in 2008 related to service-based vesting conditions. Amounts recognized under SFAS 123(R) have been determined using the assumptions set forth in Note 11, Share-Based Compensation, to our audited restated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Mr. Myners received a grant of 148,368 restricted shares of common stock with a grant date weighted-average fair value of $13.70 per share (based on the closing price of our common stock on the grant date). As of December 31, 2008, all 148,368 shares of restricted stock had been forfeited as a result of Mr. Myners’ resignation on October 3, 2008.

(3)	Represents the dollar value of dividends paid on unvested shares of restricted stock prior to their forfeiture, which amounts were not factored into the grant date fair value of the award determined in accordance with SFAS 123(R).

On March 13, 2009, the Compensation Committee of our board of directors approved annual compensation for our directors who are not employees of ours or of any of our subsidiaries (“Non-Employee Directors”) and those who serve as committee chairs to remunerate such Non-Employee Directors for the work they perform for us and based on a comparison with director compensation practices of other alternative asset managers.

For 2009, each Non-Employee Director in office on April 1, 2009 will receive annual compensation of $250,000 payable on April 1, 50% of which will be paid in the form of cash and 50% of which will be paid in the form of shares of restricted stock under the 2007 LTIP, vesting in full on February 15, 2010. In addition, each Non-Employee Director serving as Chair of the Audit Committee or Chair of the Compensation Committee on April 1 will receive additional compensation of $50,000 or $25,000, respectively, 50% of which will be paid in the form of cash on April 1 and 50% of which will be paid in the form of shares of restricted stock under the 2007 LTIP, vesting in full on February 15, 2010. The number of shares of restricted stock in each case will be based on the closing price of common stock on the immediately preceding NYSE trading day. Each of Messrs. Ashken, Franklin, Hauslein, Lauder and Weinberg will receive the cash component of their annual compensation of $125,000 on April 1, 2009, and each of Messrs. Ashken, Franklin, Hauslein and

Lauder will be granted shares of restricted stock on April 1, 2009. Because Mr. Weinberg is not standing for re-election and would otherwise forfeit the restricted stock component of his award upon the expiration of his term at the 2009 Annual Meeting, he will not receive an award of restricted stock but will retain the cash component in recognition of his past service as a director. In addition, Mr. Ashken will receive additional compensation of $50,000 and Mr. Franklin will receive additional compensation of $25,000 on April 1, 2009, each for their service as Chair of the Audit and Compensation Committees, respectively, to be paid as described above.

AUDIT COMMITTEE REPORT

The Audit Committee assists the board of directors in overseeing and monitoring the integrity of the Company’s financial reporting process, its internal control and disclosure control systems, the integrity and audits of its financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of its independent registered public accounting firm.

The committee’s roles and responsibilities are set forth in a written charter adopted by the board, which is available on the Company’s website at www.glgpartners.com under the heading “Investor Relations” and the subheading “Corporate Governance”. The Audit Committee reviews and reassesses the charter annually, and more frequently as necessary to address any changes in NYSE corporate governance and SEC rules regarding audit committees, and recommends any changes to the board of directors for approval.

Management is responsible for the Company’s financial statements and the reporting process, including the system of internal control. Ernst & Young LLP, the Company’s independent registered public accounting firm, is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and an opinion on the management’s assessment of internal control over financial reporting.

The Audit Committee is responsible for overseeing the Company’s overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2008, it:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2008 with management and Ernst & Young LLP;

•	Reviewed and discussed management’s assessment of the effectiveness of the Company’s internal control over financial reporting for the fiscal year ended December 31, 2008 and Ernst & Young LLP’s audit report on the effectiveness of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002;

•	Discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 114, “The Auditor’s Communication with Those Charged with Governance”, as currently in effect, which supersedes Statement on Auditing Standards No. 61, “Communications with Audit Committees”, and other matters the Audit Committee deemed appropriate; and

•	Received written disclosures from Ernst & Young LLP regarding its independence as required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence”. The Audit Committee also discussed with Ernst & Young LLP its independence.

We reviewed and approved all audit and audit-related fees and services. For information on fees paid to Ernst & Young LLP for each of the last two fiscal years, see “Proposal to Ratify the Appointment of Independent Registered Public Accounting Firm (Proposal 3)”.

The Audit Committee considered the non-audit services provided by Ernst & Young LLP in fiscal year 2008 and determined that engaging Ernst & Young LLP to provide those services is compatible with and does not impair Ernst & Young LLP’s independence.

In fulfilling its responsibilities, the Audit Committee met with Ernst & Young LLP, with and without management present, to discuss the results of their examinations and the overall quality of the Company’s financial reporting. The Audit Committee considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that it determined appropriate.

Based on its review of the audited financial statements and discussions with, and the reports of, management and Ernst & Young LLP, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC.

The Audit Committee has appointed Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009, subject to the approval of shareholders.

Audit Committee

Ian G.H. Ashken, Chairman
James N. Hauslein
William P. Lauder

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth the beneficial ownership of our common stock and Series A voting preferred stock as of March 13, 2009 by the following individuals or entities:

•	each person who beneficially owns more than 5% of the outstanding shares of our capital stock;

•	the individuals who are our Co-Chief Executive Officers, Chief Financial Officer and three other most highly compensated executive officers;

•	the individuals who are our directors; and

•	the individuals who are our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of our capital stock shown as beneficially owned, subject to applicable community property laws. As of March 13, 2009, 245,730,270 shares of our common stock and 58,904,993 shares of our Series A voting preferred stock were issued and outstanding. In computing the number of shares of our capital stock beneficially owned by a person and the percentage ownership of that person, shares of our capital stock that will be subject to warrants or convertible securities held by that person that are currently exercisable or convertible or that are exercisable or convertible within 60 days of March 13, 2009 are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person. None of the shares of our common stock or Series A voting preferred stock owned by any of our directors or officers have been pledged as security. The business address of Messrs. Gottesman, Roman, White, San Miguel, Rojek, Hauslein and Lauder and of Lavender Heights Capital LP is c/o GLG Partners, Inc., 399 Park Avenue, 38th Floor, New York, New York 10022. The business address of Mr. Lagrange and of Sage Summit LP is c/o GLG Partners LP, One Curzon Street, London W1J 5HB, England.

				Pro Forma
			Approximate	Approximate
			Percentage	Percentage
			of Outstanding	of Outstanding
	Number of Shares		Common Stock	Common Stock
	of Common Stock		Beneficially	Beneficially
Name of Beneficial Owner and Management	Beneficially Owned		Owned †	Owned ††

Lehman Brothers Holdings, Inc.(1)	33,762,690		13.7%	11.1%
Lansdowne Partners Limited Partnership(2)	19,837,389		8.1%	6.5%
FMR LLC(3)	17,775,438		7.2%	5.8%
Berggruen Holdings North America Ltd.(4)	14,882,700		5.9%	4.8%
Marlin Equities II, LLC(5)	12,173,200		4.9%	3.9%
Sage Summit LP(6)	159,586,912	(12)(13)(14)(15)	52.4%	52.4%
Lavender Heights Capital LP(6)	159,586,912	(12)(13)(14)(15)	52.4%	52.4%
Noam Gottesman(6)(7)	160,367,312	(12)(13)(14)(15)	52.4%	52.6%
Pierre Lagrange(6)(7)	160,367,312	(12)(13)(14)(15)	52.6%	52.6%
Emmanuel Roman(6)(7)	160,367,312	(12)(13)(14)(15)	52.6%	52.6%
Ian G.H. Ashken(8)	1,000,000		*	*
Martin E. Franklin(5)	12,173,200		4.9%	3.9%
James N. Hauslein	51,201		*	*
William P. Lauder	51,201		*	*
Simon White(9)	220,000		*	*
Jeffrey M. Rojek(10)	35,635		*	*
Alejandro San Miguel(11)	251,565		*	*
All directors and executive officers as a group (10 individuals)	174,150,114		56.3%	56.3%

†	Does not include as outstanding 58,904,993 shares of our common stock into which 58,904,993 Exchangeable Shares and 58,904,993 associated shares of Series A voting preferred stock beneficially owned by Noam Gottesman and the Trustee of the Gottesman GLG Trust may be exchanged by the holder thereof at any time and from time to time, other than with respect to Sage Summit LP, Lavender Heights Capital LP and Messrs. Gottesman, Lagrange and Roman.

††	Assumes 304,655,915 shares of our common stock are issued and outstanding upon the exchange of 58,904,993 Exchangeable Shares and 58,904,993 associated shares of Series A voting preferred stock beneficially owned by Noam Gottesman and the Trustee of the Gottesman GLG Trust.

*	Less than 1%

(1)	Based on a Form 4 filed on September 12, 2008, Lehman (Cayman Islands) Ltd (“LCI”) holds 33,659,998 shares of our common stock, Lehman Brothers Inc. (“LBI”) holds 95,092 shares and 3,150 shares included in units and Lehman Brothers Special Financing Inc. holds 1,300 shares. The warrants included in the units are exercisable for 3,150 shares of common stock beginning on December 21, 2007. LCI and LBI are wholly owned subsidiaries of Lehman Brothers Holdings, Inc. The business address of Lehman Brothers Holdings, Inc. is 1271 Avenue of the Americas, 45th Floor, New York, New York 10020.

(2)	Based on a Schedule 13G filed on February 17, 2009 by Lansdowne Partners Limited Partnership (“Lansdowne Partners”) and Lansdowne UK Equity Fund Limited (“Lansdowne UK”, and together with Lansdowne Partners, “Lansdowne”), Lansdowne Partners is the investment adviser of Lansdowne UK. Lansdowne holds 19,837,389 shares of our common stock as to which (i) Lansdowne Partners has sole voting and dispositive power with respect to 3,166,371 shares and (ii) Lansdowne Partners and Lansdowne UK have shared voting control and dispositive power with respect to 16,671,018 shares. Lansdowne Partners disclaims beneficial ownership of any of these securities, except for its pecuniary interest therein. The business address of Lansdowne Partners is 15 Davies Street, London W1K 3AG, England and the business address of Lansdowne UK is c/o Fortis Prime Fund Solutions Administration Services (Ireland) Limited, Fortis House, Park Lane, Spencer Dock, Dublin 1, Ireland.

(3)	Based on a Schedule 13G filed on February 17, 2009, FMR, LLC holds 17,775,438 shares of our common stock. Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR, LLC, holds 16,421,338 shares of our common stock as a result of acting as investment advisor to various investment companies (“Funds”). Edward C. Johnson 3rd, Chairman of FMR, LLC, and FMR, LLC, through its control of Fidelity, and the Funds each has sole power to dispose of the shares owned by the Funds. Neither FMR, LLC nor Mr. Johnson has the sole power to vote the shares owned directly by the Funds, which power resides with the Funds’ boards of trustees. The business address of Fidelity is 82 Devonshire Street, Boston, Massachusetts 02109. Fidelity International Limited (“FIL”) is the beneficial owner of 1,354,100 shares of our common stock. FIL and various foreign-based subsidiaries provide investment advisory services to a number of non-U.S. investment companies and certain institutional investors. Partnerships controlled by members of the family of Mr. Johnson, or trusts for their benefit, own shares of FIL with the right to cast approximately 47% of the total votes. The business address of FIL is Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda. FMR, LLC and FIL are separate and independent entities and their boards of directors are generally composed of different individuals. FMR, LLC and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Exchange Act and they therefore need not attribute to each other the beneficial ownership of securities owned by the other corporation. Though the shares held by the other corporation need not be aggregated for purposes of Section 13(d), FMR, LLC made the filing on a voluntary basis as if all shares were beneficially owned by FMR, LLC and FIL jointly.

(4)	Based on a Schedule 13D filed on November 13, 2007, Berggruen Acquisition Holdings Ltd (“BAH”) owns 5,923,200 shares included in founders’ units and Berggruen Holdings North America Ltd. (“Berggruen Holdings”) owns 4,209,500 shares, of which 2,500,000 are included in co-investment units. The amount shown in the table above includes an aggregate of 4,750,000 shares of common stock issuable upon exercise of sponsors’ warrants and co-investment warrants, all of which are exercisable beginning on December 21, 2007 but excludes 5,923,200 shares of common stock issuable upon exercise of founders’ warrants which are not exercisable within 60 days of March 13, 2009. BAH is a direct subsidiary of Berggruen Holdings. Berggruen Holdings is a direct, wholly owned subsidiary of Berggruen Holdings Ltd. (“BHL”) and the managing and majority shareholder of BAH. All of the outstanding capital stock of BHL is owned by the Tarragona Trust (“Tarragona”). The trustee of Tarragona is Maitland Trustees Limited, a BVI corporation acting as an institutional trustee in the ordinary course of business without the purpose or effect of changing or influencing control of us. Nicolas Berggruen is a director of BHL. Mr. Berggruen may be considered to have beneficial ownership of BAH’s interests in us and disclaims beneficial ownership of any shares in which he does not have a pecuniary interest. The principal business address of each of BAH, Berggruen Holdings and BHL is 1114 Avenue of the Americas, 41st Floor, New York, New York 10036. The principal business address of Mr. Berggruen is 9-11 Grosvenor Gardens, London, SW1W OBD, United Kingdom. The principal business address of Tarragona is 9 Columbus Centre, Pelican Drive, Road Town, Tortola, British Virgin Islands.

(5)	Based on a Schedule 13D filed on November 13, 2007, Marlin Equities II, LLC owns 5,923,200 shares and 5,923,200 founders’ warrants included in founders’ units and 2,250,000 sponsors’ warrants and Martin Franklin owns 2,000,000 shares and 2,000,000 co-investment warrants included in co-investment units. The amount shown in the table includes an aggregate of 4,250,000 shares of common stock issuable upon exercise of sponsors’ warrants and co-investment warrants, all of which are exercisable beginning on December 21, 2007 and excludes 5,923,200 shares of common stock issuable upon exercise of founders’ warrants which are not exercisable within 60 days of March 13, 2008. Mr. Franklin is the sole managing member of Marlin Equities II. Mr. Franklin may be considered to have beneficial ownership of Marlin Equities II’s interests in us. Mr. Franklin disclaims beneficial ownership of any shares, or warrants, as the case may be, in which he does not have a pecuniary interest. The business address of Marlin Equities II and Mr. Franklin is 555 Theodore Fremd Avenue, Suite B-302, Rye, New York 10580.

(6)	Represents shares held by the parties to a Voting Agreement, dated as of June 22, 2007, as amended, among the Principals, the Trustees, Lavender Heights Capital LP, Sage Summit LP, Jackson Holding Services Inc., Point Pleasant Ventures Ltd. and us. Each of the parties to the Voting Agreement disclaims beneficial ownership of shares held by the other parties to the Voting Agreement (except each Principal with respect to his respective Trustee).

(7)	Includes 390,200 shares of common stock included in units held by certain investment funds managed by us (the “GLG Funds”). The warrants included in the units are exercisable for 390,200 shares of our common stock beginning on December 21, 2007. Each of the Principals serves as a Managing Director of GLG Partners Limited, the general partner of GLG Partners LP. GLG Partners LP serves as the investment manager of the GLG Funds that have invested in the 390,200 units. GLG Partners LP, as investment manager of the GLG Funds, may be deemed the beneficial owner of all of our securities owned by the GLG Funds. GLG Partners Limited, as general partner of GLG Partners LP, may be deemed the beneficial owner of all of our securities owned by the GLG Funds. Each of the Principals, as a Managing Director of GLG Partners Limited with shared power to exercise investment discretion, may be deemed the beneficial owner of all of our securities owned by the GLG Funds. Each of GLG Partners LP, GLG Partners Limited and the Principals disclaims beneficial ownership of any of these securities, except for their pecuniary interest therein.

(8)	Includes 400,000 and 100,000 shares of common stock included in co-investment units owned by Ian Ashken and Tasburgh LLC, respectively, and an aggregate of 500,000 shares issuable upon the exercise of the co-investment warrants, which are exercisable beginning on December 21, 2007. Mr. Ashken is the majority owner and managing member of Tasburgh LLC. Mr. Ashken is also a member of Marlin Equities II, LLC, but does not have or share voting or dispositive power of shares held by Marlin Equities II. The business address for Mr. Ashken and Tasburgh LLC is 555 Theodore Fremd Avenue, Suite B-302, Rye, New York 10580.

(9)	Mr. White is entitled to receive 440,000 shares under the equity participation plan, 25% of which he received upon consummation of the acquisition of GLG (described below), 25% of which he received on the first anniversary of the consummation of the acquisition of GLG and the remaining 50% of which will be distributed to him in equal installments of 25% each on the second and third anniversaries of the consummation of the acquisition of GLG.

(10)	Mr. Rojek was awarded 38,670 shares of restricted stock which vest in four equal installments in 2009, 2010, 2011 and 2012, for each vesting date, subject to our having achieved certain minimum levels of net assets under management as of the immediately preceding February 28.

(11)	Mr. San Miguel was awarded 253,631 shares of restricted stock subject to vesting as follows: 105,263 shares vest in four equal installments on November 2, 2008, 2009, 2010 and 2011; 74,184 shares vest in four equal installments on November 2, 2009, 2010, 2011 and 2012; and 74,184 shares vest in four equal installments on November 2, 2010, 2011, 2012 and 2013, for each vesting date, subject to our having achieved certain minimum levels of net assets under management as of the immediately preceding October 31.

(12)	Includes 12,851,142 and 8,567,429 shares beneficially owned by Sage Summit LP and Lavender Heights Capital LP, respectively. The Trustees are the directors of the general partner of each of these limited partnerships. The Principals may be deemed beneficial owners of the foregoing shares. Each of the Principals disclaims beneficial ownership of any of these securities.

(13)	Includes 58,900,370 Exchangeable Shares and 58,900,370 associated shares of Series A voting preferred stock beneficially owned by the Gottesman GLG Trust and 4,623 Exchangeable Shares, 4,623 shares of Series A voting preferred stock and 1,309,664 shares of common stock beneficially owned by Mr. Gottesman. Each Exchangeable Share is exchangeable by the holder at any time and from time to time into one share of our common stock, and each share of Series A voting preferred stock will be automatically redeemed upon the exchange of an Exchangeable Share.

(14)	Includes 58,900,370 and 4,623 shares beneficially owned by the Lagrange GLG Trust and Mr. Lagrange, respectively.

(15)	Includes 18,698,529 and 350,162 shares beneficially owned by the Roman GLG Trust and Mr. Roman, respectively.

On November 2, 2007, our predecessor, Freedom Acquisition Holdings, Inc., acquired GLG Partners LP and certain affiliated entities (“GLG”). In connection with the acquisition, the shareholders of GLG received a combination of cash and our stock. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K accompanying this proxy statement for a description of our acquisition of GLG. As a result, the Principals and their Trustees, together with certain other parties to the voting agreement, acquired voting control of the Company. See “Certain Relationships and Transactions with Related Persons — Voting Agreement” for a description of the voting agreement.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes the material elements of compensation in 2008 for our executive officers identified in the Summary Compensation Table (our “Named Executive Officers”).

Our compensation philosophy has been to create a system that rewards the Principals, key personnel and all other employees for performance. The primary objectives of our compensation programs are to (1) attract, motivate and retain talented and dedicated senior management and other key personnel and (2) link annual compensation to both individual performance and fund performance, together with our overall financial results. We believe this aligns the interests of our senior management and other key personnel with those of the investors in investment funds managed by us (the “GLG Funds”). To achieve these objectives, we compensate our senior management and other key personnel with a combination of fixed salary, discretionary bonus and cash distributions or limited partner profit shares. Compensation for our Named Executive Officers and certain designated key personnel and employees is determined by the Compensation Committee of our board of directors, following the recommendation of our Co-Chief Executive Officers. Compensation for all other key personnel and employees is determined by our Co-Chief Executive Officers and Mr. Lagrange, subject to oversight by the Compensation Committee of our board of directors. We set compensation at levels that we believe are competitive against compensation offered by other alternative asset managers and leading investment banks, primarily in London, against whom we compete for senior management and other key personnel, while taking into account the performance of the GLG Funds and managed accounts. Historically, our management has paid primarily cash compensation and has focused on the total compensation package paid to the Principals, senior management and key personnel. However, the most significant portion of the remuneration paid by us to our senior management and key personnel (other than the Principals) has been and is expected to continue to be in the form of discretionary bonuses and discretionary limited partner profit share. We believe these forms of remuneration are important to align the interests of our senior management and key personnel with those of investors in the GLG Funds.

In determining compensation levels, we took into account various factors such as market compensation paid by other leading alternative asset managers generally. This is achieved by:

•	discussions with other investment professionals and peer groups from other alternative asset managers;

•	discussions with professional advisors about market rates across the industry;

•	discussions with recruitment agencies used by us and review of salary surveys generated by recruitment agencies; and

•	publicly available information ascertained via various means, such as newspapers, magazines, the Internet and reports such as the Hedge Fund Compensation Report.

We did not formally benchmark our compensation arrangements against any specific list of companies, nor did we maintain a certain target percentile within a peer group. Direct comparison may not be possible as elements of individual compensation would vary from firm to firm by virtue of a number of factors, including, among other things:

•	different levels of equity ownership;

•	varying responsibilities;

•	roles and years of service of each individual;

•	the amount of assets under management (“AUM”);

•	the investment performance;

•	the firm size; and

•	differing reinvestment requirements.

As described below under “— Long-Term Incentive Compensation”, as a public company, we also have the ability to make equity-based awards to our Named Executive Officers.

Salary and Bonus

Base salaries have generally been based upon an individual’s scope of responsibilities, level of experience, amounts paid to comparable individuals (both within and outside of our company) and length of service. Discretionary annual bonuses have generally been based on individual performance in absolute and qualitative terms, as well as team performance and our overall performance, and are designed to reward high-performing key personnel and employees who drive our results and provide an incentive to sustain this performance in the long-term. Discretionary annual bonuses are based in part on the individual’s contribution to the generation of profits by our subsidiaries which employ the individual, taking into account the nature of the services provided by the individual, his or her seniority and the performance of the individual during the fiscal year. In addition, as a significant portion of the discretionary annual bonus is performance-based, our management also takes into account performance during the year both absolutely and based on established goals for us to generate revenue and profits, leadership qualities of the individual, the individual’s contribution to the growth of the business, operational performance, business responsibilities, length of service, current compensation arrangements and long-term potential to enhance the value for investors in the GLG Funds. Specific factors affecting compensation decisions include:

•	key financial measures, such as fee revenue, operating profit, fund inflows and fund performance;

•	promoting commercial excellence, including by creating new product or investment ideas, improving fund performance, introducing new clients, growing AUM, being a leading market player or attracting and retaining other talented individuals and investors;

•	achieving excellence and respect among senior management, peers and other employees; and

•	enhancing the growth and reputation of our business as a whole.

Although we do not set specific financial performance targets for the individual based on any quantitative formula, the key factors and financial measurements discussed above will be considered together with management’s judgment about each individual’s performance in determining the appropriate discretionary annual bonus in light of our fiscal year performance. For 2008, we paid discretionary bonuses to certain employees (other than the Named Executive Officers) in the form of awards of unrestricted stock. See “— Long-Term Incentive Compensation” below.

Under employment agreements with each of Messrs. Gottesman, Roman, Lagrange, Rojek, White and San Miguel, the salaries of Messrs. Gottesman, Roman, Lagrange and White were set at levels that we believe to be reasonable given their duties, responsibilities and contributions to the Company and the salaries of Messrs. Rojek and San Miguel were set at levels that we believe to be reasonable given their duties, responsibilities and contributions to the Company and that we believe to be comparable to those provided to executives with similar responsibilities at other companies in our industry.

Noam Gottesman.  Effective as of November 2, 2007, Mr. Gottesman, our Chairman of the Board and Co-Chief Executive Officer, entered into substantially identical employment agreements with each of GLG Partners LP, GLG Partners Services LP and the Company, pursuant to which he receives an aggregate annual salary of $1,000,000 each calendar year. The employment agreements with GLG Partners LP and GLG Partners Services LP, two of our primary operating subsidiaries, were replacements of prior employment agreements with those entities pursuant to which Mr. Gottesman serves as co-CEO and managing director of GLG Partners LP and provides, among other things, marketing, promotion, client solicitation and other client relation services with respect to the GLG Funds and managed accounts to GLG Partners Services LP. Upon the consummation of the acquisition of GLG Partners LP and certain affiliated entities (“GLG”) on November 2, 2007, Mr. Gottesman entered into the employment agreement with the Company with respect to his additional duties as our Chairman of the Board and Co-Chief Executive Officer. In addition, under Mr. Gottesman’s current employment agreements, he is eligible to receive a discretionary bonus and equity incentive awards, including under our 2007 Long-Term Incentive Plan (the “2007 LTIP”), except that the parties agreed that no awards would be granted to him for 2007 and no awards were granted in 2008. Effective April 1, 2009 and through December 31, 2009, at Mr. Gottesman’s request, his annual salary under each of his employment agreements has been reduced for the remainder of 2009 to $1.

Pierre Lagrange.  Effective as of November 2, 2007, Mr. Lagrange, a Senior Managing Director of our GLG Partners LP subsidiary, entered into substantially identical employment agreements with each of GLG Partners LP and GLG Partners Services Limited, pursuant to which he receives an aggregate annual salary of $1,000,000 each calendar year. The employment agreements with GLG Partners LP and GLG Partners Services Limited, two of our primary operating subsidiaries, were replacements of prior employment agreements with those entities pursuant to which Mr. Lagrange serves as senior managing director of GLG Partners LP and provides, among other things, marketing, promotion, client solicitation and other client relation services with respect to the GLG Funds and managed accounts to GLG Partners Services Limited. In addition, under Mr. Lagrange’s current employment agreements, he is eligible to receive a discretionary bonus and equity incentive awards, including under our 2007 LTIP, except that the parties agreed that no awards would be granted to him for 2007 and no awards were granted in 2008. Effective April 1, 2009 and through December 31, 2009, at Mr. Lagrange’s request, his annual salary under each of his employment agreements has been reduced for the remainder of 2009 to $1.

Emmanuel Roman.  Effective as of November 2, 2007, Mr. Roman, our Co-Chief Executive Officer, entered into substantially identical employment agreements with each of GLG Partners LP, GLG Partners Services LP and the Company, pursuant to which he receives an aggregate annual salary of $1,000,000 each calendar year. The employment agreements with GLG Partners LP and GLG Partners Services LP, two of our primary operating subsidiaries, were replacements of prior employment agreements with those entities pursuant to which Mr. Roman serves as co-CEO and managing director of GLG Partners LP and provides, among other things, marketing, promotion, client solicitation and other client relation services with respect to the GLG Funds and managed accounts to GLG Partners Services LP. Upon the consummation of the acquisition of GLG on November 2, 2007, Mr. Roman entered into the employment agreement with the Company with respect to his additional duties as our Co-Chief Executive Officer. In addition, under Mr. Roman’s current employment agreements, he is eligible to receive a discretionary bonus and equity incentive awards, including under our 2007 LTIP, except that the parties agreed that no awards would be granted to him for 2007 and no awards were granted in 2008. Effective April 1, 2009 and through December 31, 2009, at Mr. Roman’s request, his annual salary under each of his employment agreements has been reduced for the remainder of 2009 to $1.

Jeffrey M. Rojek.  Pursuant to his employment agreement with the Company, Mr. Rojek serves as Chief Financial Officer of the Company and receives: an annual salary of $400,000; an annual bonus equal to at least $600,000 for each of the first two years of his employment, a portion of which may be conditioned upon the achievement of performance goals; an initial award of 38,670 shares of restricted stock under the 2007 LTIP and a second grant of shares of restricted stock under the 2007 LTIP with an aggregate grant date value of $500,000 to be made on or about the first anniversary of his employment with the Company (which was awarded on March 18, 2009); and other benefits as set forth in the employment agreement. Mr. Rojek is also eligible to receive a discretionary cash bonus and to receive equity incentive awards, including under the 2007 LTIP and the 2009 LTIP (if approved). For 2009, Mr. Rojek will receive base salary of $400,000 and a guaranteed minimum cash bonus of $600,000 under the terms of his employment agreement. In addition, he will be eligible for a discretionary performance compensation award of up to $1 million, subject to satisfaction of certain performance goals, as described under “— Performance Compensation Awards — 2009”.

Simon White.  Pursuant to an employment agreement with the Company, Mr. White serves as Chief Operating Officer of the Company. Under the terms of his employment agreement, Mr. White receives an annual salary of $500,000 and other benefits as set forth in the employment agreement. Mr. White is also eligible to receive a discretionary cash bonus and to receive equity incentive awards, including under the 2007 LTIP and the 2009 LTIP (if approved). Mr. White also participates in the limited partner profit share arrangement and equity participation plan described under “— Distributions and Limited Partner Profit Shares” below. On November 2, 2007, Mr. White’s interest letter with Laurel Heights LLP was amended to provide that he will no longer receive any monthly partnership draw from Laurel Heights LLP, but he will continue to be eligible for discretionary partnership profit allocations. For 2009, Mr. White will receive base salary of $500,000 and will be eligible for a discretionary performance compensation award of up to $1 million, subject to satisfaction of certain performance goals, as described under “— Performance Compensation Awards — 2009”. In addition, Mr. White will vest in $500,000 in cash and 110,000 shares of common stock on November 2, 2009, representing the vesting of the third installment of his interests in cash and stock proceeds from the acquisition of GLG by us under the equity participation plan described under “— Other Equity-Based Compensation”. See also “Certain Relationships and Transactions With Related Persons — Equity Participation Plan”.

Alejandro San Miguel.  Pursuant to his employment agreement with the Company, Mr. San Miguel serves as General Counsel and Corporate Secretary of the Company and receives: an annual salary of $500,000; an annual bonus equal to at least $1.0 million, a portion of which may be conditioned upon the achievement of performance goals; an award of 253,631 shares of restricted stock under the 2007 LTIP; and other benefits as set forth in the employment agreement. Mr. San Miguel is also eligible to receive a discretionary cash bonus and to receive equity incentive awards, including under the 2007 LTIP and the 2009 LTIP (if approved). For 2009, Mr. San Miguel will receive base salary of $500,000 and a guaranteed minimum cash bonus of $500,000 under the terms of his employment agreement. In addition, he will be eligible for a discretionary performance compensation award of up to $1 million, subject to satisfaction of certain performance goals and certain minimum guaranteed amounts under the terms of his employment agreement, as described under “— Performance Compensation Awards — 2009”.

Performance Compensation Awards

2008. The 2007 LTIP was designed so that the payment of performance compensation awards under the plan would be deductible under Section 162(m) of the Internal Revenue Code. For 2008, the Compensation Committee established performance goals with respect to a bonus pool amount that would be available for cash payments and made performance compensation awards under the plan to Messrs. White, Rojek and San Miguel on March 28, 2008 under which these executive officers would be eligible to receive cash performance compensation payments from the available bonus pool. Messrs. Gottesman, Roman and Lagrange did not receive any performance compensation awards for 2008. Under the awards, the Compensation Committee established a notional bonus pool amount of $9.0 million for 2008, which would be available for cash payments to the eligible executive officers if the performance goals were satisfied. The actual bonus pool amount is equal to the percentage of the target amount of net AUM of $24.6 billion achieved by the Company as of December 31, 2008, multiplied by the notional bonus pool amount, subject to a maximum bonus pool amount of $9.0 million (which would be achieved at 100% of the target net AUM amount). No bonus pool would be available and no bonus would be paid if net AUM fell below the minimum performance target amount of $15.0 billion. The top net AUM threshold was set at a level that would be achievable if the Company met its 2008 business plan (as contemplated at the time of the awards). The minimum net AUM threshold necessary to fund the bonus pool amount was set at a level that could be surpassed even in a very difficult business environment with significant declines in net AUM. Based on the Company’s 2008 performance, the actual amount available for the bonus pool was $5,487,805.

Under the awards, the 2008 performance compensation amounts for each individual eligible executive officer were determined by the Compensation Committee in its sole discretion, subject to the maximum amounts of the actual bonus pool amount allocable to each of Messrs. White, Rojek and San Miguel being one-third of the actual bonus pool amount, or $1,829,268. As described below, the Compensation Committee exercised negative discretion to allocate less than all of the actual bonus pool amount to the eligible executive officers within such maximums. To the extent the Compensation Committee allocated less than the maximum amount to an eligible executive officer, the unallocated amount was not available for allocation to any other eligible executive officer. The Company’s philosophy is to have a significant amount of performance-based compensation for its executive officers that is tied to the performance and profitability of the business. The specific criteria the Compensation Committee considered in making its bonus allocation decisions for each individual eligible executive officer in exercising its discretionary authority were the individual executive officer’s responsibilities, achievements, contributions to the performance of the Company for 2008 and our results of operations. The actual 2008 bonus amounts paid to each of Messrs. White, Rojek and San Miguel were $500,000, $1,183,288 and $1,300,000, respectively. Mr. White’s bonus amount was paid to him in the form of a discretionary limited partner profit share distribution.

2009. The 2009 LTIP, which is subject to shareholder approval at the Annual Meeting, has been designed so that the payment of performance compensation awards under the plan would be deductible under Section 162(m) of the Code. On March 24, 2009, the Compensation Committee established performance goals for 2009 with respect to a bonus pool amount that would be available for cash payments and made performance compensation awards under the 2009 LTIP to Messrs. Rojek, White and San Miguel, subject to shareholder approval of the 2009 LTIP, under which these executive officers would be eligible to receive cash performance compensation payments from the available bonus pool. Messrs. Gottesman, Roman and Lagrange did not receive any performance compensation awards for 2009. Under the awards to Messrs. Rojek, White and San Miguel, the Compensation Committee established a notional bonus pool amount of $3.0 million for 2009, 100% of which would be available for cash payments to the eligible executive officers if any of the following performance goals (the “Primary Performance Goals”) are satisfied:

•	gross AUM achieved by the Company as of December 31, 2009 is at least $18.0 billion;

•	the closing price of the Company’s common stock as of December 31, 2009 is at least 150% of the closing price of the Company’s common stock on December 31, 2008 of $2.27 per share; or

•	during the year ending December 31, 2009, the Company enters into one or more transactions for the acquisition (whether by acquisition of stock or assets, by merger or otherwise) of at least:

•	$8.0 billion of gross AUM of long-only assets;

•	$2.0 billion of gross AUM of alternative strategy assets; or

•	$1 billion of gross AUM of alternative strategy assets and $4.0 billion of gross AUM of long-only assets.

The pending acquisition of Société Générale Asset Management UK (“SGAM UK”), which was entered into in 2008, will not be considered for purposes of this performance goal.

If none of the Primary Performance Goals are achieved, then a specified percentage (10% or 25%) of the notional bonus pool amount would be available for cash payments to the eligible named executive officers for each of the following secondary performance goals for 2009 (the “Secondary Performance Goals”) that are satisfied: (i) certification by the Company to the agent under the Company’s credit facilities of compliance with such credit facilities; (ii) reducing the Company’s general and administrative (“G&A”) expenses, determined in accordance with US generally accepted accounting principals for inclusion in the Company’s audited consolidated financial statements for the year ended December 31, 2009, to less than $95 million (excluding G&A expenses related to the acquisition of SGAM UK and to the acquired SGAM UK entities and G&A expenses related to any other acquisition transaction, whether or not consummated, or to any acquired entities); (iii) an increase in gross AUM from US clients by more than 50% year over year; (iv) $500 million or more in aggregate gross AUM inflows from Asian and/or Middle Eastern clients during the year; and (v) completion of a specified post-acquisition project for the integration of the acquired SGAM UK companies by December 31, 2009. If more than one of the Secondary Performance Goals are achieved, in no event will the total amount of the actual bonus pool available exceed $3.0 million.

Under the awards, the 2009 performance compensation amounts for each individual eligible executive officer will be determined by the Compensation Committee in its sole discretion, subject to the maximum amounts of the actual bonus pool amount allocable to each of Messrs. White, Rojek and San Miguel being one-third of the actual bonus pool amount each. The Compensation Committee retains the sole authority to exercise negative discretion to allocate all, less than all or none of the actual bonus pool amount to the eligible executive officers within such maximums, except in the case of Mr. San Miguel, who is entitled to a minimum guaranteed amount under the terms of his employment agreement equal to $500,000 if any of the Primary Performance Goals are satisfied or a minimum amount based on the aggregate percentage of his maximum notional bonus pool amount achieved, not to exceed $500,000, if one or more of the Secondary Performance

Goals are satisfied. If the Compensation Committee allocates less than the maximum amount to an eligible executive officer, the unallocated amount will not be available for allocation to any other eligible executive officer. The Company’s philosophy is to have a significant amount of performance-based compensation for its executive officers that is tied to the performance and profitability of the business. While the specific criteria the Compensation Committee will consider in making its bonus allocation decisions for each individual eligible executive officer have not yet been determined and will not be determined until a later date, we expect that the Compensation Committee (which is comprised of independent directors) in exercising its discretionary authority will consider, among other things, the individual executive officer’s responsibilities, achievements, contributions to the performance of the Company for 2009, our results of operations, share price, earnings per share and adjusted net income per non-GAAP weighted average fully diluted shares for 2009, the performance of our funds and our success in attracting and retaining AUM for 2009.

Distributions and Limited Partner Profit Shares

Prior to our acquisition of GLG in November 2007, the Principals had direct and indirect ownership interests in certain GLG entities, principally GLG Partners LP and GLG Partners Services LP, through which they were entitled to receive distributions of profits earned by these GLG entities. In addition, GLG sought to align the interests of its non-principal senior management and other key personnel with those of the investors in the GLG Funds through the limited partner profit share arrangement. Under this arrangement, these individuals have direct or indirect profits interests in these GLG entities, which entitles these individuals to receive distributions of profits derived from the fees earned by these GLG entities. Prior to an acquisition of GLG, each of these individuals received the majority of his or her economic benefit in the form of distributions in respect of his or her ownership interests in these GLG entities, in the case of the Principals, and limited partner profit shares, in the case of non-principals. Following the acquisition of GLG, the Principals no longer receive distributions of profits earned by the GLG entities.

Of our Named Executive Officers, only Mr. White participates in the limited partner profit share arrangement.

Participants in the limited partner profit share arrangement are paid base limited partner profit share generally based on the individual’s scope of responsibilities, level of experience, amounts paid to comparable individuals (both within and outside of our company) and length of service. Discretionary limited partner profit share is based on the individual’s contribution to the generation of profits by GLG Partners LP and GLG Partners Services LP, taking into account the nature of the services provided to us by each individual, his or her seniority and the performance of the individual during the period.

A significant portion of the distributions received by senior management and key personnel who participate in the limited partner profit share arrangement historically has been performance-based. In making compensation decisions, management has taken in the past, and is expected to continue to take in the future, into account performance during the year both absolutely and against established goals for our company to generate revenue and profits, leadership qualities of the individual, the individual’s contribution to the growth of the business, operational performance, business responsibilities, length of service, current compensation arrangements and long-term potential to enhance value for investors in the GLG Funds. Specific factors affecting compensation decisions include:

•	key financial measurements such as fee revenue, operating profit, fund inflows and fund performance;

•	promoting commercial excellence, including by creating new product or investment ideas, improving fund performance, introducing new clients, growing AUM, being a leading market player or attracting and retaining other talented individuals and investors;

•	achieving excellence and respect among the senior management, peers and other employees; and

•	enhancing the growth and reputation of our business as a whole.

Although we do not set specific financial performance targets for the individual based on any quantitative formula, the key factors and financial measurements listed will be considered together with management’s judgment about each individual’s performance in determining the appropriate compensation in light of our current year performance. We believe that this approach provides us with the flexibility to allocate profits based on individual performance in the context of our overall performance each year, as determined in its sole discretion.

For 2008, Mr. White received a discretionary limited profit share distribution of $500,000, representing the payment of his 2008 performance compensation award described above under “— Performance Compensation Awards”. For 2008, we paid discretionary bonuses to certain key personnel who participate in the limited partner profit share arrangement in the form of awards of unrestricted stock. See “— Long-Term Incentive Compensation” below.

We believe that our philosophy of seeking to align the interests of our key personnel with those of the investors in the GLG Funds has been a key contributor to our growth and successful performance. The Principals, their Trustees and certain of the key personnel participating in the equity participation plan agreed to invest in the GLG Funds at least 50% of the excess of the cash proceeds they received in the acquisition over the aggregate amount of any taxes payable on their respective portion of the purchase price, further aligning their interests with those of the investors in these funds. The Principals, their Trustees and these key personnel invested a portion of the cash proceeds from the sale of GLG representing approximately $373 million of net AUM in the GLG Funds as of December 31, 2008 and pay the same fees and invest on the same terms as other investors. The determination of the GLG Funds into which our key personnel participating in the equity participation plan invest the proceeds of the acquisition and the amounts to be invested in each GLG Fund are made by the general partners of Sage Summit LP and Lavender Heights Capital LP, respectively, the vehicles through which the equity participation plan is implemented, in consultation with certain of our key personnel. The general partners of these limited partnerships are Sage Summit Ltd. and Mount Garnet Limited. The directors of Sage Summit Ltd. are Leslie J. Schreyer and Jeffrey A. Robins, Trustees of the Gottesman and Roman GLG Trusts, respectively, and Nigel Bentley, an executive of the Trustee of the Lagrange GLG Trust. The directors of Mount Garnet Limited are Alejandro San Miguel and Leslie J. Schreyer. See “Certain Relationships and Transactions with Related Persons — Investment Transactions”.

Long-Term Incentive Compensation

On October 31, 2007, our shareholders approved the adoption of our 2007 Restricted Stock Plan and the 2007 LTIP. On February 2, 2009, our board of directors approved the adoption of our 2009 Long-Term Incentive Plan (the “2009 LTIP”), subject to shareholder approval. We believe the continued ownership by our senior management and key personnel of significant amounts of our common stock, either directly or indirectly through stock-based awards under the Restricted Stock Plan, the 2007 LTIP and the 2009 LTIP (if approved), will afford significant alignment with holders of our common stock. Our long-term incentive compensation will be delivered through the grant of shares of restricted stock to senior management, key personnel and employees under the plans.

Restricted stock will aid in the attraction and retention of our senior management, key personnel and employees and align the interests of these individuals with those of our shareholders. Restricted stock will have additional value for our senior management, key personnel and employees as the price of our common stock increases and our personnel remain employed by us for the period required for the shares of restricted stock to vest (typically over a period of four years), thus providing an incentive to remain employed with us.

The Compensation Committee or the Special Grant Committee, as the case may be, will determine all material aspects of the long-term incentive awards — who receives an award, the amount of the award, the grant price of the award (if any), the timing of the awards as well as any other aspect of the award it may deem material. When making its decisions regarding long-term incentives, the Compensation Committee or the Special Grant Committee may consider many factors. In addition to competitive market data, it may consider the number of shares of our common stock outstanding, the amount of equity incentives currently outstanding and the number of shares available for future grant under the plans. Furthermore, individual stock option awards may be based on many individual factors such as relative job scope and contributions made during the prior year and the number of shares held by individual members of our senior management, key personnel and employees.

In February 2009, we paid discretionary bonuses with respect to 2008 to certain of our key personnel (excluding any Named Executive Officers) in the form of awards of shares of unrestricted common stock in an aggregate amount of 28,290,535 shares under our 2007 LTIP. Historically, these discretionary bonuses would have been cash payments in the form of discretionary limited partner profit share distributions to personnel who are participants in the limited partner profit share arrangement and cash payments to employees. See “Certain Relationships and Transactions with Related Persons — Repurchase Program”.

Other Equity-Based Compensation

The equity participation plan provides certain key individuals with limited partnership interests in two limited partnerships, Sage Summit LP and Lavender Heights Capital LP, with the right to receive a percentage of the proceeds from the acquisition of GLG by us. Sage Summit LP and Lavender Heights Capital LP received collectively 15% of the total consideration of cash and our capital stock payable to the owners of the GLG entities in the acquisition. The equity participation plan is subdivided into an “Sub-Plan A” and a “Sub-Plan B”. These limited partnerships distributed to Sub-Plan A limited partners an aggregate of 25% of such amounts upon consummation of the acquisition of GLG, 25% on the first anniversary of the consummation of the acquisition, and the remaining 50% will be distributed to the limited partners in two equal installments upon vesting over a two-year period on the second and third anniversaries of the consummation of the acquisition, which vesting may be accelerated by the general partners of the limited partnerships. Sub-Plan B member entitlements vested 25% on the first anniversary of the consummation of the acquisition and the remaining 75% will vest in three equal installments over a three-year period on the second, third and fourth anniversaries of the consummation of the acquisition, subject to acceleration. The unvested portion of such amounts will be subject to forfeiture back to Sage Summit LP and Lavender Heights Capital LP (and not to the Company) in the event of termination of the individual as a limited partner prior to each vesting date, unless such termination is without cause after there has been a change in control of the Company or due to death or disability. Forfeited awards may be reallocated by Sage Summit LP and Lavender Heights Capital LP to their then existing or future limited partners (i.e., participants in the plan). Mr. White is the only Named Executive Officer who is a participant in the equity participation plan as an Sub-Plan A member and his interests under this plan are being accounted for in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 123 (Revised 2004), “Share-Based Payments” (“SFAS 123(R)”) and EITF Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” (“EITF 96-18”), and the related expense is included in the Summary Compensation Table with respect to Mr. White.

In addition, the Principals and the Trustees have entered into an agreement among principals and trustees which will provide that, in the event a Principal voluntarily terminates his employment with us for any reason prior to the fifth anniversary of the closing of the acquisition, a portion of the equity interests held by that Principal and his related Trustee as of the closing of the acquisition will be forfeited to the Principals who are still employed by us and their related Trustees. The agreement provides for vesting of 17.5% on the consummation of the Acquisition, and 16.5% on each of the first through fifth anniversaries of the acquisition. This arrangement is accounted for in accordance with SFAS 123(R) and is amortized into expense over the applicable vesting period using the accelerated method. As a result, following the completion of the acquisition, we recognize the amortization of non-cash equity-based compensation expenses associated with the vesting under the agreement among principals and trustees. However, since no amounts are payable by us to the Principals or the Trustees, these non-cash charges are not included in the Summary Compensation Table with respect to Messrs. Gottesman, Roman and Lagrange.

Personal Benefits

Our Named Executive Officers participate in a variety of retirement, health and welfare, and vacation benefits designed to enable the Company to attract and retain its workforce in a competitive marketplace.

Health and welfare and vacation benefits help ensure that the Company has a productive and focused workforce through reliable and competitive health and other benefits.

Perquisites

Our Named Executive Officers are provided a limited number of perquisites whose primary purpose is the Company’s desire to minimize distractions from the executives’ attention to the Company’s business. An item is not a perquisite if it is integrally and directly related to the performance of the executive’s duties. An item is a perquisite if it confers a direct or indirect benefit that has a personal aspect, without regard to whether it may be provided for some business reason or for the convenience of the Company, unless it is generally available on a non-discriminatory basis to all employees.

The principal perquisites offered to our Named Executive Officers in 2008 are life insurance premiums and health club memberships. Please see the Summary Compensation Table and accompanying narrative disclosures set forth in this proxy statement for more information on perquisites and other personal benefits we provide to our Named Executive Officers.

401(k) Plan

We maintain a 401(k) retirement plan intended to qualify under Sections 401(a) and 401(k) of the Internal Revenue Code. The plan is a defined contribution plan that covers all our U.S. employees who have been employed for three months or longer, including Messrs. Rojek and San Miguel, beginning on the date of employment. Employees may contribute up to $15,500 of their eligible compensation (subject to certain limits) as pretax, salary contributions. We have the option of matching the amount contributed by each employee and of making an additional annual discretionary profit-sharing contribution. We have not made any matching or profit-sharing contributions since the inception of the plan.

Severance and Change in Control Benefits

Severance and change in control benefits are designed to facilitate our ability to attract and retain executives as we compete for talented employees in a marketplace where such protections are commonly offered. The severance and change in control benefits found in the Named Executive Officers’ employment agreements are designed to encourage employees to remain focused on our business in the event of rumored or actual fundamental corporate changes. These benefits include continued base salary payments and health insurance coverage (typically for a one-year period), acceleration of the vesting of outstanding equity-based awards, such as restricted stock (without regard to the satisfaction of any time-based requirements or performance criteria).

Termination Provisions.  Our employment agreements with the Named Executive Officers provide severance payments and other benefits in an amount we believe is appropriate, taking into account the time it is expected to take a separated executive to find another job. The payments and other benefits are provided because we consider a separation to be a Company-initiated termination of employment that under different circumstances would not have occurred and which is beyond the control of separated executives. Separation benefits are intended to ease the consequences to an executive of an unexpected termination of employment. The Company benefits by requiring a general release from separated executives. In addition, the Company has included post-termination non-compete and non-solicitation covenants in certain individual employment agreements.

We consider it likely that it will take more time for higher-level employees to find new employment, and therefore senior management generally is paid severance for a longer period. Additional payments may be permitted in some circumstances as a result of individual negotiations with executives, especially where we desire particular non-disparagement, cooperation with litigation, non-competition and non-solicitation terms. See the descriptions of the individual employment agreements with the Named Executive Officers under “Certain Relationships and Transactions with Related Persons — Employment Agreements” for additional information.

Change of control provisions.  Under the Restricted Stock Plan and the 2007 LTIP and the award agreements under those plans, our restricted stock generally vests upon a change of control followed by a termination of or change in an executive’s employment, whether or not time vesting requirements or performance targets have been achieved. Under the employment agreements with our Named Executive Officers, other change of control benefits generally require a change of control, followed by a termination of or change in an executive’s employment (i.e., a “double trigger”). The Company believes that the “double trigger” provisions in the Restricted Stock Plan, 2007 LTIP and employment agreements with our Named Executive Officers are reasonable and in the best interests of shareholders as they will increase the likelihood that an executive will remain with the Company should a change of control event occur. In addition, the “double trigger” provisions in the employment agreements will help ensure that some change of control benefits will become due only if the Named Executive Officer’s employment actually terminates as a result of the change of control. It is expected that the 2009 LTIP and the award agreements under the 2009 LTIP will contain substantially similar change of control provisions.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Code limits our tax deductions relating to the compensation paid to Named Executive Officers, unless the compensation is performance-based and the material terms of the applicable performance goals are disclosed to and approved by our shareholders. All of our equity-based compensation and long-term incentive plans have received or are subject to receipt of shareholder approval and, to the extent applicable, were prepared with the intention that our incentive compensation would qualify as performance-based compensation under Section 162(m). While we intend to continue to rely on performance-based compensation programs, we are cognizant of the need for flexibility in making executive compensation decisions, based on the relevant facts and circumstances, so that the best interests of the Company and our shareholders are achieved. To the extent consistent with this goal and to help us manage our compensation costs, we attempt to satisfy the requirements of Section 162(m) with respect to those elements of our compensation programs that are performance-based, but reserve the right not to do so.

Accounting for Stock-Based Compensation

Effective January 1, 2006, we adopted Statement of SFAS 123(R), and began recording stock-based compensation expense in our financial statements in accordance with SFAS 123(R).

Certain Awards Deferring or Accelerating the Receipt of Compensation

Section 409A of the Code, enacted as part of the American Jobs Creation Act of 2004, imposes certain new requirements applicable to “nonqualified deferred compensation plans”. If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these new requirements, then all compensation deferred under the plan may become immediately taxable. The Company intends that awards granted under the 2007 LTIP and the 2009 LTIP (if approved) will comply with the requirements of Section 409A and intends to administer and interpret the 2007 LTIP and the 2009 LTIP (if approved) in such a manner.

Role of Executives and Others in Establishing Compensation

Our Co-Chief Executive Officers, Noam Gottesman and Emmanuel Roman, annually review the performance of the Named Executive Officers (other than their own, which are reviewed by the Compensation Committee), and meet on a case-by-case basis with each of the other Named Executive Officers to reach agreements with respect to salary adjustments and annual award amounts, which are then presented to the Compensation Committee for approval. The Compensation Committee can exercise discretion in modifying any recommended adjustments or awards to executives. There were two meetings of the Compensation Committee in 2008 and Messrs. Gottesman and Roman also attended those meetings in their capacity as the Special Grant Committee.

The day-to-day design and administration of benefits, including health and vacation plans and policies applicable to salaried employees in general are handled by our Human Resources, Finance and Legal Departments. Our Compensation Committee (or board of directors) remains responsible for certain fundamental changes outside the day-to-day requirements necessary to maintain these plans and policies.

Our board of directors has established a Special Grant Committee which consists of Messrs. Gottesman and Roman. This committee has full authority and power, pursuant to the Company’s Restricted Stock Plan, 2007 LTIP and 2009 LTIP (if approved) to make grants of restricted stock to participants under such plans, other than executive officers of the Company and certain designated employees, provided, that the aggregate number of shares subject to such restricted stock grants are limited to the maximum number of shares authorized under the respective plans; and provided, further, that the committee must report all grants to the Board of Directors at its first meeting following such grant.

The board has also delegated to the Co-Chief Executive Officers the authority to set compensation for all personnel, other than the Named Executive Officers and certain designated employees.

Conclusion

In summary, we believe the current design of our executive compensation programs, utilizing a mix of base salary, annual cash bonus, limited partner profit share and long-term equity-based incentives properly motivates our management team to perform and produce strong returns for the Company and its shareholders. In the view of the board of directors and the Compensation Committee, the overall compensation amounts earned by the Named Executive Officers under our compensation programs for fiscal 2008 reflect the performance of the Company during the period and appropriately reward the Named Executive Officers for their efforts and achievements during fiscal 2008, consistent with our compensation philosophy and objectives.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussion, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2008.

Compensation Committee

Martin E. Franklin, Chairman
Ian G.H. Ashken
James N. Hauslein

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth certain summary information concerning compensation paid or accrued by the Company and GLG for services rendered in all capacities during the fiscal years ended December 31, 2008, 2007 and 2006 for our Named Executive Officers. Prior to November 2, 2007, in addition to receiving an annual salary, Messrs. Gottesman, Roman and Lagrange received the majority of their compensation in the form of distributions in respect of their direct or indirect ownership interests in GLG’s businesses. Prior to November 2, 2007, Mr. White received his compensation in the form of distributions of limited partner profit shares and for the period of January to June 2006, received an annual salary. Therefore, a significant portion of the distributions received by these Named Executive Officers has been performance-based, because all of their distributions have been calculated based on their respective percentage interests in the profits of GLG and their allocated limited partner profit shares. Cash distributions in respect of fiscal 2007 and 2006 to the Gottesman GLG Trust for the benefit of Mr. Gottesman were $122,817,362 and $54,579,000, respectively, and to the Roman GLG Trust for the benefit of Mr. Roman were $41,754,580 and $19,152,000, respectively, and in respect of 2007 to the Lagrange GLG Trust for the benefit of Mr. Lagrange were $91,655,650. Following the acquisition of GLG, Messrs. Roman and Lagrange no longer receive distributions of profits earned by our subsidiaries and, therefore, they did not receive any distributions for fiscal 2008. Following the acquisition of GLG, Mr. Gottesman and the Gottesman GLG Trust continue to receive dividends on Exchangeable Shares of our subsidiary FA Sub 2 Limited they hold, equivalent to dividends paid on our common stock based on the number of shares of common stock into which they are exchangeable and cumulative dividends based on our estimate of net taxable income of FA Sub 2 Limited allocable to such holders, multiplied by an assumed tax rate. See Note 2 of the Notes to Combined and Consolidated Financial Statements in our Annual Report on Form 10-K for 2008 accompanying this proxy statement. In addition, Mr. White received a discretionary limited partner profit share distribution in the amount of $500,000, representing payment of his 2008 performance award, for fiscal 2008. Mr. White received limited partner profit share distributions in the amounts of $2,735,800 and $2,206,000, representing limited partner profit share for fiscal 2007 and 2006, respectively. See “Certain Relationships and Transactions with Related Persons — Limited Partner Profit Share Arrangement”.

Summary Compensation Table

								Non-Equity
								Incentive
					Stock		Option	Plan		All Other
		Salary	Bonus		Awards		Awards	Compensation		Compensation		Total
Name and Principal Position	Year	($)	($)		($)		($)	($)		($)		($)

Noam Gottesman	2008	1,000,000	—		—		—	—		—		1,000,000
Chairman and Co-Chief	2007	4,352,780	—		—		—	—		73,815	(1)	4,426,595
Executive Officer	2006	4,664,130	—		—		—	—		81,200	(1)	4,745,330

Emmanuel Roman	2008	1,000,000	—		—		—	—		—		1,000,000
Co-Chief Executive Officer	2007	4,352,780	—		—		—	—		73,815	(1)	4,426,595
	2006	4,659,420	—		—		—	—		81,200	(1)	4,740,620

Pierre Lagrange	2008	1,000,000	—		—		—	—		—		1,000,000
Senior Managing Director

Jeffrey M. Rojek	2008	316,712	—		238,717	(3)	—	1,183,288	(4)	—		1,738,717
Chief Financial Officer(2)

Simon White	2008	500,000	—		104,637	(5)	—	500,000	(6)	823,010	(7)	1,902,897
Chief Operating Officer	2007	76,923	—		1,964,111	(5)	—	—		663,648	(7)	2,704,682
	2006	294,000	—		—		—	—		5,700	(8)	299,700

Alejandro R. San Miguel	2008	500,000	—		1,258,456	(10)	—	1,300,000	(11)	—		3,058,456
Corporate Secretary and	2007	76,923	400,000	(12)	219,757	(10)	—	—		—		696,680
General Counsel(9)

(1)	Represents the maximum allowance for health, medical, travel and other fringe benefits the Named Executive Officer is entitled to receive.

(2)	Mr. Rojek became our Chief Financial Officer in March 2008.

(3)	Represents the expense recognized in 2008 for restricted stock awards for financial statement reporting purposes for the fiscal year in accordance with SFAS 123(R), except that pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. See the Grants of Plan-Based Awards table for further information regarding the restricted stock awards. Amounts recognized under SFAS 123(R) have been determined using the assumptions set forth in Note 11, Share-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008. The amounts shown do not correspond to the actual value that may be realized by Mr. Rojek.

(4)	Represents Mr. Rojek’s performance compensation award for 2008 paid in 2009 and includes $600,000, representing the guaranteed bonus amount payable to Mr. Rojek for 2008 pursuant to his employment agreement.

(5)	Represents the expense recognized in 2008 and 2007 for 440,000 shares of common stock, which are subject to vesting, comprising the stock component of Mr. White’s 0.2% interest in the total cash and equity consideration received by GLG shareholders in the acquisition transaction under our equity participation plan for financial statement reporting purposes for the fiscal year in accordance with SFAS 123(R), except that pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. See the Grants of Plan-Based Awards table and “Certain Relationships and Transactions with Related Persons — Equity Participation Plan” for further information regarding the equity participation plan awards. Amounts recognized under SFAS 123(R) have been determined using the assumptions set forth in Note 11, Share-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and in Note 8, Share-Based Compensation, to our audited restated financial statements included in our amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2007. The amounts shown do not correspond to the actual value that may be realized by Mr. White.

(6)	Represents Mr. White’s performance compensation award for 2008 paid in 2009 in the form of a discretionary limited partner profit share distribution.

(7)	Includes $788,615 and $652,778, representing the expense recognized in 2008 and 2007, respectively, with respect to the $2,000,000 cash award, which is subject to vesting, comprising the cash component of Mr. White’s 0.2% interest in the total cash and equity consideration received by GLG shareholders in the acquisition transaction under our equity participation plan for financial statement reporting purposes for the fiscal year, except that pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. See the Grants of Plan-Based Awards table and “Certain Relationships and Transactions with Related Persons — Equity Participation Plan” for further information regarding the equity participation plan awards. The amounts shown do not correspond to the actual value that may be realized by Mr. White. On each of November 2, 2008 and 2007, Mr. White vested in 25% of the cash award, or $500,000, which was distributed to him by Sage Summit LP and Lavender Heights Capital LP, together with $4,492 in interest for 2008. Also includes $9,645 and $10,870 for reimbursement of medical, dental and health insurance premiums in 2008 and 2007, respectively, and $24,750 representing the dollar value of dividends paid on unvested shares of restricted stock during 2008, which amount is not factored into the grant date fair value of the award determined in accordance with SFAS 123(R).

(8)	Represents reimbursement of medical, dental and health insurance premiums.

(9)	Mr. San Miguel became our General Counsel and Corporate Secretary in November 2007.

(10)	Represents the expense recognized in 2008 and 2007 for restricted stock awards for financial statement reporting purposes for the fiscal year in accordance with SFAS 123(R), except that pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. See the Grants of Plan-Based Awards table for further information regarding the restricted stock awards. Amounts recognized under SFAS 123(R) have been determined using the assumptions set forth in Note 11, Share-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and in Note 8, Share-Based Compensation, to our audited restated financial statements included in our amended Annual Report on

Form 10-K/A for the fiscal year ended December 31, 2007. The amounts shown do not correspond to the actual value that may be realized by Mr. San Miguel.

(11)	Represents Mr. San Miguel’s performance compensation award for 2008 paid in 2009 and includes $1,000,000, representing the guaranteed bonus amount payable to Mr. San Miguel pursuant to his employment agreement with respect to 2008.

(12)	Includes $166,667, representing the guaranteed bonus amount payable to Mr. San Miguel pursuant to his employment agreement with respect to 2007.

Grants of Plan-Based Awards in 2008

								All Other	All Other
								Stock	Option		Grant
						Estimated Future		Awards:	Awards:	Exercise	Date Fair
			Estimated Possible Payouts			Payouts Under Equity		Number of	Number of	or Base	Value of
			Under Non- Equity Incentive			Incentive Plan		Shares of	Securities	Price of	Stock and
			Plan Awards			Awards		Stock or	Underlying	Option	Option
	Grant	Award	Threshold	Target	Maximum	Threshold	Target/	Units	Options	Awards	Awards
Name	Date	Type	($)	($)	($)	(#)	Maximum (#)	(#)	(#)	($/Sh)	($)

Noam Gottesman	—	—	—	—	—	—	—	—	—	—	—
Emmanuel Roman	—	—	—	—	—	—	—	—	—	—	—
Pierre Lagrange	—	—	—	—	—	—	—	—	—	—	—
Jeffrey M. Rojek	1/29/2008	Restricted Stock	—	—	—	—	38,670 (1)	—	—	—	500,000
	3/28/2008	Performance Award	1,829,268	3,000,000	3,000,000	—	—	—	—	—	—
Simon White	3/28/2008	Performance Award	1,829,268	3,000,000	3,000,000	—	—	—	—	—	—
Alejandro San Miguel	3/28/2008	Performance Award	1,829,268	3,000,000	3,000,000	—	—	—	—	—	—

(1)	Represents restricted shares of common stock granted under the 2007 LTIP. The shares vest in four equal installments in 2009, 2010, 2011 and 2012, for each vesting date subject to our having achieved certain minimum levels of net assets under management as of the immediately preceding February 28.

Outstanding Equity Awards at 2008 Fiscal Year-End

	Option Awards					Stock Awards
Equity
Incentive
								Equity	Plan
								Incentive	Awards:
			Equity					Plan	Market
			Incentive					Awards:	or Payout
			Plan					Number	Value of
			Awards:				Market	of Unearned	Unearned
	Number of	Number of	Number of			Number of	Value of	Shares,	Shares,
	Securities	Securities	Securities			Shares or	Shares or	Units or	Units or
	Underlying	Underlying	Underlying			Units of	Units of	Other	Other
	Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That	Rights	Rights
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	That Have	That Have
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Not Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)(1)	(#)	($)(1)

Noam Gottesman	—	—	—	—	—	—	—	—	—
Emmanuel Roman	—	—	—	—	—	—	—	—	—
Pierre Lagrange	—	—	—	—	—	—	—	—	—
Jeffrey M. Rojek	—	—	—	—	—	—	—	38,670 (2)	87,781
Simon White	—	—	—	—	—	220,000 (3)	499,400	—	—
Alejandro R. San Miguel	—	—	—	—	—	—	—	227,315 (4)	516,005

(1)	Based on the $2.27 per share closing price of our common stock on December 31, 2008.

(2)	Represents restricted shares of common stock granted under the 2007 LTIP, subject to vesting as follows: 25% of the shares vest in 2009, 2010, 2011 and 2012, for each vesting date subject to our having achieved certain minimum levels of net assets under management as of the immediately preceding February 28.

(3)	Represents the shares of common stock comprising the stock component of Mr. White’s 0.2% interest in the total cash and equity consideration received by GLG shareholders in the acquisition transaction under our equity participation plan. Twenty-five percent of the shares of common stock vested on each of November 2, 2008 and 2007 and the remaining 50% of the shares will be distributed to Mr. White in two equal installments of 25% each on each of November 2, 2009 and 2010. Mr. White’s interest in the $2,000,000 cash component vests in the same manner as the stock component.

(4)	Represents restricted shares of common stock granted under the 2007 LTIP, subject to vesting as follows: 25% of 105,263 shares vested on November 2, 2008 and the remaining 75% of the shares will vest in three equal installments on November 2, 2009, 2010 and 2011; 74,184 shares vest in four equal installments on November 2, 2009, 2010, 2011 and 2012; and 74,184 shares vest in four equal installments on November 2, 2010, 2011, 2012 and 2013, for each vesting date subject to our having achieved certain minimum levels of net assets under management as of the immediately preceding October 31.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Investment Transactions

The Principals (including certain family members of the Principals) and the Trustees and key personnel had as of December 31, 2008, investments in GLG Funds equal to approximately $373 million of net AUM and pay the same fees and invest on the same terms as do other investors. Because these investments are made at the same fees and on the same terms as those of other investors, we believe these investments do not result in conflicts of interest with other investors in the GLG Funds. The determination of the GLG Funds into which our key personnel participating in the equity participation plan will invest the proceeds of the acquisition and the amounts to be invested in each GLG fund will be made by the general partners of Sage Summit LP and Lavender Heights Capital LP, the vehicles through which the equity participation plan is implemented, in consultation with such GLG key personnel. The general partners of these limited partnerships are Sage Summit Ltd. and Mount Garnet Limited, respectively. The directors of Sage Summit Ltd. are Leslie J. Schreyer and Jeffrey A. Robins, Trustees of the Gottesman and Roman GLG Trusts, respectively, and Nigel Bentley, an executive of the Trustee of the Lagrange GLG Trust. The directors of Mount Garnet Limited are Alejandro San Miguel and Leslie J. Schreyer.

Lehman Brothers Bankhaus AG Loans

A subsidiary of Lehman Brothers Holdings Inc. holds approximately 11.0% of the voting interest in our company.

In 2000, Lehman Brothers Bankhaus AG, an affiliate of Lehman Brothers International (Europe), which we refer to as Lehman Bankhaus, made loans to each of the Gottesman GLG Trust, the Lagrange GLG Trust, the Green GLG Trust, and Stirling Trustees Limited, in its capacity as trustee of the Jabre GLG Trust, a trust established by Philippe Jabre for the benefit of himself and his family (the “Jabre GLG Trust”). The loan to Abacus (C.I.) Limited was novated and assigned to Mr. Green in June 2002 and further novated and assigned to Chapter Investment Assets Limited in June 2007. The loans were non-recourse to the assets of the borrowers, except that they were secured by a pledge to Lehman Bankhaus by each of the borrowers of 1,000 shares of non-voting stock (representing all of the non-voting stock) in each of GLG Holdings Limited, GLG Partners Services Limited, GLG Partners (Cayman) Limited and GLG Partners Asset Management Limited owned by the borrowers and any dividends paid on such shares. The loans required that dividends be paid on the non-voting shares from time to time and that all dividends paid on the non-voting shares be applied to the repayment of the loans. In June 2007, the loan to the Jabre GLG Trust was repaid in full. In February 2008, the remaining loans to the Gottesman GLG Trust, the Lagrange GLG Trust and Chapter Investment Assets Limited were repaid in full. The largest amounts of principal outstanding under the loans during 2008 and the amounts of principal and interest paid on the loans during 2008 by the Gottesman GLG Trust, the Lagrange GLG Trust, Mr. Green/Chapter Investment Assets Limited and the Jabre GLG Trust were $4,057,973, $2,077,061, $2,792,030 and $0, respectively, and $4,111,605, $2,095,150, $2,816,345 and $0, respectively. The loans bore interest at a rate of 3.0% per annum, other than the loan to the Gottesman GLG Trust, which bore interest at a rate of 4.53% per annum. As of June 15, 2007, all of Mr. Green’s non-voting shares in each of the GLG entities referred to above were transferred to Chapter Investment Assets Limited.

Prior to the closing of the acquisition of GLG, each of GLG Holdings Limited and GLG Partners Services Limited declared dividends payable to holders of record immediately prior to the closing of the acquisition on its non-voting shares based on a formula which was expected to result in an amount sufficient to repay fully (but not exceed) outstanding amounts on the loans to the Gottesman GLG Trust, the Lagrange GLG Trust and Mr. Green described above. Immediately prior to the closing of the acquisition of GLG, Lehman Bankhaus released the pledge on the non-voting shares, but not on any dividend, and all of the non-voting shares were repurchased or redeemed by the relevant GLG entity. Lehman Bankhaus had agreed to forgive the remaining outstanding balance after the closing if the formula-based dividend was not sufficient to repay the loans. In February 2008, the formula-based dividends paid were sufficient to repay the loans in full and the loans were terminated.

Amendment to the Purchase Agreement

Pursuant to the purchase agreement for our acquisition of GLG, the purchase price was subject to increase or decrease on each of three adjustment dates based on the “net cash” (as defined in the purchase agreement) of GLG at the time of the acquisition. The purchase price would be adjusted up or down, on a dollar-for-dollar basis, to the extent the net cash amount as of the closing date was higher or lower than $0, as calculated by the Buyers’ representative, Jared Bluestein. On March 4, 2008, the Company, the Buyer’s representative and the Sellers’ representative, Noam Gottesman, amended the purchase agreement to defer the third adjustment date from ten business days after the receipt of our audited fiscal 2007 financial statements to the earliest of (a) July 31, 2008 and (b) the date set forth in a written notice given to Buyer’s representative by Seller’s representative, which date would not be prior to (i) the fifth business day after such written notice is given to Buyer’s representative or (ii) receipt of the audited restated financial statements of GLG for the year ended December 31, 2007. The amount of net cash as of the third adjustment date was $0 and there was no purchase price adjustment.

Transactions with Lehman Brothers

Prior to September 15, 2008, Lehman Brothers Holdings Inc. and its affiliates (collectively, “Lehman Brothers”) provided services to the GLG Funds through the following related arrangements: Lehman Brothers provided prime brokerage services to certain of the GLG Funds pursuant to prime brokerage agreements with each of the GLG Funds. In addition, Lehman Brothers acted as a broker, prime broker, derivatives counterparty and stock lending agent for certain of the GLG Funds and managed accounts pursuant to market standard trading agreements. Lehman Brothers also cleared and settled securities and derivatives trades for certain of the GLG Funds and for certain managed accounts pursuant to a clearing and settlement agreement dated September 2000 with GLG Partners LP. In addition, Lehman Brothers provided services such as issuing contract notes to our clients and provided certain systems, such as a convertible bond trading system, pursuant to a services agreement, dated September 2000. Pursuant to a dealing agreement, dated September 2000, Lehman Brothers provided custody services to certain of our clients. This agreement also established the regulatory relationship between Lehman Brothers and us. Pursuant to these agreements, the GLG Funds paid Lehman Brothers an aggregate of approximately $101 million for these services during 2008. Lehman Brothers also provided payroll services to us and agreed to provide us with disaster recovery support, such as office space. GLG paid Lehman Brothers approximately $284,000 in the aggregate in respect of payroll services provided during 2008.

In addition, Lehman Brothers distributed GLG Funds through their private client sales force, and we rebated to Lehman Brothers, on an arm’s-length basis, certain of the fees that we received from the GLG Funds in relation to these investments. The annual charge to GLG was approximately $3.4 million in 2008. Lehman Commercial Paper Inc. holds approximately $76.0 million of our debt under our credit facilities.

On September 15, 2008, Lehman Brothers Holdings Inc. filed for Chapter 11 bankruptcy in the United States and administrators were appointed for Lehman Brothers International (Europe) (“LBIE”), Lehman Brothers’ prime brokerage unit in the United Kingdom. As a result, Lehman Brothers and its affiliates no longer provide any services to us or the GLG Funds. For a discussion on the impact of the insolvency of Lehman Brothers on us, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K accompanying this proxy statement.

Limited Partner Profit Share Arrangement

Beginning in mid-2006, we entered into partnership with a number of our key personnel in recognition of their importance in creating and maintaining the long-term value of our company. These individuals ceased to be employees and either became direct or indirect holders of limited partnership interests in certain GLG entities or formed Laurel Heights LLP and Lavender Heights LLP through which they provide services to us. Future participants in the limited partner profit share arrangement are expected to participate as members of Laurel Heights LLP and, in certain cases, Lavender Heights LLP, except that in 2008, certain key personnel became direct limited partners in GLG Partners Services LP. Through these partnership interests, our key personnel are entitled to partnership draws and limited partner profit distributions. New key personnel and additional existing personnel may be admitted as new members of Laurel Heights LLP and Lavender Heights LLP. In addition, current members of Laurel Heights LLP and Lavender Heights LLP who cease to provide services to us will be removed as members of Laurel Heights LLP and Lavender Heights LLP. We refer to these amounts as the “limited partner profit shares”. Key personnel that are participants in the limited partner profit share arrangement do not receive salaries or discretionary bonuses from us, except for our Chief Operating Officer. In the acquisition of GLG, we did not acquire the membership interests of our key personnel in Laurel Heights LLP and Lavender Heights LLP or Saffron Woods’ or Steven Roth’s interest in GLG Partners Services LP representing their interests in the limited partner profit share arrangement. These interests remain outstanding after the consummation of the GLG acquisition transaction, except that during 2008, Saffron Woods withdrew from and ceased to be a limited partner of GLG Partners Services LP and in 2008, certain key personnel became direct limited partners in GLG Partners Services LP. The amounts distributed to Laurel Heights LLP by GLG Partners LP and to Lavender Heights LLP, Steven Roth and the other key personnel by GLG Partners Services LP, on account of their respective limited partnership interests are determined by the respective general partners of the limited partnerships, whose decisions will be controlled by our management. The amounts received by Laurel Heights LLP and Lavender Heights LLP are distributed by them to our key personnel who are their members as limited partner profit shares in such amounts as shall be determined by their respective managing members, whose decisions will be controlled by the Principals or the Trustees or by our personnel Messrs. San Miguel and Schreyer, as the case may be. Other than distributions in connection with the limited partners profit share arrangement and with respect to the delivery of restricted stock and related dividends or dividend equivalents under the Restricted Stock Plan, 2007 LTIP and 2009 LTIP (if approved), Laurel Heights LLP, Lavender Heights LLP, Steven Roth and the other key personnel are not expected to receive any other distributions from GLG Partners LP or GLG Partners Services LP.

The Principals do not participate in the limited partner profit share arrangement. For 2008, Mr. White received a discretionary limited partner profit share in the amount of $500,000, representing his 2008 performance compensation award described under “Compensation Discussion and Analysis — Performance Compensation Awards”.

Equity Participation Plan

In March 2007, we established the equity participation plan to provide certain key individuals, through their direct or indirect limited partnership interests in two limited partnerships, Sage Summit LP and Lavender Heights Capital LP, with the right to receive a percentage of the proceeds derived from an initial public offering relating to GLG or a third-party sale of GLG. The Principals do not participate in the equity participation plan. Upon consummation of the acquisition of GLG, Sage Summit LP and Lavender Heights Capital LP received collectively 33,000,000 shares of our common stock and $150 million in cash or promissory notes payable to the GLG shareholders in the acquisition, 99.9% of which was allocated to key individuals who are limited partners of Sage Summit LP and Lavender Heights LP. The balance of the consideration remains unallocated. Of the portion which has been allocated, 92.4% was allocated to limited partners whom we refer to as Equity Sub Plan A members and 7.6% was allocated to limited partners whom we refer to as Equity Sub Plan B members. These limited partnerships distributed to the Equity Sub Plan A members, 25% of the aggregate amount was allocated to them upon consummation of the acquisition of GLG, 25% on the first anniversary of the consummation of the acquisition and the remaining 50% will be distributed to the members in two equal installments of 25% each upon vesting over a two-year period on the second and third anniversaries of the consummation of the acquisition, subject to the ability of the general partners of the limited partnerships, whose respective boards of directors consist of the Trustees, to accelerate vesting. These limited partnerships have distributed to the Equity Sub Plan B members, 25% of the aggregate amount allocated to them on the first anniversary of the consummation of the acquisition and will distribute to them in three equal installments of 25% each upon vesting over a three-year period on the second, third and fourth anniversaries of the consummation of the acquisition, subject to the ability of the general partners of the limited partnerships, whose respective boards of directors consist of the Trustees, to accelerate vesting. The unvested portion of such amounts will be subject to forfeiture in the event of termination or withdrawal of the individual as a limited partner prior to each vesting date, unless such termination is without cause after there has been a change in control of our company after completion of the acquisition or due to death or disability. Upon forfeiture, these unvested amounts will not be returned to us but instead to the limited partnerships, which may reallocate such amounts to their existing or future limited partners.

In March 2007, Mr. White was admitted as a limited partner in each of Sage Summit LP and Lavender Heights Capital LP through which he is entitled to receive $2,000,000 in cash and 440,000 shares of common stock representing 0.2% of the total consideration of the acquisition of GLG, subject to vesting as described above. Mr. White’s $2,000,000 cash amount was paid in the form of loan notes of our FA Sub 1 Limited subsidiary, which bear interest at a fluctuating rate per annum equal to the Citibank Institutional Market Deposit Account less 0.10% per annum. For 2008, Mr. White earned $4,492 in interest on the loan notes. On each of November 2, 2008 and 2007, Mr. White vested in an installment of 110,000 shares of common stock and $500,000 of the loan note amount, which were distributed to him.

Voting Agreement

The Principals, the Trustees, Point Pleasant Ventures Ltd., Jackson Holding Services, Inc., Sage Summit LP and Lavender Heights Capital LP, whom we refer to collectively as the controlling stockholders, and our company are parties to a voting agreement in connection with the controlling stockholders’ control of our company. The controlling stockholders control approximately 52% of the voting power of the outstanding shares of our capital stock.

Voting Arrangement

The controlling stockholders have agreed to vote all of the shares of our common stock and Series A voting preferred stock and any other security of our company beneficially owned by the controlling stockholders that entitles them to vote in the election of our directors, which we refer to collectively as the voting stock, in accordance with the agreement and direction of the parties holding the majority of the voting stock collectively held by all controlling stockholders, which we refer to as the voting block, with respect to each of the following events:

•	the nomination, designation or election of the members of our board of directors (or the board of any subsidiary) or their respective successors (or their replacements);

•	the removal, with or without cause, from the board of directors (or the board of any subsidiary) of any director; and

•	any change in control of our company.

The controlling stockholders and we have agreed that so long as the controlling stockholders and their respective permitted transferees collectively beneficially own (1) more than 25% of our voting stock and at least one Principal is an employee, partner or member of ours or any subsidiary of ours or (2) more than 40% of the voting stock, we will not authorize, approve or ratify any of the following actions or any plan with respect thereto without the prior approval of the Principals who are then employed by us or any of its subsidiaries and who beneficially own more than 50% of the aggregate amount of voting stock held by all continuing Principals:

•	any incurrence of indebtedness, in one transaction or a series of related transactions, by us or any of our subsidiaries in excess of $570.0 million or, if a greater amount has been previously approved by the controlling stockholders and their respective permitted transferees, such greater amount;

•	any issuance by us of equity or equity-related securities that would represent, after such issuance, or upon conversion, exchange or exercise, as the case may be, at least 20% of our total voting power, other than (1) pursuant to transactions solely among us and our wholly owned subsidiaries, and (2) upon conversion of convertible securities or upon exercise of warrants or options;

•	any commitment to invest or investment or series of related commitments to invest or investments in a person or group of related persons in an amount greater than $250.0 million;

•	the adoption of a shareholder rights plan;

•	any appointment of a Chief Executive Officer or Co-Chief Executive Officer of ours; or

•	the termination of the employment of a Principal with us or any of its material subsidiaries without cause.

The controlling stockholders and we have agreed, subject to the fiduciary duties of our directors, that so long as the controlling stockholders and their respective permitted transferee(s) beneficially own voting stock representing:

•	more than 50% of our total voting power, we will nominate individuals designated by the voting block such that the controlling stockholders will have six designees on the board of directors if the number of directors is ten or eleven, or five designees on the board if the number of directors is nine or less and, in each case, assuming such nominees are elected;

•	between 40% and 50% of our total voting power, we will nominate individuals designated by the voting block such that the controlling stockholders will have five designees on the board of directors if the number of directors is ten or eleven, or four designees on the board if the number of directors is nine or less and, in each case, assuming such nominees are elected;

•	between 25% and 40% of our total voting power, we will nominate individuals designated by the voting block such that the controlling stockholders will have four designees on the board of directors if the number of directors is ten or eleven, or three designees on the board if the number of directors is nine or less and, in each case, assuming such nominees are elected;

•	between 10% and 25% of our total voting power, we will nominate individuals designated by the voting block such that the controlling stockholders will have two designees on the board of directors, assuming such nominees are elected; and

•	less than 10% of our total voting power, we will have no obligation to nominate any individual that is designated by the controlling stockholders.

In the event that any designee for any reason ceases to serve as a member of the board of directors during his or her term of office, the resulting vacancy on the board will be filled by an individual designated by the controlling stockholders.

Transfer Restrictions

No controlling stockholder may transfer voting stock except that transfers may be made to permitted transferees (as defined in the voting agreement) and in public markets as permitted by the GLG shareholders agreement among the GLG Shareowners, Berggruen Holdings and Marlin Equities.

Drag-Along Rights

The controlling stockholders have agreed that if (1) the voting block proposes to transfer all of the voting stock held by it to any person other than a Principal or a Trustee, (2) such transfer would result in a change in control of our company, and (3) if such a transfer requires any approval under the voting agreement or under the GLG shareholders agreement, such transfer has been approved in accordance with the voting agreement and the GLG shareholders agreement, then if requested by the voting block, each other controlling stockholder will be required to sell all of his or its voting stock.

Restrictions on Other Agreements

The controlling stockholders have agreed not to enter into or agree to be bound by any other shareholder agreements or arrangements of any kind with any person with respect to any voting stock, including, without limitation, the deposit of any voting stock in a voting trust or forming, joining or in any way participating in or assisting in the formation of a group with respect to any voting stock, except to the extent contemplated by the GLG shareholders agreement.

Any permitted transferee (other than a limited partner of Sage Summit LP and Lavender Heights Capital LP) of a controlling stockholder will be subject to the terms and conditions of the voting agreement as if such permitted transferee were a controlling stockholder. Each controlling stockholder has agreed (1) to cause its respective permitted transferees to agree in writing to be bound by the terms and conditions of the voting agreement and (2) that such controlling stockholder will remain directly liable for the performance by its respective permitted transferees of all obligations of such permitted transferees under the voting agreement.

Agreement among Principals and Trustees

Concurrent with the execution of the purchase agreement, the Principals and the Trustees entered into an agreement among principals and trustees.

The agreement among principals and trustees provides that in the event a Principal voluntarily terminates his employment with us for any reason prior to the fifth anniversary of the consummation of the acquisition of GLG, the following percentages of our common stock, our Series A voting preferred stock or Exchangeable Shares held by that Principal and his Trustee as of the consummation of the acquisition, which we refer to as Forfeitable Interests, will be forfeited, together with the same percentage of all distributions received with respect to such Forfeitable Interests after the date the Principal voluntarily terminates his employment with us, to the Principals who continue to be employed by us or a subsidiary as of the applicable forfeiture date and their Trustees, as follows:

•	in the event the termination occurs prior to the first anniversary of the consummation of the acquisition, 82.5%;

•	in the event the termination occurs on or after the first but prior to the second anniversary of the consummation of the acquisition, 66%;

•	in the event the termination occurs on or after the second but prior to the third anniversary of the consummation of the acquisition, 49.5%;

•	in the event the termination occurs on or after the third but prior to the fourth anniversary of the consummation of the acquisition, 33%; and

•	in the event the termination occurs on or after the fourth but prior to the fifth anniversary of the consummation of the acquisition, 16.5%.

For purposes of the agreement, “forfeiture date” means the date which is the earlier of (1) the date that is six months after the applicable date of termination of employment by the Principal and (2) the date on or after such termination date that is six months after the date of the latest publicly-reported disposition of our equity securities by any continuing Principal, which disposition is not exempt from the application of the provisions of Section 16(b) of the Exchange Act.

Shares of our capital stock acquired by the Principals or their Trustees after the consummation of the acquisition of GLG (other than by operation of the agreement among principals and trustees), including shares acquired as a result of equity awards from us, will not be subject to the forfeiture provisions described above.

None of the forfeited Forfeitable Interests will return to or benefit us. Forfeited Forfeitable Interests will be allocated among the continuing Principals and their Trustees based on their and their permitted transferees’ collective pro rata ownership of all Forfeitable Interests held by the continuing Principals and their Trustees and their respective permitted transferees as of the Forfeiture Date. For purposes of this allocation, each Principal and his Trustee will be deemed to hold all Forfeitable Interests that he or his permitted transferee transfers to a charitable institution, even if such charitable institution subsequently transfers such Forfeitable Interests to any other person or entity.

To the extent that a continuing Principal or his Trustee receives Forfeitable Interests of another Principal or his Trustee or permitted transferee pursuant to the provisions described above, such Forfeitable Interests will be deemed to be Forfeitable Interests of the continuing Principal or his Trustee receiving such Forfeitable Interests for all purposes of the agreement among principals and trustees.

The transfer by a Principal or his Trustee of any Forfeitable Interests to a permitted transferee or any other person will in no way affect any of his obligations under the agreement. A Principal or his Trustee may, in his or its sole discretion, satisfy all or a portion of his or its obligations under the agreement among principals and trustees by substituting, for any shares of our common stock or shares of our Series A voting preferred stock and Exchangeable Shares otherwise forfeitable, an amount of cash equal to the closing trading price, on the business day immediately preceding the Forfeiture Date, of such shares on the securities exchange, if any, where such shares then primarily trade.

The forfeiture requirements contained in the agreement among principals and trustees will lapse with respect to a Principal and his Trustee and permitted transferees upon the death or disability of a Principal, unless he voluntarily terminated his employment with us prior to such event.

The agreement among principals and trustees may be amended and the terms and conditions of the agreement may be changed or modified upon the approval of a majority of the Principals who remain employed by us. We and our shareholders have no ability to enforce any provision thereof or to prevent the Principals from amending the agreement among principals and trustees or waiving any forfeiture obligation.

Schreyer Consulting Agreement

On November 2, 2007, Leslie J. Schreyer entered into an employment agreement with GLG Partners, Inc. Mr. Schreyer, in his capacity as the trustee of the Gottesman GLG Trust, is a Trustee. Pursuant to his employment agreement, Mr. Schreyer serves as an advisor to us and is employed by us on a part-time basis. The initial term of the employment agreement expired on December 31, 2008, and the agreement automatically renews for one-year periods thereafter unless advance notice of at least 90 days is given. Mr. Schreyer receives an annual base salary of $1.5 million, $500,000 of which is paid in monthly installments and the balance of which is paid at the same time that annual bonuses are paid by us. Mr. Schreyer is also eligible for a discretionary bonus, to participate in the 2007 LTIP and 2009 LTIP (if approved), and to receive employee benefits, such as health insurance. Mr. Schreyer received total compensation of $1,500,000 with respect to 2008 under the employment agreement. In March 2009, Mr. Schreyer’s employment agreement was amended to reduce his annual base salary for 2009 to $1,000,000, $500,000 of which is to be paid in monthly installments and the balance of which is to be paid at the same time annual bonuses are paid by us in 2010, subject to proration in certain circumstances. Except as described in the preceding sentence, all other terms of Mr. Schreyer’s employment agreement remain in full force and effect.

On November 2, 2007, Mr. Schreyer received restricted stock awards under the Restricted Stock Plan and our long-term incentive plans of an aggregate of 576,923 shares of restricted stock. On February 4, 2008, Mr. Schreyer received a restricted stock award under the 2007 LTIP of 75,250 shares of restricted stock. Each of the awards vests as follows: 25% on each of November 2, 2008, 2009, 2010 and 2011, provided that 100% of each award vests earlier if Mr. Schreyer dies, becomes disabled or is terminated from employment by us for any reason, including a decision by us not to extend the term of Mr. Schreyer’s employment agreement. On November 2, 2008, Mr. Schreyer vested in an aggregate 163,044 shares of common stock.

Mr. Schreyer is a partner of Chadbourne & Parke LLP, one of our principal outside law firms.

Investments

The following GLG Funds and managed accounts hold our units (common stock and warrants): the GLG Century Fund SICAV managed account (18,800), the GLG North American Equity Fund (71,400) and the GLG North American Opportunity Fund (300,000). The Principals control the voting and disposition of the units held by these GLG Funds and managed accounts by virtue of GLG entities acting as manager of these GLG Funds and managed accounts.

Repurchase Program

During 2008 and through March 27, 2009, we repurchased an aggregate of 29,884,149 shares of common stock from our employees and key personnel (including certain Named Executive Officers) at fair market value under our warrant and stock repurchase program for an aggregate consideration of approximately $72.0 million for the purposes of offsetting dilution from stock awards and to cover withholding tax obligations. See “Compensation Discussion and Analysis — Long-Term Incentive Compensation”.

Perella Weinberg Partners LP

Peter Weinberg, who was a member of our board of directors until the date of this annual meeting, is a partner of Perella Weinberg Partners LP, or PWP. Pursuant to an engagement letter entered into in May 2008, we retained PWP to provide us with financial advisory services for a potential acquisition transaction. For these services, we paid PWP a retainer fee of $150,000 in 2008.

Policies and Procedures for Related Person Transactions

We have adopted an Audit Committee charter that provides, among other things, that the Audit Committee will be responsible for the review and approval of all related-party transactions.

Employment Agreements

On November 2, 2007, we entered into employment agreements with each of Messrs. Gottesman, Roman, Lagrange, White and San Miguel. On March 18, 2008, we entered into an employment agreement with Mr. Rojek.

For fiscal 2008: Messrs. Gottesman, Roman and Lagrange received salaries of $400,000, $400,000 and $800,000, respectively, from GLG Partners LP; Messrs. Gottesman and Roman received salaries of $200,000 and $200,000, respectively, from GLG Partners Services LP; Mr. Lagrange received a salary of $200,000 from GLG Partners Services Limited; and Messrs. Gottesman, Roman, White, San Miguel and Rojek received salaries of $400,000, $400,000, $500,000, $500,000 and $316,712, respectively, from us.

Noam Gottesman

Pursuant to an employment agreement with us, Mr. Gottesman serves as our Chairman of the Board and Co-Chief Executive Officer. Under the terms of his employment agreement, Mr. Gottesman receives an annual salary of $400,000 and other benefits as set forth in the employment agreement. Mr. Gottesman is also eligible to receive a discretionary bonus and to receive equity incentive awards, including under 2007 LTIP, provided that no awards were granted to him for 2007.

In addition, the employment agreement provides that Mr. Gottesman may terminate his employment with us by giving not less than 12 weeks’ notice to us and we may terminate Mr. Gottesman’s employment by giving him not less than twelve weeks’ notice of termination. During the notice period, we are obligated to provide Mr. Gottesman with salary, but are under no obligation to provide him with any work. No notice is required if we terminate Mr. Gottesman’s employment for cause (as defined in Mr. Gottesman’s employment agreement). In addition, we may terminate Mr. Gottesman’s employment without cause with immediate effect by paying him twelve weeks’ salary in lieu of a notice of termination. During Mr. Gottesman’s employment with us and for a period of 12 to 18 months thereafter, he will be subject to various non-competition and non-solicitation restrictions.

Mr. Gottesman also entered into employment agreements with each of GLG Partners LP and GLG Partners Services LP. Pursuant to his employment agreement with GLG Partners LP, Mr. Gottesman serves as Co-Chief Executive Officer and Managing Director of GLG Partners LP and receives an annual salary of $400,000. Pursuant to his employment agreement with GLG Partners Services LP, Mr. Gottesman receives an annual salary of $200,000. The other material terms of Mr. Gottesman’s employment agreements with each of GLG Partners LP and GLG Partners Services LP are the same as those contained in his employment agreement with us. Effective April 1, 2009 and through December 31, 2009, at Mr. Gottesman’s request, his annual salary under each of his employment agreements has been reduced for the remainder of 2009 to $1.

Emmanuel Roman

Pursuant to an employment agreement with us, Mr. Roman serves as our Co-Chief Executive Officer. Under the terms of his employment agreement, Mr. Roman receives an annual salary of $400,000 and other benefits as set forth in the employment agreement. Mr. Roman is also eligible to receive a discretionary bonus and to receive equity incentive awards, including under the 2007 LTIP, provided that no awards will be granted to him for 2007. The termination provisions and non-competition and non-solicitation restrictions contained in Mr. Roman’s employment agreement are the same as those contained in Mr. Gottesman’s employment agreement with us.

Mr. Roman also entered into employment agreements with each of GLG Partners LP and GLG Partners Services LP. Pursuant to his employment agreement with GLG Partners LP, Mr. Roman serves as Co-Chief Executive Officer and Managing Director of GLG Partners LP and receives an annual salary of $400,000. Pursuant to his employment agreement with GLG Partners Services LP, Mr. Roman receives an annual salary of $200,000. The other material terms of Mr. Roman’s employment agreements with each of GLG Partners LP and GLG Partners Services LP are the same as those contained in his employment agreement with us. Effective April 1, 2009 and through December 31, 2009, at Mr. Roman’s request, his annual salary under each of his employment agreements has been reduced for the remainder of 2009 to $1.

Pierre Lagrange

Mr. Lagrange entered into employment agreements with each of GLG Partners LP and GLG Partners Services Limited. Pursuant to his employment agreement with GLG Partners LP, Mr. Roman serves as a Senior Managing Director of GLG Partners LP and receives an annual salary of $800,000. Pursuant to his employment agreement with GLG Partners Services Limited, Mr. Lagrange receives an annual salary of $200,000. The termination provisions and non-competition and non-solicitation restrictions contained in Mr. Lagrange’s employment agreements are the same as those contained in Mr. Gottesman’s employment agreement with us. Effective April 1, 2009 and through December 31, 2009, at Mr. Lagrange’s request, his annual salary under each of his employment agreements has been reduced for the remainder of 2009 to $1.

Jeffrey M. Rojek

Pursuant to his employment agreement with us, Mr. Rojek has served as our Chief Financial Officer since March 18, 2008 and receives: an annual salary of $400,000; an annual bonus equal to at least $600,000 for each of the first two years of his employment, a portion of which may be conditioned upon the achievement of performance goals; and other benefits as set forth in the employment agreement. Mr. Rojek is also eligible to receive a discretionary bonus and to receive equity incentive awards, including under the 2007 LTIP and 2009 LTIP (if approved). Pursuant to a restricted stock award agreement entered into on March 18, 2008, Mr. Rojek was awarded 38,670 shares of restricted stock under the 2007 LTIP. The shares vest as follows: 25% of the shares vest in 2009, 2010, 2011 and 2012, subject to our having achieved certain minimum levels of net assets under management as of February 28 of such year. On March 13, 2009, following the Compensation Committee determination that the specified minimum levels of net assets under management as of February 28, 2009 had been achieved, Mr. Rojek vested in 9,668 shares of restricted stock. Pursuant to his employment agreement, Mr. Rojek is also entitled to a second grant of shares of restricted stock under the 2007 LTIP with an aggregate grant date value of $500,000 to be made on or about the first anniversary of his employment with the Company. This award was made on March 18, 2009 in the amount of 177,305 shares of restricted stock under the 2007 LTIP. These shares vest as follows: 25% of the shares vest in 2010, 2011, 2012 and 2013 subject to our having achieved certain minimum levels of net assets under management as of February 28 of such year.

Simon White

Pursuant to an employment agreement with us, Mr. White served as our Chief Financial Officer from November 2, 2007 to March 18, 2008 and has served as our Chief Operating Officer since March 18, 2008. Under the terms of his employment agreement, Mr. White receives an annual salary of $500,000 and other benefits as set forth in the employment agreement. Mr. White is also eligible to receive a discretionary bonus and to receive equity incentive awards, including under the 2007 LTIP and 2009 LTIP (if approved). The termination provisions (except for the definition of cause) and non-competition and non-solicitation restrictions contained in Mr. White’s employment agreement are the same as those contained in Mr. Gottesman’s employment agreement with us.

Mr. White also participates in the limited partner profit share arrangement and equity participation plan. On November 2, 2007, Mr. White’s interest letter with Laurel Heights LLP was amended to provide that he will no longer receive any partnership draw from Laurel Heights LLP.

Alejandro San Miguel

Pursuant to his employment agreement with us, Mr. San Miguel serves as our General Counsel and Corporate Secretary and receives: an annual salary of $500,000; an annual bonus equal to at least $1.0 million, a portion of which may be conditioned upon the achievement of performance goals; and other benefits as set forth in the employment agreement. Mr. San Miguel is also eligible to receive a discretionary bonus and to receive equity incentive awards, including under the 2007 LTIP and 2009 LTIP (if approved). Pursuant to a restricted stock award agreement entered into on November 2, 2007, Mr. San Miguel was awarded 253,631 shares of restricted stock under the 2007 LTIP. The shares vest as follows: (1) 25% of 105,263 shares vest on each of November 2, 2008, 2009, 2010 and 2011; (2) 25% of 74,184 shares vest on each of November 2, 2009, 2010, 2011 and 2012; (3) 25% of 74,184 shares vest on each of November 2, 2010, 2011, 2012 and 2013; and in each case, vesting of the shares of restricted stock shall be subject to our having achieved certain minimum levels of net assets under management as of the immediately preceding October 31. On December 30, 2008, following the Compensation Committee determination that the specified minimum levels of net assets under management as of October 31, 2008 had been achieved, Mr. San Miguel vested in 26,316 shares of restricted stock.

Indemnity Agreements

On November 2, 2007, the board authorized us to enter into an indemnification agreement approved by the board with each of our directors, each of our executive officers and certain other key employees. We may from time to time enter into additional indemnification agreements in substantially the identical form with future directors, officers, employees and agents of ours.

These agreements generally provide for the indemnity of the director, officer, employee or agent, as the case may be, and the mandatory advancement and reimbursement of reasonable expenses (subject to limited exceptions) incurred in various legal proceedings in which they may be involved by reason of their service as a director, officer, employee or agent of ours to the extent permitted by the Delaware General Corporation Law (the “DGCL”).

Our Restated Certificate of Incorporation provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by the DGCL.

The DGCL permits Delaware corporations to eliminate or limit the monetary liability of directors for breach of their fiduciary duty of care, subject to limitations. Our Restated Certificate of Incorporation provides that our directors are not liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for willful or negligent violation of the laws governing the payment of dividends or the purchase or redemption of stock or (4) for any transaction from which a director derived an improper personal benefit.

Our Bylaws and the appendix thereto provide for the indemnification of directors, officers, employees and agents to the extent permitted by Delaware law. Our directors and officers also are insured against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

POTENTIAL SERVICE PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The discussion below reflects the amount of compensation payable to each Named Executive Officer in the event of termination of such executive’s employment or upon a change of control based on the applicable provisions of the Named Executive Officer’s employment agreement(s), restricted stock award agreement or other compensation arrangement, as applicable, assuming the termination event and/or change of control occurred on December 31, 2008. The amount of compensation payable to each Named Executive Officer upon voluntary termination, termination without cause, change of control, disability or death is shown below for Messrs. Gottesman, Roman, Rojek, Lagrange, White and San Miguel, based upon the employment agreements for such Named Executive Officer as in effect as of December 31, 2008. See “Certain Relationships and Transactions with Related Persons — Employment Agreements” for descriptions of the employment agreements, as amended, currently in effect for our Named Executive Officers, which may provide for amounts different than those set forth in the following tables.

Noam Gottesman

The following table reflects the amount of compensation payable to Noam Gottesman in the event of termination of such executive’s employment based on the applicable provisions of Mr. Gottesman’s employment agreements. The amount of compensation payable to Mr. Gottesman upon termination without cause is shown below. No severance payments are due to Mr. Gottesman in the event his employment is terminated as a result of his resignation, death or disability, and his employment agreements do not contain any change of control payments.

Post-Termination Covenants

Mr. Gottesman’s employment agreements contain post-employment covenants related to confidentiality, non-competition, non-dealing and non-solicitation. Each of his non-competition covenants extends for twelve months following termination of employment. Each of his non-dealing and non-solicitation covenants covers clients, prospective clients, intermediaries, prospective intermediaries and employees, and extends for six to eighteen months following termination of employment.

		Termination
Executive Payments	Voluntary	Without	For Cause	Death or
Upon Termination(1)	Termination	Cause	Termination	Disability

Severance payments	$—	$230,769 (2)	$—	$—

(1)	Mr. Gottesman has an employment agreement with each of the Company, GLG Partners LP and GLG Partners Services LP. The provisions regarding severance payments are identical under each of Mr. Gottesman’s employment agreements with each of these entities. The amount of compensation payable in the event of termination to Mr. Gottesman is aggregated in the table to reflect the total such amount payable by the Company, GLG Partners LP and GLG Partners Services LP.

(2)	Under the employment agreements, we may terminate Mr. Gottesman’s employment at any time without cause by paying to such executive in a lump sum twelve weeks of such executive’s base salary. Alternatively, we may elect to provide Mr. Gottesman with at least twelve weeks of advance notice of such executive’s termination without cause, in which case the twelve weeks of base salary referenced in the prior sentence will be paid to such executive in equal, periodic payroll installments over the subsequent twelve-week period prior to termination of employment.

Emmanuel Roman

The following table reflects the amount of compensation payable to Emmanuel Roman in the event of termination of Mr. Roman’s employment based on the applicable provisions of Mr. Roman’s employment agreements. The amount of compensation payable to the executive upon termination without cause is shown below. No severance payments are due to Mr. Roman in the event his employment is terminated as a result of his resignation, death or disability, and his employment agreements do not contain any change of control payments.

Post-Termination Covenants

Mr. Roman’s employment agreements contain post-employment covenants related to confidentiality, non-competition, non-dealing and non-solicitation. Each of his non-competition covenants extends for twelve months following termination of employment. Each of his non-dealing and non-solicitation covenants covers clients, prospective clients, intermediaries, prospective intermediaries and employees, and extends for six to eighteen months following termination of employment

		Termination
Executive Payments	Voluntary	Without		For Cause	Death or
Upon Termination(1)	Termination	Cause		Termination	Disability

Severance payments	$—	$230,769	(2)	$—	$—

(1)	Mr. Roman has an employment agreement with each of the Company, GLG Partners LP and GLG Partners Services LP. The provisions regarding severance payments are identical under each of Mr. Roman’s employment agreements with each of these entities. The amount of compensation payable in the event of termination to Mr. Roman is aggregated in the table to reflect the total such amount payable by the Company, GLG Partners LP and GLG Partners Services LP.

(2)	Under the employment agreements, we may terminate Mr. Roman’s employment at any time without cause by paying to such executive in a lump sum twelve weeks of such executive’s base salary. Alternatively, we may elect to provide Mr. Roman with at least twelve weeks of advance notice of such executive’s termination without cause, in which case the twelve weeks of base salary referenced in the prior sentence will be paid to such executive in equal, periodic payroll installments over the subsequent twelve-week period prior to termination of employment.

Pierre Lagrange

The following table reflects the amount of compensation payable to Pierre Lagrange in the event of termination of such executive’s employment based on the applicable provisions of Mr. Lagrange’s employment agreements. The amount of compensation payable to Mr. Lagrange upon termination without cause is shown below. No severance payments are due to Mr. Lagrange in the event his employment is terminated as a result of his resignation, death or disability, and his employment agreements do not contain any change of control payments.

Post-Termination Covenants

Mr. Lagrange’s employment agreements contain post-employment covenants related to confidentiality, non-competition, non-dealing and non-solicitation. Each of his non-competition covenants extends for twelve months following termination of employment. Each of his non-dealing and non-solicitation covenants covers clients, prospective clients, intermediaries, prospective intermediaries and employees, and extends for six to eighteen months following termination of employment.

		Termination
Executive Payments	Voluntary	Without		For Cause	Death or
Upon Termination(1)	Termination	Cause		Termination	Disability

Severance payments	$—	$230,769	(2)	$—	$—

(1)	Mr. Lagrange has an employment agreement with each of GLG Partners LP and GLG Partners Services Limited. The provisions regarding severance payments are identical under both of Mr. Lagrange’s employment agreements with these entities. The amount of compensation payable in the event of termination to Mr. Lagrange is aggregated in the table to reflect the total such amount payable by GLG Partners LP and GLG Partners Services Limited.

(2)	Under the employment agreements, we may terminate Mr. Lagrange’s employment at any time without cause by paying to such executive in a lump sum twelve weeks of such executive’s base salary. Alternatively, we may elect to provide Mr. Lagrange with at least twelve weeks of advance notice of such executive’s termination without cause, in which case the twelve weeks of base salary referenced in the prior sentence will be paid to such executive in equal, periodic payroll installments over the subsequent twelve-week period prior to termination of employment.

Jeffrey M. Rojek

The following table reflects the amount of compensation payable to Mr. Rojek in the event of termination of his employment based on the applicable provisions of his employment agreement and restricted stock agreement. The amount of compensation payable to Mr. Rojek upon termination without cause, death or disability is shown below. All severance payments to Mr. Rojek are conditioned on the execution of a release discharging the Company of any claims or liabilities in relation to his employment with the Company.

Post-Termination Covenants

Mr. Rojek’s employment agreement contains post-employment covenants related to confidentiality, non-competition, non-dealing and non-solicitation/no-hire. His non-competition covenant extends for twelve months following termination of employment. His non-dealing and non-solicitation/no-hire covenants cover clients and employees, and extend for six, twelve or eighteen months following termination of employment.

			Termination
Executive Payments	Voluntary		Without		For Cause		Death or
Upon Termination	Termination		Cause		Termination		Disability

Severance payments	$—		$1,700,000	(1)	$—		$—
Restricted stock (unvested and accelerated) — before Change of Control	$—	(2)	$—	(2)	$—	(2)	$87,781	(3)
Restricted stock (unvested and accelerated) — following Change of Control and occurrence of termination trigger	$—	(2)	$87,781	(3)	$—	(3)	$87,781	(3)

(1)	Under Mr. Rojek’s employment agreement, in the event of the termination of his employment without cause, he will be entitled to twelve weeks of his base salary, payable in a lump sum at the time of his termination. Alternatively, in lieu of making the payment of the lump sum set forth in the prior sentence, we may elect to provide Mr. Rojek with at least twelve weeks of advance notice of his termination without cause, in which case such amount will be paid to Mr. Rojek in equal, periodic payroll installments over the subsequent twelve-week period prior to termination of employment. In the event of the termination of Mr. Rojek’s employment without cause on or before the second anniversary of his start date, he will be entitled to the continued payment of his salary through the second anniversary of his start date of March 18, 2008, as well as any remaining unpaid bonus amounts for such period at the time or times the bonus payment or payments would have been made, subject to his duty to mitigate.

(2)	Under Mr. Rojek’s restricted stock agreement and the terms of the 2007 LTIP, upon a termination of employment under these circumstances, any unvested shares of restricted stock are automatically forfeited unless otherwise determined by the Compensation Committee or the board of directors.

(3)	Under Mr. Rojek’s restricted stock agreement, he shall be deemed to have earned 100% of the 38,670 unvested shares of restricted stock on the earliest date of occurrence of the following events: (a) his death or disability; or (b) the occurrence of a change of control and within one year thereafter the occurrence of termination of service without cause. The foregoing accelerated vesting of the restricted stock is limited to the maximum amount that will not be subject to excise tax under Section 280G of the Code. The amounts shown represent 38,670 shares of restricted stock based on the closing price of our common stock on December 31, 2008 of $2.27 per share.

Simon White

The following table reflects the amount of compensation payable to Simon White in the event of termination of his (1) employment based on the applicable provisions of his employment agreement, (2) limited partner status based on the applicable provisions of the limited partner profit share arrangement or (3) member status based on the applicable provisions of the equity participation plan. The amount of compensation payable to him upon termination without cause is shown below. No severance payments are due to him in the event his employment is terminated as a result of his resignation, death, or disability, and his employment agreement does not contain any change of control payments.

Limited Partner Profit Share Arrangement and Equity Participation Plan

Mr. White is a member of Laurel Heights LLP and a limited partner of Sage Summit LP and Lavender Heights Capital LP, through which he participates in the limited partner profit share arrangement and the equity participation plan described above under “Certain Relationships and Transactions with Related Persons — Limited Partner Profit Share Arrangement” and “— Equity Participation Plan”.

Post-Termination Covenants

Mr. White’s employment agreement contains post-employment covenants related to confidentiality, non-competition, non-dealing and non-solicitation. His non-competition covenants extends for twelve months following termination of employment. His non-dealing and non-solicitation covenants covers clients, prospective clients, intermediaries, prospective intermediaries and employees, and extends for six to eighteen months following termination of employment.

In addition, under the terms of the applicable limited liability partnership agreement of Laurel Heights LLP and limited partnership agreements of Sage Summit LP and Lavender Heights Capital LP, Mr. White may not use or disclose confidential information following the termination of his membership or limited partnership relationship. In addition, Mr. White is subject to certain post-termination restrictions on his competition with our business or his solicitation of existing or potential clients, intermediaries or employees for periods of six, twelve or eighteen months, as the case may be.

Pursuant to Mr. White’s limited partnership agreements with Sage Summit LP and Lavender Heights Capital LP and for purposes of the accelerated vesting of any award under the equity participation plan, “change of control” means:

•	the ownership by any person of beneficial ownership of the Company’s combined voting power in excess of the greater of (i) 25% of the Company’s outstanding voting securities, or (ii) the then outstanding voting securities beneficially owned by the Principals and the Trustees, except for (x) any acquisition by any employee benefit plan of the Company or a subsidiary, (y) any acquisition pursuant to the exchange of Exchangeable Class B Ordinary Shares of FA Sub 2 Limited for shares of common stock of the Company, or (z) any acquisition pursuant to a transaction that complies with clauses (A), (B) and (C) of the following paragraph; or

•	the Company’s merger or consolidation with another entity, unless (A) the beneficial owners of the Company prior to such transaction continue to own more than 50% of the combined voting power of the Company, (B) no person (except any employee benefit plan or related trust of the Company or a subsidiary) beneficially owns in excess of the greater of (x) 25% of the Company’s shares or (y) the number of Company’s shares beneficially owned by the Principals and Trustees, and (C) at least a majority of the board of directors of the resulting corporation were members of Company’s board of directors; or

•	individuals who, as of November 2, 2007, constitute the board of directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the board of directors; counting as a member of the Incumbent Board any individual becoming a director subsequent to that date whose election or nomination was approved by at least a majority of the directors then comprising the Incumbent Board; or

•	approval by the Company’s shareholders of a complete liquidation or dissolution of the Company.

		Termination
		Without Cause or
Executive Payments	Voluntary	Resignation for		For Cause	Death or
Upon Termination	Termination	Good Reason		Termination	Disability

Severance payments	$—	$115,385	(1)	$—	$—
Limited Partner Profit Share Arrangement(2)	$—	$—		$—	$—
Equity Participation Plan — before Change of Control(3)	$—	$—		$—	$—
Equity Participation Plan — following Change of Control	$—	$1,499,400	(4)	$—	$1,499,400	(5)

(1)	Under the employment agreement, we may terminate the employment of Mr. White at any time without cause by paying to him in a lump sum twelve weeks of his base salary. Alternatively, we may elect to provide Mr. White with at least twelve weeks of advance notice of his termination without cause, in which case the twelve weeks of base salary referenced in the prior sentence will be paid to Mr. White in equal, periodic payroll installments over the subsequent twelve-week period prior to termination of employment.

(2)	Laurel Heights LLP may remove Mr. White as a member (i) for cause, (ii) where certain triggering events have occurred, (iii) upon his reaching age 60 or (iv) for any reason or no reason. Laurel Heights LLP may remove Mr. White as a member pursuant to clause (iv) by giving not less than 12 weeks notice. In all other removal circumstances, the removal will be with immediate effect. Mr. White may receive a discretionary bonus from Laurel Heights LLP in connection with his removal as a member at the sole discretion of the managing member.

(3)	Each of Sage Summit LP and Lavender Heights Capital LP may remove Mr. White as a limited partner (i) for cause, (ii) where he has ceased his service as a partner, member, employee or otherwise of an associated entity, (iii) at any time after his awards under the equity participation plan have fully vested, (iv) at any time, if the Principals maintain “control” of GLG Partners LP and (v) upon his death or disability. In addition, Sage Summit LP may remove Mr. White as a limited partner upon his voluntary withdrawal as a member of Laurel Heights LLP. Mr. White’s removal as a limited partner will be effective immediately upon delivery of a removal notice.

(4)	Pursuant to his limited partnership agreements with Sage Summit LP and Lavender Heights Capital LP, in the event of the termination of Mr. White’s employment without cause or if he resigns due to good reason following a change of control, his awards under the equity participation plan will continue to vest in accordance with the existing vesting schedule notwithstanding the termination of employment. Mr. White would be entitled to receive the remaining 50% of his cash and stock award under the equity participation plan in installments on each of November 2, 2009 and 2010. The amount shown represents the value of the $1,000,000 unvested cash amount and 220,000 unvested shares of common stock based on the closing price of our common stock on December 31, 2008 of $2.27 per share.

(5)	Pursuant to his limited partnership agreements with Sage Summit LP and Lavender Heights Capital LP, in the event of death or disability following a change of control, the vesting of Mr. White’s awards under the equity participation plan will immediately accelerate and will be deemed to have fully vested on the date of such death or disability. The amount shown represents the value of the $1,000,000 unvested cash amount and 220,000 unvested shares of common stock based on the closing price of our common stock on December 31, 2008 of $2.27 per share.

Alejandro San Miguel

The following table reflects the amount of compensation payable to Mr. San Miguel in the event of termination of his employment based on the applicable provisions of his employment agreement and restricted stock agreement. The amount of compensation payable to Mr. San Miguel upon termination without cause, resignation due to good reason, death or disability is shown below. Under his employment agreement, the amount of compensation payable to Mr. San Miguel upon termination without cause or resignation due to good reason increases if such termination occurs after a “change of control”. All severance payments to

Mr. San Miguel are conditioned on the execution of a release discharging the Company of any claims or liabilities in relation to his employment with the Company.

For purposes of the accelerated vesting of any restricted stock award, “change of control” has, the same definition as under Mr. White’s limited partnership agreements with Sage Summit LP and Lavender Heights Capital LP above; however, for purposes of the accelerated vesting of any severance payments, “change of control” has the same meaning, except (1) the definition cannot be modified by the Compensation Committee or such other committee designated by the board of directors, and (2) the determination of the Incumbent Board excludes any such individual whose initial assumption of office occurs as a result of actual or threatened solicitation of proxies or consents by or on behalf of a individual, entity, or group other than the board of directors.

Post-Termination Covenants

Mr. San Miguel’s employment agreement contains post-employment covenants related to confidentiality, non-competition, non-dealing and non-solicitation/no-hire. His non-competition covenant extends for twelve months following termination of employment. His non-dealing and non-solicitation/no-hire covenants cover clients and employees, and extend for twelve or eighteen months following termination of employment. Mr. San Miguel has also committed not to work on any matter that is adverse to us for three years following termination of employment and, as an attorney, he remains at all times subject to any applicable ethical rules or codes.

	Termination
	without Cause
	or Resignation						For Certain
Executive Payments	for Good		For Cause		Death or		Changes of
Upon Termination	Reason		Termination		Disability		CEO(1)

Severance payments — before Change of Control	$1,250,000	(2)	$—		$1,000,000	(3)	$—
Severance payments — following Change of Control	$2,860,406	(4)	$—		$1,000,000	(3)	$—
Restricted stock (unvested and accelerated) — before Change of Control	$—	(5)	$—	(5)	$516,005	(6)	$516,005	(6)
Restricted stock (unvested and accelerated) — following Change of Control and occurrence of termination trigger	$516,005	(6)	$—	(5)	$516,005	(6)	$516,005	(6)

(1)	The acceleration of vesting of Mr. San Miguel’s restricted stock awards upon this trigger event applies only under Mr. San Miguel’s restricted stock agreement and not under his employment agreement.

(2)	Under Mr. San Miguel’s employment agreement, in the event of the termination of his employment without cause or if he resigns due to good reason, he will be entitled to the following severance payments: (i) six months of his base salary, payable in a lump sum at the time of his termination; (ii) his $1 million bonus for the prior year, to the extent it has not already been paid to him, payable within thirty days following his termination of employment; and (iii) a pro rata portion of his $1 million bonus for the year in which he terminates, payable by March 15th of the following year, provided that any performance goals related to such bonus have been satisfied. Alternatively, in lieu of making the payment set forth in clause (i) of the prior sentence, we may elect to provide Mr. San Miguel with at least six months of advance notice of his termination without cause, in which case such amount will be paid to Mr. San Miguel in equal, periodic payroll installments over the subsequent six-month period prior to termination of employment.

(3)	Under Mr. San Miguel’s employment agreement, in the event of the termination of his employment due to death or disability, he (or his estate) will be entitled to the following severance payments: (i) his $1 million bonus for the prior year, to the extent it has not already been paid to him, payable within thirty days following his termination of employment; and (ii) a pro rata portion of his $1 million bonus for the year in which he terminates, payable by March 15th of the following year, provided that any performance goals related to such bonus have been satisfied.

(4)	Under Mr. San Miguel’s employment agreement, in the event of the termination of his employment without cause or if he resigns due to good reason following a change of control, he will be entitled to the following enhanced severance payments, payable within thirty days following his termination of employment: (i) his $1 million bonus for the prior year, to the extent it has not already been paid to him; (ii) a pro rata portion of his $1 million bonus for the year in which he terminates; (iii) a payment equal to two times his annual base salary (as in effect at the time of his termination or the occurrence of the change of control, whichever is greater); and (iv) a payment equal to two times the greater of his bonus for the preceding year or the bonus for the year preceding the occurrence of the change of control. In addition, to the extent permitted under applicable plan terms, Mr. San Miguel would be entitled to two years of continued coverage under our health insurance plans at then existing contribution rates, representing a benefit valued at $60,406 as of December 31, 2008. The foregoing payments and the accelerated vesting of the restricted stock described in footnote (6) are limited to the maximum amount that will not be subject to the excise tax under Section 280G of the Internal Revenue Code.

(5)	Under Mr. San Miguel’s restricted stock agreement and the terms of the 2007 LTIP, upon a termination of employment under these circumstances, any unvested shares of restricted stock are automatically forfeited unless otherwise determined by the Compensation Committee or the board of directors.

(6)	Under Mr. San Miguel’s restricted stock agreement, he shall be deemed to have earned 100% of the 227,315 unvested shares of restricted stock on the earliest date of occurrence of the following events: (a) his death or disability; (b) Noam Gottesman no longer serving as Chief Executive Officer of the Company; or (c) the occurrence of a change of control and at any time thereafter the occurrence of termination of service either (i) because we have terminated Mr. San Miguel’s employment without cause or (ii) by Mr. San Miguel for good reason. The severance benefits described in footnote (2) and the accelerated vesting of the restricted stock described in footnote (3) are limited to the maximum amount that will not be subject to excise tax under Section 280G of the Code. The amounts shown represent 227,315 unvested shares of unvested stock based on the closing price of our common stock on December 31, 2008 of $2.27 per share.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information, as of December 31, 2008, about shares of our common stock that may be issued upon the vesting of restricted stock granted to employees, consultants or directors under all of our existing equity compensation plans. The table does not include information with respect to shares subject to the equity participation plan, which was assumed by the Company in connection with the acquisition of GLG. Upon forfeiture, any unvested shares of restricted stock under the equity participation plan will not be returned to the Company but instead to the limited partnerships, Sage Summit LP and Lavender Heights Capital LP, which may reallocate such shares to their existing or future limited partners. The table also does not include information with respect to shares subject to the 2009 Long-Term Incentive Plan which was adopted by our board of directors on February 2, 2009 and which is subject to shareholder approval as described below under “Proposal to Approve 2009 Long-Term Inventive Plan (Proposal 2)”.

In February 2009, we paid discretionary bonuses to certain of our key personnel (other than the Named Executive Officers) in the form of shares of unrestricted stock in the aggregate amount of 28,290,535 shares under our 2007 LTIP. Following the awards, the number of securities available for future issuance under our equity compensation plans as of March 13, 2009 was 9,350,242 shares.

	(a)	(b)	(c)
	Number of	Weighted-	Number of Securities
	Securities to be	Average	Remaining Available
	Issued Upon	Exercise	for Future Issuance
	Vesting of	Price	Under Equity
	Outstanding	of Outstanding	Compensation Plans
	Restricted	Restricted	(Excluding Securities
Plan Category	Stock Awards	Stock Awards	Reflected in Column(a))

Equity compensation plans approved by shareholders	8,606,708	N/A	38,181,246
Equity compensation plans not approved by shareholders	—	N/A	—

Total	8,606,708		38,181,246

PROPOSAL TO APPROVE 2009 LONG-TERM INCENTIVE PLAN (Proposal 2)

You are being asked to approve the 2009 Long-Term Incentive Plan (the “2009 LTIP”). The 2009 LTIP was adopted by our board of directors, subject to the approval of the shareholders. A copy of the 2009 LTIP is attached as Annex A to this proxy statement.

Our board of directors believes that the attraction and retention of high quality personnel are essential to our continued growth and success and that an incentive plan such as our current 2007 Long-Term Incentive Plan (the “2007 LTIP”), which was previously approved by our shareholders, is necessary for us to remain competitive in our compensation practices. Since its adoption in 2007, a substantial portion of the shares available for issuance under the 2007 LTIP have been used for grants of awards of stock and restricted stock to existing and newly hired employees, service providers (including certain individuals who hold direct or indirect limited partnership interests in certain GLG entities and are participants in the limited partner profit share arrangement) and non-employee directors. As of March 13, 2009, there were approximately 7.0 million shares available for additional grants under the 2007 LTIP and additional awards of restricted stock to our non-employee directors have been approved for issuance on April 1, 2009. In the absence of the approval of the 2009 LTIP, after the grant of awards for the remaining authorized shares under the 2007 LTIP, no additional shares will be available for future awards under the 2007 LTIP, except to the extent that shares become available upon termination or cancellation of outstanding awards. It is for these reasons that our board of directors approved the 2009 LTIP.

The 2009 LTIP would replace in its entirety our 2007 LTIP and our 2007 LTIP would be terminated other than with respect to outstanding awards. The 2009 LTIP would authorize the delivery of a maximum of 40,000,000 shares, in addition to the shares that remain available for awards under the 2007 LTIP as of the date the 2009 LTIP is approved by shareholders. In addition, to the extent that any outstanding awards under our 2007 LTIP as of the date the 2009 LTIP is approved by the shareholders are cancelled, forfeited or otherwise lapse unexercised pursuant to the terms of that plan, the shares underlying those awards would be available for awards under the 2009 LTIP.

Description of the 2009 LTIP

The following is a brief description of certain material provisions of the 2009 LTIP. These statements do not purport to be complete and are qualified in its entirety by reference to the 2009 LTIP attached as Annex A.

The 2009 LTIP permits our board of directors or the Compensation Committee of our board of directors or another committee designated by the board of directors and comprised of one or more members of the board (the “Committee”, including such officer or officers to whom the Committee may be permitted to delegate authority to act under the 2009 LTIP) to grant awards from time to time as stock options (which may be incentive stock options eligible for special tax treatment or non-qualified stock options), stock, restricted stock, restricted stock units (“RSUs”), stock appreciation rights (“SARs”) (which may be in conjunction with or separate and apart from a grant of stock options), cash, performance units and performance shares. Any of these types of awards (except stock options or stock appreciation rights, which are deemed to be performance based) may be granted as performance compensation awards intended to qualify as performance based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Sub-Plan A provides for awards to employees, service providers (other than certain individuals who hold direct or indirect limited partnership interests in certain GLG entities and are participants in the limited partner profit share arrangement (“Limited Partners”)) and non-employee directors, while Sub-Plan B provides for awards to Limited Partners.

Subject to adjustment in the event of any change in or affecting shares of our common stock, including but not limited to stock dividends, stock splits and reorganizations, the number of shares of our common stock which may be delivered upon exercise of options or upon grant or in payment of other awards under the 2009 LTIP will not exceed 40,000,000 shares, in addition to the approximately 7.0 million authorized shares that currently remain available for awards under the 2007 LTIP, which may be allocated in the Committee’s discretion between Sub-Plan A and Sub-Plan B and to or among any of the types of awards authorized under the Sub-Plans and all of which may be issued as incentive stock options. Under the 2009 LTIP, all shares of our common stock with respect to the unexercised, undistributed or unearned portion of any terminated or forfeited award will be available for further awards. See “— Anti-Dilution and Other Adjustment Provisions”. In addition, to the extent that any outstanding awards under our 2007 LTIP as of the date the 2009 LTIP is approved by the shareholders are cancelled, forfeited or otherwise lapse unexercised pursuant to the terms of that plan, the shares underlying those awards would be available for awards under the 2009 LTIP.

Subject to the adjustment provisions discussed below under “Sub-Plan A — Anti-Dilution and Other Adjustment Provisions” and “Sub-Plan B — Anti-Dilution and Other Adjustment Provisions”, no single 2009 LTIP participant will receive annual awards of more than (1) 8,000,000 stock options (measured by the number of shares of common stock underlying such stock options), SARs (measured by the number of shares of common stock underlying such SARs) or any combination thereof or (2) 8,000,000 shares of performance based restricted stock, performance based RSUs (measured by the number of shares underlying such RSUs) or any combination thereof, under the 2009 LTIP and any other stock-based compensation plan of our Company.

Sub-Plan A:

Sub-Plan A provides for awards to employees, service providers (other than Limited Partners) and non-employee directors.

Purpose; Eligibility

The purpose of the Sub-Plan A is to promote the interests of our company and our shareholders to assist in:

•	attracting, motivating and retaining employees, service providers and non-employee directors; and

•	aligning the interests of our employees, service providers and non-employee directors who participate in Sub-Plan A with the interests of our shareholders.

Sub-Plan A will remain in effect until all awards under Sub-Plan A have been exercised or terminated under the terms of Sub-Plan A and applicable award agreements, provided that awards under Sub-Plan A may be granted only within ten years from the 2009 LTIP’s effective date.

Awards under Sub-Plan A may be made to an individual who is (1) an employee of ours or any of our subsidiaries, (2) a service provider of ours or any of our subsidiaries (other than Limited Partners) or (3) a non-employee director of ours.

Terms of Awards

Stock Options.  A stock option is an option to purchase a specific number of shares of our common stock exercisable at such time or times, and subject to such terms and conditions, as the Committee may determine consistent with the terms of Sub-Plan A, including the following:

•	the exercise price of an option will not be less than the fair market value of our common stock on the date the option is granted;

•	no option may be exercisable more than ten years after the date the option is granted;

•	the exercise price of an option will be paid in cash or, at the discretion of the Committee, in shares of our common stock or by withholding shares of our common stock for which the option is exercisable, valued at the fair market value on the date of exercise or through any combination of the foregoing; and

•	no fractional shares of our common stock will be issued or accepted.

Incentive stock options, which are options that comply with the requirements of Section 422 of the Code, are subject to the following additional provisions:

•	the aggregate fair market value (determined at the time of grant) of the shares of our common stock subject to incentive stock options that are exercisable by one person for the first time during a particular calendar year may not exceed the maximum amount permitted under the Code (currently $100,000); provided, however, that if the limitation is exceeded, the incentive stock options in excess of such limitation will be treated as non-qualified stock options;

•	no incentive stock option may be granted under Sub-Plan A more than ten years after the effective date of Sub-Plan A; and

•	no incentive stock option may be granted to any participant who on the date of grant is not our employee or an employee of one of our subsidiaries within the meaning of Code Section 424(f).

For purposes of Sub-Plan A, fair market value means the closing sale price of our common stock as reported by the NYSE (or if our common stock is not then traded on the NYSE, the closing sale price of our common stock on the stock exchange or over-the-counter market on which our common stock is principally trading) on the date of a determination (or on the immediately preceding day our common stock was traded if it was not traded on the date of a determination).

Stock.  Shares of common stock may be issued to participants without any restrictions on transfer or other vesting requirements.

Restricted Stock.  Shares of restricted stock are shares of our common stock that are issued to a participant subject to restrictions on transfer and such other restrictions on incidents of ownership as the Committee may determine, which restrictions will lapse at such time or times, or upon the occurrence of such event or events as the Committee may determine, including but not limited to the achievement, over a specified period of time, of one or more specific goals with respect to our performance, the performance of a business unit (which may but need not be a subsidiary) or the performance of the participant. Subject to the specified restrictions, the participant as owner of the shares of restricted stock will have the rights of the holder thereof, except that the Committee may provide at the time of the award that any dividends or other distributions paid with respect to the shares of restricted stock while subject to the restrictions (1) will or will not be paid, (2) will be accumulated, with or without interest, or (3) will be reinvested in our common stock and held subject to the same restrictions as the restricted stock and such other terms and conditions as the Committee will determine.

Restricted Stock Units.  A restricted stock unit, or RSU, is an award of a right to receive at a specified future date an amount based on the fair market value of a specified number of shares of our common stock on the payout date, subject to such terms and conditions as the Committee may establish. RSUs that become payable in accordance with their terms and conditions will be paid out in our common stock, in cash based on the fair market value of the common stock underlying the RSUs on the payout date (or at the sole discretion of the Committee, the day immediately preceding that date) or partly in cash (as so based) and partly in our common stock, as the Committee may determine. No participant who holds RSUs will have any ownership interest in the shares of common stock to which such RSUs relate until and unless payment with respect to such restricted stock units is actually made in shares of common stock. The Committee may provide at the time of the award for (1) no deemed accumulation of dividend equivalents, (2) the deemed accumulation of dividend equivalents in cash, with or without interest, or (3) the deemed reinvestment of dividend equivalents in our common stock held subject to the same conditions as the RSU and such other terms and conditions as the Committee may determine.

Stock Appreciation Rights.  A stock appreciation right, or SAR, is the right to receive a payment measured by the excess of the fair market value of a specified number of shares of our common stock on the date on which the participant exercises the SAR over the grant price of the SAR determined by the Committee, which shall be exercisable at such time or times and subject to such terms and conditions as the Committee may determine consistent with the provisions of the 2009 LTIP. The grant price of a SAR shall not be less than 100% of the fair market value of the shares of stock covered by the SAR on the date the SAR is granted, and no SAR may be exercisable more than ten years after the date the SAR is granted. Under Sub-Plan A, SARs may be (1) freestanding SARs or (2) tandem SARs granted in conjunction with an option, either at the time of grant of the option or at a later date, and exercisable at the participant’s election instead of all or any part of the related option. The payment to which a participant is entitled on exercise of a SAR may be in cash, in our common stock valued at fair market value on the date of exercise or partly in cash and partly in our common stock, as the Committee may determine.

Performance Units.  A performance unit is an award denominated in cash, the amount of which may be based on the achievement, over a specified period of time, of one or more specific goals with respect to our performance, the performance of a business unit (which may but need not be a subsidiary) or the performance of a participant to whom the performance units are granted. The amount that may be paid to any one participant with respect to performance units will not exceed $50 million earned per fiscal year (or part thereof) during the performance period. Performance units that become payable in accordance with their terms and conditions will be paid out in cash, shares of our common stock valued at fair market value on the payout date (or at the sole discretion of the Committee, the day immediately preceding that date), or a combination of cash and shares of our common stock, as the Committee may determine.

Performance Shares.  A performance share is an award of a right to receive at a specified future date an amount based on the fair market value of a specified number of shares of our common stock on the payout date, subject to such terms and conditions as the Committee may establish, including but not limited to on the achievement, over a specified period of time, of one or more specific goals with respect to our performance, the performance of a business unit (which may but need not be a subsidiary) or the performance of a participant to whom the performance shares are granted. Performance shares that become payable in accordance with their terms and conditions will be paid out in cash based on the fair market value of our common stock on the payout date (or at the sole discretion of the Committee, the day immediately preceding that date), shares of our common stock, or a combination of cash and shares of our common stock, as the Committee may determine. Any person who holds performance shares shall have no ownership interest in any shares of our common stock to which such performance shares relate until and unless payment with respect to such performance shares is actually made in shares of our common stock. The Committee may provide for (1) no deemed accumulation of dividend equivalents, (2) the deemed accumulation of dividend equivalents in cash, with or without interest, or (3) the deemed reinvestment of dividend equivalents in our common stock held subject to the same conditions as the performance shares and such other terms and conditions as the Committee may determine.

Performance Compensation Awards.  The Committee may designate any award (other than an option or SAR) at the time of its grant as a performance compensation award so that the award may constitute qualified performance-based compensation under Code Section 162(m), to the extent applicable. With respect to each performance compensation award, the Committee will establish, in writing, a performance period, performance measure(s), performance goal(s) and performance formula(s) within 90 days after the beginning of the performance period or such other date as may be required by Code Section 162(m). Once established for a performance period, such items may not be amended or otherwise modified if and to the extent such amendment or modification would cause the compensation payable pursuant to the award to fail to constitute qualified performance based compensation under Code Section 162(m).

The performance measure established by the Committee will measure our performance, that of one or more of our subsidiaries, divisions or units (which could include any fund product, managed account or individual portfolio within a fund, managed by us or a subsidiary), the participant to whom the award is granted, or any combination of the foregoing, for a performance period based on one or more of the following criteria:

•	assets under management;

•	basic or diluted earnings per share;

•	revenue;

•	operating income;

•	adjusted net income;

•	earnings before or after interest, taxes, depreciation or amortization or adjusted earnings before or after interest, taxes, depreciation or amortization;

•	return on client assets, capital, invested capital, equity, assets or net assets;

•	profitability of an identifiable subsidiary, division or unit (which could include any fund product, managed account or individual portfolio within a fund, managed by the Company or a subsidiary);

•	cash flow, operating cash flow or free cash flow (operating cash flow plus proceeds from property dispositions less capital expenditures);

•	working capital;

•	improvements in capitalization;

•	operating profit or profit margin;

•	stock price;

•	economic value added;

•	total shareholder return;

•	expense management, cost targets, reductions and savings, productivity and efficiencies;

•	development, implementation or completion of critical projects, processes, policies or plans;

•	strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, investor satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures or other corporate transactions, and budget comparisons; or

•	any combination of, or specified change in, any of the foregoing.

The foregoing measures may be applied on an absolute basis and/or relative to one or more peer group companies or indices, or any combination thereof, as the Committee shall determine. Each such measure, to the extent applicable, will be, if so determined by the Committee at the time the award is granted and to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions, cumulative effects of changes in accounting principles and other objectively determined measures. Performance measures may vary from performance period to performance period and from participant to participant and may be established on a stand-alone basis, in tandem or in the alternative.

Awards to Non-Employee Directors.  Any of our non-employee directors may be granted an award with terms and conditions including restrictions as determined from time to time by our board of directors or by the Committee. At such times as it may determine, with respect to awards not yet granted, our board of directors may change (1) the form of any award to our non-employee directors provided for in Sub-Plan A to any other type of award set forth in Sub-Plan A and (2) the size and the vesting period of any such award.

Deferrals.  The Committee may require or permit Sub-Plan A participants to defer the issuance or vesting of shares of our common stock or the settlement of awards under rules and procedures it may establish under Sub-Plan A. The Committee may also provide that deferred settlements include the payment of, or crediting of interest on, the deferral amounts, or the payment or crediting of dividend equivalents on deferred settlements in shares of our common stock. No deferral will be permitted if it will result in Sub-Plan A becoming subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

Administration

The 2009 LTIP and all awards under Sub-Plan A are administered by the Committee, which has full and complete authority, in its sole and absolute discretion:

•	to exercise all of the powers granted to it under Sub-Plan A;

•	to construe, interpret and implement Sub-Plan A and any related document;

•	to prescribe, amend and rescind rules relating to Sub-Plan A;

•	to make all determinations necessary or advisable in administering Sub-Plan A; and

•	to correct any defect, supply any omission and reconcile any inconsistency within and between Sub-Plan A and any award agreements thereunder.

Any member of the Committee who, at the time of any proposed grant of one or more awards, is not both an “outside director” as defined for purposes of Code Section 162(m) and a non-employee director as defined in Rule 16b-3(b)(3)(i) under the Exchange Act (or any successor provision) will abstain from and take no part in the Committee’s action on the proposed grant of awards to executive officers, non-employee directors and covered employees.

It is our intent that Sub-Plan A and awards under Sub-Plan A satisfy, and be interpreted in a manner that satisfy, (1) in the case of participants who are or may be our executive officers or non-employee directors or others subject to Section 16 of the Exchange Act, the applicable requirements of Rule 16b-3 under the Exchange Act, so that such persons will be entitled to the benefits of Rule 16b-3, or other exemptive rules under Section 16 of the Exchange Act, and will not be subjected to avoidable liability under Section 16(b) of the Exchange Act, (2) in the case of performance compensation awards to covered employees, as defined in the Code, the applicable requirements of Code Section 162(m), if applicable, and (3) either the requirements for exemption under Code Section 409A or the requirements for compliance with Code Section 409A and the Committee may add provisions or make certain modifications and amendments to awards to facilitate such compliance; however, there can be no assurance that Sub-Plan A awards will in fact satisfy these requirements.

The Committee may delegate to an officer of ours (1) the right to designate employees or service providers (other than the delegated officer or any executive officer, or Noam Gottesman, Emmanuel Roman or Pierre Lagrange, each, a Principal) to be granted options and SARs and the number of shares of common stock subject to options and SARs granted to each such employee and service provider; provided that the aggregate number of shares of common stock to be subject to such options and SARs so to be awarded and their terms and conditions shall be determined by the Committee; and (2) the authority to establish an appropriate mechanism (including necessary election forms) for the payment of withholding taxes for any awards.

The current members of our Compensation Committee are Ian Ashken, Martin Franklin and James Hauslein and for awards to certain employees and service providers under Sub-Plan A, Noam Gottesman and Emmanuel Roman have been appointed as the Committee.

Award Agreements

Each award under Sub-Plan A will be evidenced by an award agreement between us and the participant setting forth the terms and conditions applicable to the award, including but not limited to:

•	provisions for the time at which the award becomes exercisable or otherwise vests;

•	provisions for the treatment of the award in the event of the termination of a participant’s status as an employee, service provider or non-employee director; and

•	any special provisions applicable in the event of an occurrence of a change of control of our company, as determined by the Committee consistent with the provisions of Sub-Plan A.

Rights as an Employee, Service Provider or Non-Employee Director

Nothing contained in Sub-Plan A or in any award agreement confers upon any employee, service provider, non-employee director or participant any right to continue in the employ or other service of our company or any of our subsidiaries or constitutes any contract or limits in any way our right or the rights of our subsidiaries to change such person’s compensation or other benefits or to terminate the employment or other service of such person with or without cause. A transfer of an employee or service provider from our company to a subsidiary of ours, or vice versa, or from one subsidiary to another, a change in a participant’s status from an employee to a Limited Partner, or vice versa, or a leave of absence, duly authorized by us, shall not be deemed a termination of employment or other service for purposes of any outstanding awards under Sub-Plan A.

Rights as a Shareholder

A Sub-Plan A participant will have no rights as a shareholder with respect to any shares of common stock covered by an award until the date the participant becomes a holder of record of such shares. Except as described below under “— Anti-Dilution and Other Adjustment Provisions”, no adjustment will be made for dividends or other rights, unless the award agreement specifically requires such adjustment.

Anti-Dilution and Other Adjustment Provisions

In the event of any change in or affecting the outstanding shares of our common stock by reason of a stock dividend or split, merger or consolidation (whether or not we are the surviving corporation), recapitalization, reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend in cash, securities or other property, our board of directors will make such amendments to Sub-Plan A and outstanding awards and award agreements and make such equitable and other adjustments and take such actions thereunder as applicable, under the circumstances. The equitable adjustments to outstanding awards will be required to ensure that the intrinsic value of each outstanding award immediately after any of the events resulting in changes in or affecting the shares of our common stock described above is equal to the intrinsic value of each outstanding award immediately prior to any of these events. These amendments, adjustments and actions will include, as applicable, changes in the number of shares of our common stock then deliverable pursuant to Sub-Plan A, the number of shares of our common stock then remaining subject to awards of common stock, restricted stock, restricted stock units and performance shares or subject to outstanding awards, and the maximum number of shares that may be granted or delivered to any single participant pursuant to Sub-Plan A, including those that are then covered by outstanding awards, the option exercise price under outstanding options and the SAR grant price under outstanding SARs, and accelerating the vesting of outstanding awards.

Amendment and Termination

Our board of directors may at any time amend, suspend or terminate Sub-Plan A, in whole or in part, except that, without the approval of our shareholders, no such action will materially increase the benefits accruing to participants under Sub-Plan A or otherwise make any material revision to Sub-Plan A, or otherwise be effective, except to the extent that such approval is necessary to comply with any tax or regulatory requirement applicable to Sub-Plan A, including applicable requirements of the New York Stock Exchange and, except as described above under “— Anti-Dilution and Other Adjustment Provisions”, no such action may impair the rights of any holder of an award without the holder’s consent.

The Committee may at any time alter or amend any or all award agreements to the extent permitted by Sub-Plan A and applicable law, provided that except as described above under “— Anti-Dilution and Other Adjustment Provisions”, no such alteration or amendment may impair the rights of any holder of an award without the holder’s consent.

Neither our board of directors nor the Committee may, except as described above under “— Anti-Dilution and Other Adjustment Provisions”, amend Sub-Plan A or any award agreement to reprice any option or SAR whose exercise price is above the then fair market value of our common stock subject to the award, whether by decreasing the exercise price, canceling the award and granting a substitute award, or otherwise.

Withholding

Applicable taxes required by law will be withheld in respect of all awards. A participant may satisfy the withholding obligation by paying the amount of any taxes in cash or, if permitted by the Committee or if provided in the applicable award agreement, by delivering to us or having deducted from the payment, shares of our common stock to satisfy the obligation in full or in part. The amount of the withholding and the number of shares of our common stock to be delivered to us or deducted in satisfaction of the withholding requirement will be determined by the Committee with reference to the fair market value of our common stock when the withholding is required to be made; provided, however, that the amount of withholding to be paid in respect of stock options exercised through the cashless method in which shares of our common stock for which the stock options are exercised are immediately sold may be determined by reference to the price at which said shares are sold. We will have no obligation to deliver any of our common stock pursuant to the grant or settlement of any award until we have been reimbursed for all required withholding taxes.

Governing Law

Sub-Plan A, the award agreements and all actions taken under Sub-Plan A and under the award agreements will be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflict of law principles of the State of Delaware.

Change of Control

The Committee or our board of directors may provide in any award agreement for provisions relating to a change of control, including, without limitation, the acceleration of the exercisability of, or the lapse of restrictions or deemed satisfaction of goals with respect to, any outstanding awards.

For purposes of Sub-Plan A, a “change of control” is defined generally as:

•	the acquisition or ownership by any individual, entity or group of beneficial ownership of the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors (“Voting Securities”) in excess of the greater of (1) 25% of the outstanding Voting Securities and (2) the number of Voting Securities beneficially owned by the Principals and their trusts (including by their respective families, partnerships and charitable foundations controlled by any of the Principals), as the case may be;

•	a change in the composition of a majority of our board of directors which is not supported by the current board of directors;

•	a major corporate transaction, such as a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets, which results (1) in a change in the majority of the board of directors or of more than 50% of our shareholders or (2) in the acquisition by any person of beneficial ownership of more of the combined voting power of the then outstanding Voting Securities in excess of the greater of (1) 25% of the outstanding Voting Securities and (2) the number of Voting Securities beneficially owned by the Principals and their trusts (including by their respective families, partnerships and charitable foundations controlled by any of the Principals) with respect to the resulting corporation; or

•	approval by our shareholders of the complete liquidation or dissolution of the Company.

Sub-Plan B:

Sub-Plan B provides for awards to Limited Partners.

Purpose; Eligibility

The purpose of Sub-Plan B is to promote the interests of our company and our shareholders to assist in:

•	attracting, motivating and retaining the Limited Partners; and

•	aligning the interests of the Limited Partners who participate in Sub-Plan B with the interests of our shareholders.

Sub-Plan B will remain in effect until all awards under Sub-Plan B have been exercised or terminated under the terms of Sub-Plan B and applicable award agreements, provided that awards under Sub-Plan B may be granted only within ten years from the 2009 LTIP’s effective date.

Awards under Sub-Plan B may be made to an individual who is a Limited Partner.

Terms of Awards

Stock Options.  A stock option is an option to purchase a specific number of shares of our common stock exercisable at such time or times, and subject to such terms and conditions, as the Committee may determine consistent with the terms of Sub-Plan B, including the following:

•	the exercise price of an option will not be less than the fair market value of our common stock on the date the option is granted;

•	no option may be exercisable more than ten years after the date the option is granted;

•	the exercise price of an option will be paid in cash or, at the discretion of the Committee, in shares of our common stock, by withholding shares of our common stock for which the option is exercisable valued at the fair market value on the date of exercise or through any combination of the foregoing; and

•	no fractional shares of our common stock will be issued or accepted.

For purposes of Sub-Plan B, fair market value means the closing sale price of our common stock as reported by the New York Stock Exchange (or if our common stock is not then traded on the New York Stock Exchange, the closing sale price of our common stock on the stock exchange or over-the-counter market on which our common stock is principally trading on the relevant date) on the date of a determination (or on the immediately preceding day our common stock was traded if it was not traded on the date of a determination).

Stock.  Shares of common stock may be issued to participants without any restrictions on transfer or other vesting requirements.

Restricted Stock.  Shares of restricted stock are shares of our common stock that are issued to a participant subject to restrictions on transfer and such other restrictions on incidents of ownership as the Committee may determine, which restrictions will lapse at such time or times, or upon the occurrence of such event or events as the Committee may determine, including but not limited to the achievement, over a specified period of time, of one or more specific goals with respect to our performance, the performance of a business unit (which may but need not be a subsidiary) or the performance of the participant. Subject to the specified restrictions, the participant as owner of the shares of restricted stock will have the rights of the holder thereof, except that the Committee may provide at the time of the award that any dividends or other distributions paid with respect to the shares of restricted stock while subject to the restrictions (1) will not be paid, (2) will be accumulated, with or without interest, or (3) will be reinvested in our common stock and held subject to the same restrictions as the restricted stock and such other terms and conditions as the Committee will determine.

Restricted Stock Units.  A restricted stock unit, or RSU, is an award of a contractual right to receive at a specified future date an amount based on the fair market value of a specified number of shares of our common stock on the payout date, subject to such terms and conditions as the Committee may establish, including but not limited to the achievement, over a specified period of time, of one or more specific goals with respect to performance of our company, a business unit (which may but need not be a subsidiary) of our company or the participant to whom the RSUs are granted. RSUs that become payable in accordance with their terms and conditions will be paid out in our common stock, in cash based on the fair market value of the common stock underlying the RSUs on the payout date (or at the sole discretion of the Committee, the day immediately preceding that date) or partly in cash (as so based) and partly in our common stock, as the Committee may determine. No participant who holds RSUs will have any ownership interest in the shares of common stock to which such RSUs relate until and unless payment with respect to such restricted stock units is actually made in shares of common stock. The Committee may provide for (1) no deemed accumulation of dividend equivalents, (2) the deemed accumulation of dividend equivalents in cash, with or without interest, or (3) the deemed reinvestment of dividend equivalents in our common stock held subject to the same conditions as the RSU and such other terms and conditions as the Committee may determine.

Stock Appreciation Rights.  A stock appreciation right, or SAR, is the right to receive a payment measured by the excess of the fair market value of a specified number of shares of our common stock on the date on which the participant exercises the SAR over the grant price of the SAR determined by the Committee, which shall be exercisable at such time or times and subject to such terms and conditions as the Committee may determine consistent with the provisions of the 2009 LTIP. The grant price of a SAR shall not be less than 100% of the fair market value of the shares of stock covered by the SAR or the date the SAR is granted, and no SAR may be exercisable more than ten years after the date the SAR is granted. Under Sub-Plan B, SARs may be (1) freestanding SARs or (2) tandem SARs granted in conjunction with an option, either at the time of grant of the option or at a later date, and exercisable at the participant’s election instead of all or any part of the related option. The payment to which a participant is entitled on exercise of a SAR may be in cash, in our common stock valued at fair market value on the date of exercise or partly in cash and partly in our common stock, as the Committee may determine.

Performance Units.  A performance unit is an award denominated in cash, the amount of which may be based on the achievement, over a specified period of time, of one or more specific goals with respect to our performance, the performance of a business unit (which may but need not be a subsidiary) or the performance of a participant to whom the performance units are granted. The amount that may be paid to any one participant with respect to performance units will not exceed $50 million earned per fiscal year (or part thereof) during the performance period. Performance units that become payable in accordance with their terms and conditions will be paid out in cash, shares of our common stock valued at fair market value on the payout date (or at the sole discretion of the Committee, the day immediately preceding that date), or a combination of cash and shares of our common stock, as the Committee may determine.

Performance Shares.  A performance share is an award of a right to receive at a specified future date an amount based on the fair market value of a specified number of shares of our common stock on the payout date, subject to such terms and conditions as the Committee may establish, including but not limited to on the achievement, over a specified period of time, of one or more specific goals with respect to our performance, the performance of a business unit (which may but need not be a subsidiary) or the performance of a participant to whom the performance shares are granted. Performance shares that become payable in accordance with their terms and conditions will be paid out in cash based on the fair market value of our common stock on the payout date (or at the sole discretion of the Committee, the day immediately preceding that date), shares of our common stock, or a combination of cash and shares of our common stock, as the Committee may determine. Any person who holds performance shares shall have no ownership interest in any shares of our common stock to which such performance shares relate until and unless payment with respect to such performance shares is actually made in shares of our common stock. The Committee may provide for (1) no deemed accumulation of dividend equivalents, (2) the deemed accumulation of dividend equivalents in cash, with or without interest, or (3) the deemed reinvestment of dividend equivalents in our common stock held subject to the same conditions as the performance shares and such other terms and conditions as the Committee may determine.

Performance Compensation Awards.  The Committee may designate any award (other than an option or SAR) at the time of its grant as a performance compensation award so that the award constitutes qualified performance-based compensation under Code Section 162(m), to the extent applicable. With respect to each performance compensation award, the Committee will establish, in writing, a performance period, performance measure(s), performance goal(s) and performance formula(s) within 90 days after the beginning of the performance period or such other date as may be required by Code Section 162(m). Once established for a performance period, such items may not be amended or otherwise modified if and to the extent such amendment or modification would cause the compensation payable pursuant to the award to fail to constitute qualified performance based compensation under Code Section 162(m).

The performance measure established by the Committee will measure our performance, that of one or more of our subsidiaries, divisions or units (which could include any fund product, managed account or individual portfolio within a fund, managed by us or a subsidiary), the participant to whom the award is granted, or any combination of the foregoing, for a performance period based on one or more of the following criteria:

•	assets under management;

•	basic or diluted earnings per share;

•	revenue;

•	operating income;

•	adjusted net income;

•	earnings before or after interest, taxes, depreciation or amortization or adjusted earnings before or after interest, taxes, depreciation or amortization;

•	return on client assets, capital, invested capital, equity, assets or net assets;

•	profitability of an identifiable subsidiary, division or unit (which could include any fund product, managed account or individual portfolio within a fund, managed by the Company or a subsidiary);

•	cash flow, operating cash flow or free cash flow (operating cash flow plus proceeds from property dispositions less capital expenditures);

•	working capital;

•	improvements in capitalization;

•	operating profit or profit margin;

•	stock price;

•	economic value added;

•	total shareholder return;

•	expense management, cost targets, reductions and savings, productivity and efficiencies;

•	development, implementation or completion of critical projects, processes, policies or plans;

•	strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, investor satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures or other corporate transactions, and budget comparisons; or

•	any combination of, or specified change in, any of the foregoing.

The foregoing measures may be applied on an absolute basis and/or relative to one or more peer group companies or indices, or any combination thereof, as the Committee shall determine. Each such measure, to the extent applicable, will be, if so determined by the Committee at the time the award is granted and to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions, cumulative effects of changes in accounting principles and other objectively determined measures. Performance measures may vary from performance period to performance period and from participant to participant and may be established on a stand-alone basis, in tandem or in the alternative.

Deferrals.  The Committee may require or permit Sub-Plan B participants to defer the issuance or vesting of shares of our common stock or the settlement of awards under rules and procedures it may establish under Sub-Plan B. The Committee may also provide that deferred settlements include the payment of, or crediting of interest on, the deferral amounts, or the payment or crediting of dividend equivalents on deferred settlements in shares of our common stock. No deferral will be permitted if it will result in Sub-Plan B becoming subject to ERISA.

Administration

Sub-Plan B and all awards under Sub-Plan B are administered by the Committee, which has full and complete authority, in its sole and absolute discretion:

•	to exercise all of the powers granted to it under Sub-Plan B;

•	to construe, interpret and implement Sub-Plan B and any related document;

•	to prescribe, amend and rescind rules relating to Sub-Plan B;

•	to make all determinations necessary or advisable in administering Sub-Plan B; and

•	to correct any defect, supply any omission and reconcile any inconsistency within and between Sub-Plan B and any award agreements thereunder.

It is our intent that Sub-Plan B and awards under Sub-Plan B satisfy, and be interpreted in a manner that satisfy, either the requirements for exemption under Code Section 409A or the requirements for compliance with Code Section 409A and the Committee may add provisions or make certain modifications and amendments to awards to facilitate such compliance; however, there can be no assurance that Sub-Plan B awards will in fact satisfy these requirements.

The Committee may delegate to an officer of ours (1) the right to designate employees or service providers (other than the delegated officer or any executive officer or Principal) to be granted options and SARs and the number of shares of common stock subject to options and SARs granted to each such employee and service provider; provided that the aggregate number of shares of common stock to be subject to such options and SARs so to be awarded and their terms and conditions shall be determined by the Committee; and (2) the authority to establish an appropriate mechanism (including necessary election forms) for the payment of withholding taxes for any awards.

The current members of our Compensation Committee are Ian Ashken, Martin Franklin and James Hauslein and for awards to certain Limited Partners under Sub-Plan B, Noam Gottesman and Emmanuel Roman have been appointed as the Committee.

Award Agreements

Each award under Sub-Plan B will be evidenced by an award agreement between us and the participant setting forth the terms and conditions applicable to the award, including but not limited to:

•	provisions for the time at which the award becomes exercisable or otherwise vests;

•	provisions for the treatment of the award in the event of the termination of a participant’s status as a Limited Partner, service provider or non-employee director; and

•	any special provisions applicable in the event of an occurrence of a change of control of our company, as determined by the Committee consistent with the provisions of Sub-Plan B.

Rights as Limited Partner

Nothing contained in Sub-Plan B or in any award agreement confers upon any Limited Partner any right to continue to provide services to our company or any of our subsidiaries or constitutes any contract or limits in any way our right or the rights of our subsidiaries to change such person’s status as a Limited Partner. A change in a participant’s status from a Limited Partner to an employee of ours or a subsidiary or ours, or vice versa, shall not be deemed to be a termination of the participant’s status as a Limited Partner for purposes of outstanding awards under Sub-Plan B.

Rights as a Shareholder

A Sub-Plan B participant will have no rights as a shareholder with respect to any shares of common stock covered by an award until the date the participant becomes a holder of record of such shares. Except as described below under “— Anti-Dilution and Other Adjustment Provisions”, no adjustment will be made for dividends or other rights, unless the award agreement specifically requires such adjustment.

Anti-Dilution and Other Adjustment Provisions

In the event of any change in or affecting the outstanding shares of our common stock by reason of a stock dividend or split, merger or consolidation (whether or not we are the surviving corporation), recapitalization, reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend in cash, securities or other property, our board of directors will make such amendments to Sub-Plan B and outstanding awards and award agreements and make such equitable and other adjustments and take such actions thereunder as applicable, under the circumstances. The equitable adjustments to outstanding awards will be required to ensure that the intrinsic value of each outstanding award immediately after any of the events resulting in changes in or affecting the shares of our common stock described above is equal to the intrinsic value of each outstanding award immediately prior to any of these events. These amendments, adjustments and actions will include, as applicable, changes in the number of shares of our common stock then deliverable pursuant to Sub-Plan B, the number of shares of our common stock then remaining subject to outstanding awards, and the maximum number of shares that may be granted or delivered to any single participant pursuant to Sub-Plan B, including those that are then covered by outstanding awards, the option exercise price under outstanding options and the SAR grant price under outstanding SARs, and accelerating the vesting of outstanding awards.

Amendment and Termination

Our board of directors may at any time amend, suspend or terminate Sub-Plan B, in whole or in part, except that, without the approval of our shareholders, no such action will materially increase the benefits accruing to participants under Sub-Plan B or otherwise make any material revision to Sub-Plan B, or otherwise be effective, except to the extent that such approval is necessary to comply with any tax or regulatory requirement applicable to Sub-Plan B, including applicable requirements of the New York Stock Exchange and, except as described above under “— Anti-Dilution and Other Adjustment Provisions”, no such action may impair the rights of any holder of an award without the holder’s consent.

The Committee may at any time alter or amend any or all award agreements to the extent permitted by Sub-Plan B and applicable law, provided that except as described above under “— Anti-Dilution and Other Adjustment Provisions”, no such alteration or amendment may impair the rights of any holder of an award without the holder’s consent.

Neither our board of directors nor the Committee may, except as described above under “— Anti-Dilution and Other Adjustment Provisions”, amend Sub-Plan B or any award agreement to reprice any option whose exercise price is above the then fair market value of our common stock subject to the award, whether by decreasing the exercise price, canceling the award and granting a substitute award, or otherwise.

Withholding

Applicable taxes required by law will be withheld in respect of all awards. A participant may satisfy the withholding obligation by paying the amount of any taxes in cash or, if permitted by the Committee or if provided in the applicable award agreement, by delivering to us or having deducted from the payment, shares of our common stock to satisfy the obligation in full or in part. The amount of the withholding and the number of shares of our common stock to be delivered to us or deducted in satisfaction of the withholding requirement will be determined by the Committee with reference to the fair market value of our common stock when the withholding is required to be made; provided, however, that the amount of withholding to be paid in respect of stock options exercised through the cashless method in which shares of our common stock for which the stock options are exercised are immediately sold may be determined by reference to the price at which said shares are sold. We will have no obligation to deliver any of our common stock pursuant to the grant or settlement of any award until we have been reimbursed for all required withholding taxes.

Governing Law

Sub-Plan B, the award agreements and all actions taken under Sub-Plan B and under the award agreements will be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflict of law principles of the State of Delaware.

Change of Control

The Committee or our board of directors may provide in any award agreement for provisions relating to a change of control, including, without limitation, the acceleration of the exercisability of, or the lapse of restrictions or deemed satisfaction of goals with respect to, any outstanding awards.

For purposes of Sub-Plan B, a “change of control” is defined generally as:

•	the acquisition or ownership by any individual, entity or group of beneficial ownership of the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors (“Voting Securities”) in excess of the greater of (1) 25% of the outstanding Voting Securities and (2) the number of Voting Securities beneficially owned by the Principals and their trusts (including by their respective families, partnerships and charitable foundations controlled by any of the Principals), as the case may be;

•	a change in the composition of a majority of our board of directors which is not supported by the current board of directors;

•	a major corporate transaction, such as a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets, which results (1) in a change in the majority of the board of directors or of more than 50% of our shareholders or (2) in the acquisition by any person of beneficial ownership of the combined voting power of the then outstanding Voting Securities in excess of the greater of (1) 25% of the outstanding Voting Securities and (2) the number of Voting Securities beneficially owned by the Principals and their trusts (including by their respective families, partnerships and charitable foundations controlled by any of the Principals) with respect to the resulting corporation; or

•	approval by our shareholders of the complete liquidation or dissolution of the Company.

New Plan Benefits

As of the date of this proxy statement, we have not granted any awards under the 2009 LTIP subject to shareholder approval of this Proposal 2 except for performance compensation awards for 2009 to Messrs. White, Rojek and San Miguel, described under “Compensation Discussion and Analysis — Performance Compensation Awards”. Because we do not have an established practice of granting annual awards other than the performance compensation awards, the number of awards that our Named Executive Officers and directors may receive under the 2009 LTIP cannot be determined in advance. However, as described under “Director Compensation”, a portion of the compensation paid to our directors for 2009 will be in the form of shares of restricted stock under our 2007 LTIP.

Certain U.S. Federal Income Tax Consequences

The following is a brief summary of the principal U.S. federal income tax consequences of transactions under the 2009 LTIP, based on current U.S. federal income tax laws applicable to U.S.-based participants providing services to a U.S.-based entity. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences, which may be substantially different.

Stock Options

Options granted under the 2009 LTIP are, at the time of grant, intended to qualify as either incentive stock options under the Code or non-qualified stock options.

Incentive Stock Options.  The grant of an incentive stock option will not result in any immediate tax consequences to us or the optionee. An optionee will not recognize taxable income, and we will not be entitled to any deduction, upon the timely exercise of an incentive stock option, but the excess of the fair market value of the shares at the time of exercise of the option over the option price will be an item of tax preference for purposes of the alternative minimum tax. If such optionee does not dispose of the shares of stock transferred upon such exercise within one year after their receipt (and two years after the date the option was granted), gain or loss recognized upon disposition thereafter of such shares will be treated as long term taxable capital gain or loss. Capital losses of individuals are deductible only against capital gains and a limited amount of ordinary income. In the event of an earlier disposition, the optionee will recognize ordinary taxable income in the year of such disposition in an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of exercise of the option over the option price or (2) if the disposition is a taxable sale or exchange, the amount of gain recognized if such amount is less than the amount determined in clause (1) above. Upon such a disqualifying disposition we will generally be entitled to a deduction in the same amount and at the same time as the optionee recognizes ordinary taxable income.

Non-qualified Stock Options.  The grant of a non-qualified stock option will not result in any immediate tax consequences to us or the optionee. If an optionee exercises a non-qualified stock option, the optionee will recognize ordinary taxable income measured by the difference between the option price and the fair market value of the shares on the date of exercise, and we will be entitled to a deduction in the same amount and at the same time.

Stock

Upon the award and receipt of shares of common stock without restrictions, the recipient will recognize ordinary taxable income in an amount equal to the fair market value of the shares of our common stock received, and, subject to the limitations of Section 162(m) of the Code, we will be entitled to a deduction in the same amount and at that time.

Restricted Stock

A recipient of shares of restricted stock normally will not recognize taxable income upon an award of restricted stock, and we will not be entitled to a deduction, until the termination of the restrictions. Upon such termination, the holder will recognize ordinary taxable income in an amount equal to the fair market value of the restricted stock at that time, plus the amount of any dividends and interest thereon which are paid to the holder at that time. However, a holder may elect to recognize ordinary taxable income in the year the restricted shares are awarded in an amount equal to their fair market value at the time received, determined without regard to the restrictions. In this event, we will be entitled to a deduction in the same amount and at the same time as the holder realizes income, subject to the limitations of Section 162(m) of the Code.

Restricted Stock Units

The award of restricted stock units will not result in any immediate tax consequences to us or the participant. Upon payment of a restricted stock unit, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the shares of common stock or cash received at that time, and, subject to the limitations of Section 162(m) of the Code, we will be entitled to a deduction in the same amount and at the same time.

Stock Appreciation Rights

The grant of a stock appreciation right will have no immediate tax consequences to us or the participant. Upon the exercise of a stock appreciation right, the participant will recognize ordinary taxable income in an amount equal to the cash and the fair market value of stock received by the participant and we will be entitled to a deduction in the same amount and at the same time.

Performance Units

A recipient of a performance unit will recognize ordinary taxable income at the time of receipt of cash or of shares of our common stock with respect thereto equal to the amount of any cash and the fair market value of any shares of our common stock received, and, subject to the limitations of Section 162(m) of the Code, we will be entitled to a deduction in the same amount and at the same time.

Performance Shares

The grant of a performance share under the 2009 LTIP will not result in any immediate tax consequences to either the participant or us. Upon payment of a performance share, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the shares or cash received at that time. We will, subject to the limitations of Section 162(m) of the Code, be entitled to a deduction in the same amount and at the same time.

Performance Compensation Awards

The designation of an award as a performance compensation award will have no tax consequences to the employee. Such a designation will, however, enable such an award to qualify as performance based compensation not subject to the $1 million limitation on deductible compensation under Section 162(m) of the Code.

Dividend Equivalents

Dividend equivalents generally will be taxed at ordinary income rates when paid. In most instances, they will be treated as additional compensation that we will be able to deduct at that time, subject to the limitations of Section 162(m) of the Code.

The board of directors recommends that you vote “FOR” the proposal to approve our 2009 Long-Term Incentive Plan, which is presented as Proposal 2.

PROPOSAL TO RATIFY THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal 3)

The Audit Committee has appointed the firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009, subject to the approval of the shareholders. Ernst & Young LLP has acted as our independent registered public accounting firm since November 2007, replacing Rothstein, Kass & Company, P.C. which had been our independent registered public accounting firm from June 2006 until November 2007. Ernst & Young LLP has served as the independent auditors of GLG since its inception in 2000.

Before the Audit Committee appointed Ernst & Young LLP, it carefully considered the independence and qualifications of that firm, including their performance in prior years and their reputation for integrity and for competence in the fields of accounting and auditing. While Ernst & Young LLP serves as the auditor for several of the GLG Funds, for which it was paid aggregate fees equal to approximately $1,513,000 for 2008, Ernst & Young LLP is selected each year by the respective independent boards of directors of the GLG Funds and is not appointed us. We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

Principal Accountant Fees

The following table sets forth the aggregate fees for services provided by Ernst & Young LLP for the fiscal years ended December 31, 2008 and 2007, all of which were approved by the Audit Committee:

	Year Ended
	December 31,
	2008	2007

Audit Fees	$2,771,961	$1,765,999
Audit-Related Fees	262,521	5,204,743
Tax Fees	1,717,914	1,592,154
All Other Fees	151,182	278,313

Total	$4,903,578	$8,841,209

Audit Fees.  Consisted principally of fees for professional services for the audit of the Company’s annual financial statements and for the review of quarterly financial statements and fees related to work performed in connection with the audit of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees.  Consisted principally of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. For fiscal years 2008 and 2007, audit-related fees included $168,185 and $4,783,000 for fees associated with the acquisition of GLG, respectively.

Tax Fees.  Consisted primarily of fees for professional services rendered for tax planning and compliance matters.

All Other Fees.  Represents fees for review of ICAAP documentation and models.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is responsible for the appointment and compensation of, and oversight of the work performed by, our independent registered public accounting firm. The Audit Committee pre-approves all audit (including audit-related) services and permitted non-audit services provided by our independent registered public accounting firm in accordance with the pre-approval policies and procedures established by the Audit Committee.

The Audit Committee annually approves the scope and fee estimates for the year-end audit and statutory audits to be performed by our independent registered public accounting firm for the next fiscal year. With respect to other permitted services, management defines and presents specific projects for which the advance approval of the Audit Committee is requested. The Audit Committee pre-approves specific engagements and projects on a fiscal year basis, subject to individual project thresholds and annual thresholds. The Chief Financial Officer reports to the Audit Committee regarding the aggregate fees charged by our independent registered public accounting firm compared to the pre-approved amounts.

The board of directors recommends that you vote “FOR” the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, which is presented as Proposal 3.

OTHER MATTERS

The board of directors does not know of any other matters that may be presented at the meeting. In the event of a vote on any matters other than those referred to in the accompanying Notice of 2009 Annual Meeting of Shareholders, proxies in the accompanying form will be voted in accordance with the judgment of the persons voting such proxies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and NYSE.

Based on our review of the copies of such forms that we have received and written representations from certain reporting persons confirming that they were not required to file Forms 5 for specified fiscal years, we believe that all our executive officers, directors and greater than ten percent beneficial owners complied with applicable SEC filing requirements under Section 16(a) during fiscal 2008, except the following: Simon White filed a late Form 4 to report the distributions to him of shares of common stock by Sage Summit LP and Lavender Heights LP, of which he is a limited partner, upon satisfaction of certain vesting conditions; Leslie J. Schreyer, in his individual capacity, filed a late Form 4 to report a grant of restricted stock and the disposition of shares to us to cover his withholding tax obligations upon vesting of restricted stock and an amended Form 3 to include certain shares of restricted stock owned by him in his individual capacity, which were inadvertently omitted from his initial Form 3 filing; and Sage Summit LP and Lavender Heights Capital LP filed a late Form 4 to report the disposition of shares of common stock distributed to their respective limited partners. In addition, the Gottesman GLG Trust filed an amended Form 3, and the Lagrange GLG Trust and the Roman GLG Trust each filed amended Forms 3 and 4, in each case to be added as joint filers to the Forms 3 and 4 previously filed by the respective trustees of these trusts.

ANNUAL REPORT

Our Annual Report to Shareholders, including the Annual Report on Form 10-K and financial statements, for the fiscal year ended December 31, 2008, was sent or made available to shareholders with this proxy statement. A copy of our Annual Report to Shareholders is available on the Internet as set forth in the Notice of Internet Availability of Proxy Materials.

SHAREHOLDER PROPOSALS FOR ANNUAL MEETING IN 2010

To be eligible for inclusion in our proxy statement and the proxy card, shareholder proposals for the 2010 Annual Meeting of Shareholders must be received on or before November 24, 2009 by the Office of the Secretary at our headquarters, 399 Park Avenue, 38th Floor, New York, New York 10022. In addition, our Bylaws require a shareholder desiring to propose any matter for consideration of the shareholders at the 2010 Annual Meeting of Shareholders to notify the Company’s Secretary in writing at the address listed in the preceding sentence on or after January 11, 2010 and on or before February 10, 2010. If the number of directors to be elected to the board at the 2010 Annual Meeting of Shareholders is increased and we do not make a public announcement naming all of the nominees for director or specifying the increased size of the board on or before January 31, 2010, a shareholder proposal with respect to nominees for any new position created by such increase will be considered timely if received by our Secretary not later than the close of business on the tenth day following our public announcement of the increase. If the shareholder does not also comply with the requirements of Rule 14a-4 under the Exchange Act, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination submitted by a shareholder.

EXPENSES OF SOLICITATION

We will bear the cost of the solicitation of proxies. In addition to mail and e-mail, proxies may be solicited personally, or by telephone or facsimile, by a few of our regular employees without additional compensation. We will reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for forwarding proxy materials to principals and beneficial owners and obtaining their proxies.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

The Company is delivering only one Notice of Internet Availability of Proxy Materials, proxy statement and annual report to multiple shareholders that share the same address unless we have received contrary instructions from one or more of such shareholders. Upon oral or written request, the Company will deliver promptly a separate copy of the Notice, this proxy statement or the annual report to a shareholder at a shared address to which a single copy of these documents was delivered. If you are a shareholder at a shared address to which the Company delivered a single copy of this proxy statement or the annual report and you desire to receive a separate copy of the Notice, this proxy statement or the annual report, or if you desire to notify us that you wish to receive a separate copy of such materials in the future, or if you are a shareholder at a shared address to which the Company delivered multiple copies of each of these documents and you desire to receive one copy in the future, please submit your request by mail or telephone to the Company at 399 Park Avenue, 38th Floor, New York, NY 10022, Attention: Investor Relations, (212) 224-7257.

If a broker, bank or other nominee holds your shares in the Company, please contact the broker, bank or other nominee directly if you have questions, require additional copies of the Notice of Internet Availability, this proxy statement or the annual report, or wish to receive separate copies of such materials in the future by revoking your consent to householding.

ADMISSION TO THE 2009 ANNUAL MEETING

An admission ticket (or other proof of stock ownership) and proper identification will be required for admission to the Annual Meeting of Shareholders on May 11, 2009. Admission tickets are printed on the outside back cover of this Notice of Annual Meeting and Proxy Statement. To enter the meeting, you will need an admission ticket or other proof that you are a shareholder. If you hold your shares through a broker or nominee, you will need to bring either a copy of the voting instruction card provided by your broker or nominee, or a copy of a brokerage statement showing your ownership as of the March 13, 2009 record date.

ANNEX A

GLG PARTNERS, Inc.
2009 LONG-TERM INCENTIVE PLAN

Section 1: General

The Plan permits the Committee to grant awards from time to time as stock options (which may be incentive stock options eligible for special tax treatment or non-qualified stock options), stock, restricted stock, restricted stock units, stock appreciation rights (which may be in conjunction with or separate and apart from a grant of stock options), performance units and performance shares. Any of these types of awards (except stock options or stock appreciation rights, which are deemed to be performance based) may be granted as performance compensation awards intended to qualify as performance based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. Sub-Plan A provides for awards to employees, service providers (other than those covered by Sub-Plan B) and non-employee directors of the Company and its Subsidiaries, and Sub-Plan B provides for awards to certain individuals who hold direct or indirect limited partnership interests in certain Subsidiaries of the Company and are participants in the Company’s limited partner profit share arrangement.

Section 2: Definitions

As used in the Plan, the following terms shall have the respective meanings specified below and other capitalized terms used but not otherwise defined herein shall have the meanings set forth in Sub-Plan A or Sub-Plan B as the context requires.

a.	“Board of Directors” means the Board of Directors of the Company, as it may be comprised from time to time.

b.	“Committee” means the Compensation Committee of the Board of Directors of the Company, or such other committee comprised of one or more members of the Board of Directors as may be designated by the Board of Directors from time to time.

c.	“Company” means GLG Partners, Inc. and any successor thereto.

d.	“Prior Plan” means the GLG Partners, Inc. 2007 Long-Term Incentive Plan adopted by the Company on October 9, 2007 and in effect from time to time.

e.	“Plan” means this 2009 Long-Term Incentive Plan as adopted by the Company and in effect from time to time.

f.	“Stock” means shares of Common Stock, par value $0.0001 per share, of the Company, or any security of the Company issued in substitution, exchange or lieu thereof.

g.	“Subsidiary” means (i) any corporation or other entity in which the Company, directly or indirectly, controls 50% or more of the total combined voting power of such corporation or other entity and (ii) any corporation or other entity in which the Company has a significant equity interest and which the Committee has determined to be considered a Subsidiary.

h.	“Sub-Plan” or “Sub-Plans” means, individually and collectively, Sub-Plan A and Sub-Plan B.

i.	“Sub-Plan A” means Sub-Plan A of the Plan.

j.	“Sub-Plan B” means Sub-Plan B of the Plan.

Section 3: Stock Available under the Plan

a.	Subject to the adjustment provisions of Sub-Plan A and Sub-Plan B, the total number of shares of Stock reserved and available for delivery pursuant to the Plan shall be 40,000,000, plus any shares of

1

Stock remaining available for delivery pursuant to the Prior Plan as of the date of approval of the Plan by the Company’s stockholders, plus any shares of Stock covered by or related to awards granted under the Prior Plan that became available again for delivery under the Plan pursuant to Section 3(e)(1), which, in each case, may be allocated in the Committee’s discretion between Sub-Plan A and Sub-Plan B and to or among any of the types of Awards authorized under the Sub-Plans and all of which may be issued as incentive stock options.

b.	For purposes of this Section 3, if an Award (other than a Dividend Equivalent) is denominated in shares of Stock, the number of shares of Stock covered by such Award, or to which such Award relates (or in the case of Restricted Stock Units or Performance Shares, the maximum number of shares of Stock deliverable pursuant thereto), shall be counted on the date of grant of such Award against the aggregate number of shares of Stock available for delivery pursuant to the Plan and the applicable Sub-Plan.

c.	For purposes of this Section 3, Dividend Equivalents denominated in shares of Stock, dividends on Restricted Stock receivable in shares of Stock and Awards not denominated, but potentially payable, in shares of Stock shall be counted against the aggregate number of shares of Stock available for delivery pursuant to the Plan and the applicable Sub-Plan in such amount and at such time as the Dividend Equivalents, dividends and such Awards are settled in shares of Stock.

d.	For purposes of this Section 3, notwithstanding anything herein to the contrary, Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards or awards granted under the Prior Plan may only be counted once against the aggregate number of shares available for delivery pursuant to the Plan and the applicable Sub-Plan, and the Committee shall adopt procedures, as it deems appropriate, in order to avoid double counting.

e.	For purposes of this Section 3, notwithstanding anything herein to the contrary (other than as provided in the following sentence), (i) any shares of Stock covered by or related to Awards or awards granted under the Prior Plan which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance or delivery of such shares of Stock, are settled in cash in lieu of shares of Stock, or are exchanged with the Committee’s permission, prior to the issuance of shares of Stock, for Awards not involving shares of Stock, shall be available again for delivery pursuant to the Plan (whether under the original Sub-Plan to which it was allocated or any other Sub-Plan) and (ii) with respect to any Award described in Section 3(b), upon exercise, settlement or payment thereof with shares of Stock in an amount less than the number of shares of Stock so counted on the date of grant, a number of shares of Stock equal to such deficit shall be available again on the date of such exercise, settlement or payment for delivery pursuant to the Plan (whether under the original Sub-Plan to which it was allocated or any other Sub-Plan). Notwithstanding the foregoing, (x) shares of Stock subject to an Award under the Plan or awards granted under the Prior Plan may not again be made available for delivery pursuant to the Plan (whether under the original Sub-Plan to which it was allocated or any other Sub-Plan) if such shares of Stock are shares of Stock delivered to or withheld by the Company to pay the exercise price or the withholding taxes under Awards or awards granted under the Prior Plan and (y) there shall be no adjustment to the number of shares of Stock available for delivery pursuant to the Plan upon the exercise or settlement of SARs in whole or in part in shares of Stock, regardless of the number of shares of Stock issued or delivered in connection with such exercise or settlement.

f.	Any shares of Stock that are delivered by the Company, and any Awards that are granted by, or become obligations of, the Company through the assumption by the Company or a Subsidiary of, or in substitution for, outstanding awards previously granted by an acquired company, shall not be counted against the shares of Stock available for delivery pursuant to the Plan.

g.	Subject to the adjustment provisions of Sub-Plan A and Sub-Plan B, no single Participant shall receive Awards, in any fiscal year of the Company, in the form of (i) Options and SARs that would result in the number of shares of Stock that relate to Options and SARs, and options to purchase

2

Stock and stock appreciation rights under any other plan of the Company or a Subsidiary, granted to such Participant during such fiscal year exceeding 8,000,000 shares; or (ii) performance-based Restricted Stock, performance-based Restricted Stock Units or Performance Shares that would result in the number of shares of Stock that relate to or delivered in respect of performance-based Restricted Stock, performance-based Restricted Stock Units, Performance Shares, and performance-based restricted stock, performance-based restricted stock units and performance shares under any other plan of the Company or a Subsidiary, granted to such Participant during such fiscal year exceeding 8,000,000 shares.

h.	The Stock that may be delivered on grant, exercise or settlement of an Award under the Plan may consist, in whole or in part, of shares held in treasury or authorized but unissued shares. At all times the Company will reserve and keep available a sufficient number of shares of Stock to satisfy the requirements of all outstanding Awards made under the Plan.

Section 4: Miscellaneous

a.	Section Headings. The section headings contained herein are for the purpose of convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, shall control.

b.	Construction. In interpreting the Plan, the masculine gender shall include the feminine, the neuter gender shall include the masculine or feminine, and the singular shall include the plural unless the context clearly indicates otherwise. Any reference to a statutory provision or a rule under a statute shall be deemed a reference to that provision or any successor provision unless the context clearly indicates otherwise.

c.	Effective Date and Term. The Plan was adopted by the Board of Directors on February 2, 2009 and will become effective upon approval by stockholders of the Company. The Plan shall remain in effect until all Awards under the Plan have been exercised or terminated under the terms of the Plan and applicable Award Agreements; provided, however, that Awards under the Plan may be granted only within ten (10) years from the date of adoption of the Plan.

d.	Amendment and Termination. The Board of Directors may at any time amend, suspend or terminate the Plan, in whole or in part; provided, however, that, without the approval of the stockholders of the Company, no such action shall increase the number of shares of Stock available for delivery pursuant to the Plan (other than adjustments pursuant to Sub-Plan A and Sub-Plan B).

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GLG PARTNERS, Inc.
2009 LONG-TERM INCENTIVE PLAN
Sub-Plan A

Section 1: Purpose; General

The purpose of Sub-Plan A is to promote the interests of the Company and its stockholders by providing incentive compensation opportunities to assist in (i) attracting, motivating and retaining Employees, Service Providers and Non-Employee Directors and (ii) aligning the interests of Employees, Service Providers and Non-Employee Directors participating in Sub-Plan A with the interests of the Company’s stockholders.

The additional terms and conditions detailed below are to be read in conjunction with the terms and conditions of the GLG Partners, Inc. 2009 Long-Term Incentive Plan (the “Plan”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Plan. In the event of any conflict between the terms and conditions of the Plan and the terms and conditions of this Sub-Plan A, the terms and conditions of this Sub-Plan A shall control in a manner consistent with Section 1 of the Plan.

Section 2: Definitions

As used in Sub-Plan A, the following terms shall have the respective meanings specified below.

a.	“Acquired Companies” means, collectively, GLG Partners Limited, GLG Holdings Limited, Mount Granite Limited, Albacrest Corporation, Liberty Peak Ltd., GLG Partners Services Limited, Mount Garnet Limited, Betapoint Corporation, Knox Pines Ltd., GLG Partners Asset Management Limited and GLG Partners (Cayman) Limited.

b.	“Acquisition Closing Date” means the closing date of the acquisition by the Company of the Acquired Companies.

c.	“Applicable Threshold” means the greater of (i) 25% of the then Outstanding Voting Securities or (ii) the then Outstanding Voting Securities beneficially owned by the Principals (including by their respective families, Trusts, partnerships and charitable foundations controlled by any of the Principals), as the case may be.

d.	“Award” means an award granted pursuant to Section 4.

e.	“Award Agreement” means a document described in Section 5 setting forth the terms and conditions applicable to an Award granted to a Participant.

f.	“Change of Control” means the following, except as otherwise determined by the Committee at the time of grant of an Award in accordance with Section 9(a):

(i)	the acquisition or ownership after the Acquisition Closing Date by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (each, a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of the combined voting power of Outstanding Voting Securities in excess of the Applicable Threshold; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary, (2) any acquisition pursuant to the exchange of Exchangeable Class B Ordinary Shares of FA Sub 2 Limited for shares of Stock or (3) any acquisition pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) of this Section 2(f); or

(ii)	individuals who, as of the Acquisition Closing Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided that any individual becoming a director subsequent to that date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

(iii)	consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (excluding any employee benefit plan (or related trust) of the Company, a Subsidiary or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, the combined voting power of the then outstanding voting securities in excess of the greater of (x) 25% of the outstanding voting securities or (y) the number of outstanding voting securities beneficially owned by the Principals (including their respective families, Trusts, partnerships and charitable foundations controlled by any of the Principals), in each case, with respect to the corporation resulting from such Corporate Transaction, except to the extent that such ownership existed in the Company prior to the Corporate Transaction, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Corporate Transaction; or

(iv)	approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.

g.	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

h.	“Covered Employee” means a covered employee within the meaning of Code Section 162(m)(3).

i.	“Dividend Equivalent” means an amount equal to the amount of cash dividends payable with respect to a share of Stock after the date specified in an Award Agreement with respect to an Award settled in Stock, an Award of Restricted Stock or an Award of Restricted Stock Units.

j.	“Employee” means an individual, including an officer, in the employ of the Company or a Subsidiary, who, in the opinion of the Committee, is, or is expected to be, responsible for the management, growth or protection of some part or aspect of the business and operations of the Company and the Subsidiaries or who makes, or is expected to make, a contribution to the Company or the Subsidiaries.

k.	“Exchange Act” means the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time.

l.	“Executive Officer” means an Employee who is an executive officer of the Company as defined in Rule 3b-7 under the Exchange Act, as it may be amended from time to time.

m.	“Fair Market Value” means the closing sale price of the Stock as reported by the New York Stock Exchange LLC (or if the Stock is not then traded on the New York Stock Exchange LLC, the closing sale price of the Stock on the stock exchange or over-the-counter market on which the Stock is principally trading on the relevant date) on the date of a determination (or on the next preceding day the Stock was traded if it was not traded on the date of a determination).

n.	“Incentive Stock Option” means an Option (or an option to purchase Stock granted pursuant to any other plan of the Company or a Subsidiary) intended to comply with Code Section 422.

o.	“Limited Partner” means any non-employee individual who performs services for the Company or a Subsidiary and who holds direct or indirect limited partnership interests in GLG Partners LP or GLG Partners Services LP.

p.	“Non-Employee Director” means a member of the Board of Directors who is not (1) an employee of the Company or a Subsidiary or (2) a Limited Partner.

q.	“Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

r.	“Option” means an option to purchase Stock granted pursuant to Section 4(a).

s.	“Outstanding Voting Securities” mean outstanding voting securities of the Company entitled to vote generally in the election of directors.

t.	“Participant” means any Employee, Service Provider or Non-Employee Director who has been granted an Award.

u.	“Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained with respect to one or more Performance Goals. Performance Formulas may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

v.	“Performance Goal” means the level of performance, whether absolute and/or relative to one or more peer group companies or indices, or any combination thereof, established by the Committee as the performance goal with respect to a Performance Measure. Performance Goals may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

w.	“Performance Measure” means one or more objectively measurable performance measures selected by the Committee to measure the performance of the Company, one or more of its Subsidiaries, divisions or units (which could include any fund product, managed account or individual portfolio within a fund, managed by the Company or a Subsidiary), the Participant to whom the Award is granted, or any combination of the foregoing, for a Performance Period based on one or more of the following criteria:

(i)	assets under management;

(ii)	basic or diluted earnings per share;

(iii)	revenue;

(iv)	operating income;

(v)	adjusted net income;

(vi)	earnings before or after interest, taxes, depreciation or amortization or adjusted earnings before or after interest, taxes, depreciation or amortization;

(vii)	return on client assets, capital, invested capital, equity, assets or net assets;

(viii)	profitability of an identifiable Subsidiary, division or unit (which could include any fund product, managed account or individual portfolio within a fund, managed by the Company or a Subsidiary);

(ix)	cash flow, operating cash flow or free cash flow (operating cash flow plus proceeds from property dispositions less capital expenditures);

(x)	working capital;

(xi)	improvements in capitalization;

(xii)	operating profit or profit margin;

(xiii)	stock price;

(xiv)	economic value added;

(xv)	total shareholder return;

(xvi)	expense management, cost targets, reductions and savings, productivity and efficiencies;

(xvii)	development, implementation or completion of critical projects, processes, policies or plans;

(xviii)	strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, investor satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures or other corporate transactions, and budget comparisons; or

(xix)	any combination of, or specified change in, any of the foregoing.

The foregoing measures may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, as the Committee shall determine. Each such measure, to the extent applicable, shall be determined in accordance with generally accepted accounting principles as consistently applied by the Company and, if so determined by the Committee at the time the Award is granted and to the extent permitted under Code Section 162(m), adjusted to omit, among other things, the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions, cumulative effects of changes in accounting principles and other objectively determined measures. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

x.	“Performance Period” means one or more periods of time, as the Committee may designate, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s rights in respect of an Award.

y.	“Performance Share” means an Award denominated in shares of Stock based on the achievement of performance goals granted pursuant to Section 4(g).

z.	“Performance Unit” means an Award denominated in cash based on the achievement of performance goals granted pursuant to Section 4(f).

aa.	“Principals” means Noam Gottesman, Pierre Lagrange and Emmanuel Roman.

bb.	“Restricted Stock” means Stock granted pursuant to Section 4(d) which may not be traded or sold until the date that the restrictions on transferability imposed by the Committee or the Board of Directors, as the case may be, with respect to such Stock lapse.

cc.	“Restricted Stock Unit” means the right to receive in cash, Stock or a combination of cash and Stock, the Fair Market Value of one share of Stock granted pursuant to Section 4(e).

dd.	“SAR” means a stock appreciation right granted pursuant to Section 4(b).

ee.	“Section 409A” means Code Section 409A, including any regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.

ff.	“Service Provider” means an individual who performs services for the Company or a Subsidiary, other than as an Employee, Limited Partner or Non-Employee Director, including independent contractors, consultants and other individuals who provide bona fide services to the Company or a Subsidiary.

gg.	“Trust” means any trust of which any of the Principals is the settlor or of which any of the Principals and/or any of the members of their family are beneficiaries, including the Gottesman GLG Trust, the Lagrange GLG Trust and the Roman GLG Trust.

Section 3: Eligibility

The Committee may grant one or more Awards to any Employee, Service Provider or Non-Employee Director designated by it to receive an Award. Non-Employee Directors are eligible to receive Awards only to the extent provided in Section 4(i).

Section 4: Awards

The Committee may grant any one or more of the following types of Awards, and any such Award may be granted by itself, together with another Award that is linked and alternative to the Award with which it is granted or together with another Award that is independent of the Award with which it is granted:

a.	Options. An Option is an option to purchase a specific number of shares of Stock exercisable at such time or times and subject to such terms and conditions as the Committee may determine consistent with the provisions of Sub-Plan A, including the following:

(i)	The exercise price of an Option shall not be less than 100% of the Fair Market Value of the Stock on the date the Option is granted, and no Option may be exercisable more than 10 years after the date the Option is granted.

(ii)	Unless the Committee shall provide otherwise in an Award Agreement, the exercise price of an Option shall be paid in cash or, at the discretion of the Committee, in Stock valued at the Fair Market Value on the date of exercise, or by withholding shares of Stock for which the Option is exercisable valued at the Fair Market Value on the date of exercise or through any combination of the foregoing.

(iii)	No fractional shares of Stock will be issued or accepted. The Committee may impose such other conditions, restrictions and contingencies with respect to shares of Stock delivered pursuant to the exercise of an Option as it deems desirable.

(iv)	Incentive Stock Options shall be subject to the following additional provisions:

A.	No grant of Incentive Stock Options to any one Employee shall cover a number of shares of Stock whose aggregate Fair Market Value (determined on the date the Option is granted), together with the aggregate Fair Market Value (determined on the respective date of grant of the Incentive Stock Option) of the shares of Stock covered by any Incentive Stock Options that have been previously granted under Sub-Plan A or any other plan of the Company or any Subsidiary and that are exercisable for the first time during the same calendar year, exceeds $100,000 (or such other amount as may be fixed as the maximum amount permitted by Code Section 422(d)); provided, however, that, if the limitation is exceeded, the Incentive Stock Options in excess of such limitation shall be treated as Non-Qualified Stock Options.

B.	No Incentive Stock Option may be granted under Sub-Plan A after February 2, 2019.

C.	No Incentive Stock Option may be granted to an Employee who on the date of grant is not an employee of the Company or a corporation that is a subsidiary of the Company within the meaning of Code Section 424(f).

b.	Stock Appreciation Rights (SARs). A SAR is the right to receive a payment measured by the excess of the Fair Market Value of a specified number of shares of Stock on the date on which the Participant exercises the SAR over the grant price of the SAR determined by the Committee, which shall be exercisable at such time or times and subject to such terms and conditions as the Committee may determine consistent with the provisions of the Plan, including the following:

(i)	The grant price of a SAR shall not be less than 100% of the Fair Market Value of the shares of Stock covered by the SAR on the date the SAR is granted, and no SAR may be exercisable more than 10 years after the date the SAR is granted.

(ii)	SARs may be (A) freestanding SARs or (B) tandem SARs granted in conjunction with an Option, either at the time of grant of the Option or at a later date, and exercisable at the Participant’s election instead of all or any part of the related Option.

(iii)	The payment to which the Participant is entitled on exercise of a SAR may be in cash, in Stock valued at the Fair Market Value on the date of exercise or partly in cash and partly in Stock (as so valued), as the Committee may determine.

c.	Stock. Stock may be issued to Participants without restrictions on transfer or other vesting requirements.

d.	Restricted Stock. Restricted Stock is Stock that is issued to a Participant subject to restrictions on transfer and such other restrictions on incidents of ownership as the Committee may determine, which restrictions shall lapse at such time or times, or upon the occurrence of such event or events as the Committee may determine, including but not limited to the achievement, over a specified period of time, of one or more specific goals with respect to performance of the Company, a business unit (which may but need not be a Subsidiary) of the Company or that Participant. Subject to the specified restrictions, the Participant as owner of those shares of Restricted Stock shall have the rights of the holder thereof, except that the Committee may provide at the time of the Award that any dividends or other distributions paid with respect to that Stock while subject to those restrictions shall or shall not be payable or shall be accumulated, with or without interest, or reinvested in Stock and held subject to the same restrictions as the Restricted Stock and such other terms and conditions as the Committee shall determine. Shares of Restricted Stock shall be registered in the name of the Participant and, at the Company’s sole discretion, shall be held in book entry form subject to the Company’s instructions or shall be evidenced by a certificate, which shall bear an appropriate restrictive legend, shall be subject to appropriate stop-transfer orders and shall be held in custody by the Company until the restrictions on those shares of Restricted Stock lapse.

e.	Restricted Stock Unit. A Restricted Stock Unit is an Award of a right to receive at a specified future date an amount based on the Fair Market Value of a specified number of shares of Stock on the payout date, subject to such terms and conditions as the Committee may establish, including but not limited to the achievement, over a specified period of time, of one or more specific goals with respect to performance of the Company, a business unit (which may but need not be a Subsidiary) of the Company or the Participant to whom the Restricted Stock Units are granted. Restricted Stock Units that become payable in accordance with their terms and conditions shall be paid out in Stock, in cash based on the Fair Market Value of the Stock underlying the Restricted Stock Units on the payout date (or at the sole discretion of the Committee, the day immediately preceding that date) or partly in cash (as so based) and partly in Stock, as the Committee may determine. Any person who holds Restricted Stock Units shall have no ownership interest in any shares of Stock to which such Restricted Stock Units relate until and unless payment with respect to such Restricted Stock Units is actually made in shares of Stock. The Committee may provide for (1) no deemed accumulation of Dividend Equivalents, (2) the deemed accumulation of Dividend Equivalents in cash, with or without interest, or (3) the deemed reinvestment of Dividend Equivalents in Stock held subject to the same conditions as the Restricted Stock Unit and/or such other terms and conditions as the Committee shall determine.

f.	Performance Units. A Performance Unit is an Award denominated in cash, the amount of which may be based on the achievement, over a specified period of time, of one or more specific goals with respect to performance of the Company, a business unit (which may but need not be a Subsidiary) of the Company or the Participant to whom the Performance Units are granted. The amount that may be paid to any one Participant with respect to Performance Units shall not exceed $50 million earned per fiscal year (or part thereof) during the specified performance period. Performance Units that become payable in accordance with their terms and conditions shall be paid out in cash, in Stock valued at the Fair Market Value on the payout date (or at the sole discretion of the Committee, the day immediately preceding that date) or partly in cash and partly in Stock (as so valued), as the Committee may determine.

g.	Performance Shares. A Performance Share is an Award of a right to receive at a specified future date an amount based on the Fair Market Value of a specified number of shares of Stock on the payout date, subject to such terms and conditions as the Committee may establish, including but not limited to the achievement, over a specified period of time, of one or more specific goals with respect to performance of the Company, a business unit (which may but need not be a Subsidiary) of the Company or the Participant to whom the Performance Shares are granted. Performance Shares that become payable in accordance with their terms and conditions shall be paid out in Stock, in cash based on the Fair Market Value of the Stock underlying the Performance Shares on the payout date (or at the sole discretion of the Committee, the day immediately preceding that date) or partly in cash (as so based) and partly in Stock, as the Committee may determine. Any person who holds Performance Shares shall have no ownership interest in any shares of Stock to which such Performance Shares relate until and unless payment with respect to such Performance Shares is actually made in shares of Stock. The Committee may provide for (1) no deemed accumulation of Dividend Equivalents, (2) the deemed accumulation of Dividend Equivalents in cash, with or without interest, or (3) the deemed reinvestment of Dividend Equivalents in Stock held subject to the same conditions as the Performance Shares and/or such other terms and conditions as the Committee shall determine.

h.	Performance Compensation Awards.

(i)	The Committee may, at the time of grant of an Award (other than an Option or SAR) designate such Award as a “Performance Compensation Award” in order that such Award may constitute qualified performance-based compensation under Code Section 162(m). With respect to each such Performance Compensation Award, the Committee shall (on or before the 90th day of the applicable Performance Period or such other date as may be required by Code Section 162(m)) establish, in writing, a Performance Period, Performance Measure(s), Performance Goal(s) and Performance Formula(s). Once established for a Performance Period, such items shall not be amended or otherwise modified if and to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under Code Section 162(m).

(ii)	A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Goal(s) for that Award are achieved and the Performance Formula as applied against such Performance Goal(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and determine whether, and to what extent, the Performance Goal(s) for the Performance Period have been achieved and, if so, determine the amount of the Performance Compensation Award earned by the Participant for such Performance Period based upon such Participant’s Performance Formula. The Committee shall then determine the actual amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may in its sole discretion decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance. The maximum Performance Compensation Award for any one Participant for any one Performance Period shall be determined in accordance with Section 4(f).

i.	Awards to Non-Employee Directors. Any Non-Employee Director may be granted an Award, with terms and conditions including restrictions as determined from time to time by the Board of Directors or the Compensation Committee.

j.	Deferrals. Subject to Section 4(k)(ii), the Committee may require or permit Participants to defer the issuance or vesting of shares of Stock or the settlement of Awards under such rules and procedures as it may establish under Sub-Plan A. The Committee may also provide that deferred settlements include the payment of, or crediting of interest on, the deferral amounts, or the payment or crediting of Dividend Equivalents on deferred settlements in shares of Stock. Notwithstanding the foregoing, no deferral will be permitted if it will result in Sub-Plan A becoming an “employee pension benefit plan” under Section 3(2) of ERISA, that is not otherwise exempt under Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

k.	Section 409A. Notwithstanding any other provision of Sub-Plan A to the contrary, to the extent not otherwise set forth in Sub-Plan A, it is the intent of the Company that Sub-Plan A and the Award Agreement for each Award under Sub-Plan A shall set forth (or shall incorporate by reference to another plan or arrangement of the Company) such terms and conditions as may be deemed necessary, and shall be interpreted in a manner, in the sole discretion of the Committee, to (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A. If any provision of Sub-Plan A or of any Award Agreement would otherwise frustrate or conflict with the intent expressed in this Section 4(k), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. Notwithstanding any other provision of Sub-Plan A to the contrary, the Company makes no representation that Sub-Plan A or any Award will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to Sub-Plan A or any Award.

Without limiting the generality of the foregoing:

(i)	It is the intent of the Company that the payment of dividends on Restricted Stock or the payment of Dividend Equivalents on Restricted Stock Units or Performance Shares shall (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A, including without limitation, to the extent necessary, the establishment of a separate written arrangement providing for the payment of such dividends or Dividend Equivalents.

(ii)	Notwithstanding the provisions of Section 4(j), any deferral made under Section 4(j) shall be made in such a manner as to (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A.

(iii)	To the extent that payments referenced in Section 9(d) would cause an Award to fail to satisfy the requirements for exemption under Section 409A or the requirements of Section 409A, the Committee may determine in its sole discretion not to make such payments in such manner.

(iv)	Notwithstanding the provisions of Section 9(g), to the extent that Section 409A is applicable to an Award, the Committee may determine in its sole discretion at the time of the grant of an Award in the applicable Award Agreement that Section 409A’s definition of “separation from service”, to the extent contradictory, shall apply to determine when a Participant becomes entitled to a distribution upon termination of employment.

(v)	Notwithstanding the provisions of Section 9(a), the Committee may determine in its sole discretion to modify the definition of Change of Control at the time of the grant of an Award in the applicable Award Agreement in order to (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A.

Section 5: Award Agreements

Each Award under Sub-Plan A shall be evidenced by an Award Agreement. Each Award Agreement shall set forth the terms and conditions applicable to the Award, including but not limited to: (i) provisions for the time at which the Award becomes exercisable or otherwise vests; (ii) provisions for the treatment of the Award in the event of the termination of a Participant’s status as an Employee, Service Provider or Non-Employee Director; and (iii) any special provisions applicable in the event of an occurrence of a Change of Control, as determined by the Committee consistent with the provisions of Sub-Plan A.

Section 6: Amendment and Termination

The Board of Directors may at any time amend, suspend or terminate Sub-Plan A, in whole or in part; provided, however, that, without the approval of the stockholders of the Company, no such action shall materially increase the benefits accruing to Participants under Sub-Plan A or otherwise make any material revision to Sub-Plan A, or otherwise be effective to the extent that such approval is necessary to comply with any tax or regulatory requirement applicable to Sub-Plan A, including applicable requirements of the New York Stock Exchange LLC; and provided, further, that, subject to Section 8, no such action shall impair the rights of any holder of an Award without the holder’s consent. The Committee may, subject to Sub-Plan A, at any time alter or amend any or all Award Agreements to the extent permitted by applicable law; provided, however, that, subject to Section 8, no such alteration or amendment shall impair the rights of any holder of an Award without the holder’s consent. Notwithstanding the foregoing, neither the Board of Directors nor the Committee shall (except pursuant to Section 8) amend Sub-Plan A or any Award Agreement to reprice any Option or SAR whose exercise price is above the then Fair Market Value of the Stock subject to the Award, whether by decreasing the exercise price, canceling the Award and granting a substitute Award, exchanging the Award for a cash payment, or otherwise.

Section 7: Administration

a.	Sub-Plan A and all Awards shall be administered by the Committee. The members of the Committee shall be designated by the Board of Directors and comprised of members thereof.

b.	Any member of the Committee who, at the time of any proposed grant of one or more Awards, is not both an “outside director” as defined for purposes of Code Section 162(m) and a “Non-Employee Director” as defined in Rule 16b-3(b)(3)(i) under the Exchange Act, shall abstain from and take no part in the Committee’s action on the proposed grant of Awards to Executive Officers or others subject to Section 16 of the Exchange Act, Non-Employee Directors and Covered Employees.

c.	The Committee shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under Sub-Plan A, (ii) to construe, interpret and implement Sub-Plan A and any related document, (iii) to prescribe, amend and rescind rules relating to Sub-Plan A, (iv) to make all determinations necessary or advisable in administering Sub-Plan A, and (v) to correct any defect, supply any omission and reconcile any inconsistency within and between Sub-Plan A and the Award Agreements thereunder. The actions and determinations of the Committee on all matters relating to Sub-Plan A and any Awards will be final and conclusive. The Committee’s determinations under Sub-Plan A need not be uniform and may be made by it selectively among Employees, Service Providers and Non-Employee Directors who receive, or who are eligible to receive, Awards under Sub-Plan A, whether or not such persons are similarly situated.

d.	The Committee and others to whom the Committee has delegated such duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of Sub-Plan A.

e.	The Company shall pay all reasonable expenses of administering Sub-Plan A, including but not limited to the payment of professional fees.

f.	It is the intent of the Company that Sub-Plan A and Awards hereunder satisfy, and be interpreted in a manner that satisfy: (i) in the case of Participants who are or may be Executive Officers or Non-

Employee Directors or otherwise subject to Section 16 of the Exchange Act, the applicable requirements of Rule 16b-3 under the Exchange Act, so that such persons will be entitled to the benefits of Rule 16b-3, or other exemptive rules under Section 16 of the Exchange Act, and will not be subjected to avoidable liability under Section 16(b) of the Exchange Act; and (ii) in the case of Performance Compensation Awards to Covered Employees, the applicable requirements of Code Section 162(m). If any provision of Sub-Plan A or of any Award Agreement would otherwise frustrate or conflict with the intent expressed in this Section 7(f), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, and to the extent legally permitted, such provision shall be deemed void as to Executive Officers, Non-Employee Directors or Covered Employees, as applicable.

g.	The Committee may appoint such accountants, counsel, and other experts as it deems necessary or desirable in connection with the administration of Sub-Plan A.

h.	The Committee may delegate to an officer of the Company (1) the right to designate Employees or Service Providers (other than the delegated officer or any Executive Officer or Principal) to be granted Options and SARs and the number of shares of Stock subject to Options and SARs granted to each such Employee and Service Provider; provided that the aggregate number of shares of Stock to be subject to such Options and SARs so to be awarded and their terms and conditions shall be determined by the Committee; and (2) the authority to establish an appropriate mechanism (including any necessary election forms) for the payment of withholding taxes for any Awards.

Section 8: Adjustment Provisions

a.	In the event of any change in or affecting the outstanding shares of Stock by reason of a stock dividend or split, merger or consolidation (whether or not the Company is a surviving company), recapitalization, reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend in cash, securities or other property, the Board of Directors shall make such amendments to Sub-Plan A and outstanding Awards and Award Agreements and make such equitable and other adjustments and take such actions thereunder as applicable under the circumstances. Such equitable adjustments as they relate to outstanding Awards shall be required to ensure that the intrinsic value of each outstanding Award immediately after any of the aforementioned changes in, or affecting the shares of Stock, is equal to the intrinsic value of each outstanding Award immediately prior to any of the aforementioned changes. Such amendments, adjustments and actions shall include, as applicable, changes in the number of shares of Stock then deliverable pursuant to Sub-Plan A, the number of shares of Stock then remaining subject to outstanding Awards under Sub-Plan A, the maximum number of shares that may be granted or delivered to any single Participant pursuant to Sub-Plan A, including those that are then covered by outstanding Awards, the Option exercise price under outstanding Options and the SAR grant price under outstanding SARs, and accelerating the vesting of outstanding Awards.

b.	The existence of Sub-Plan A and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure of its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, any dividend of Stock, cash, securities or other property, or any other corporate act or proceeding.

Section 9: Miscellaneous

a.	Change of Control. Subject to Section 4(k)(v), the Committee or Board of Directors may provide in any Award Agreement for provisions relating to a Change of Control, including, without limitation, the acceleration of the exercisability of, or the lapse of restrictions or deemed satisfaction of goals with respect to, any outstanding Awards.

b.	Nonassignability. Except as otherwise provided by the Committee, no Award or portion thereof shall be assignable or transferable by the Participant otherwise than (i) by will or by laws of descent and distribution, (ii) by gift to members of a Participant’s immediate family, (iii) to a trust established for the benefit of a Participant’s immediate family members only, (iv) to a partnership in which a Participant and/or a Participant’s immediate family members are the only partners or (v) as otherwise determined by the Committee. For purposes of this Plan, “immediate family” shall mean the Participant’s spouse and natural, adopted or step- children and grandchildren. Notwithstanding any transfer of an Award or portion thereof, the transferred Award shall continue to be subject to the same Plan and Award Agreement terms and conditions as were applicable to the Participant immediately prior to the transfer, as if the Award had not been transferred.

c.	Other Payments or Awards. Nothing contained in Sub-Plan A shall be deemed in any way to limit or restrict the Company or a Subsidiary from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

d.	Payments to Other Persons. If payments are legally required to be made to any person other than the person to whom any payment is provided to be made under Sub-Plan A, then payments shall be made accordingly. Any such payment shall be a complete discharge of the liability hereunder.

e.	Unfunded Plan. Sub-Plan A shall be unfunded. No provision of the Plan, Sub-Plan A or any Award Agreement shall require the Company or a Subsidiary, for the purpose of satisfying any obligations under Sub-Plan A, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company or a Subsidiary maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan or Sub-Plan A other than as unsecured general creditors of the Company or a Subsidiary, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees or service providers under generally applicable law.

f.	Limits of Liability. Any liability of the Company or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan, Sub-Plan A and the Award Agreement. Neither the Company or its Subsidiaries, nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under Sub-Plan A, or in the interpretation, administration or application of Sub-Plan A, shall have any liability to any party for any action taken, or not taken, in good faith under Sub-Plan A.

g.	Rights of Employees, Service Providers and Non-Employee Directors. Status as an eligible Employee, Service Provider or Non-Employee Director shall not be construed as a commitment that any Award shall be made under Sub-Plan A to such eligible Employee, Service Provider or Non-Employee Director or to eligible Employees, Service Providers and Non-Employee Directors generally. Nothing contained in the Plan, Sub-Plan A or any Award Agreement shall confer upon any Employee, Service Provider, Non-Employee Director or Participant any right to continue in the employ or other service of the Company or a Subsidiary, and shall not constitute any contract or limit in any way the right of the Company or a Subsidiary to change such person’s compensation or other benefits or to terminate the employment or other service of such person with or without cause. Subject to Section 4(k)(iv), a transfer of an Employee or Service Provider from the Company to a Subsidiary, or vice versa, or from one Subsidiary to another, a change in a Participant’s status from an Employee to a Limited Partner, or vice versa, or a leave of absence, duly authorized by the Company, shall not be deemed a termination of employment or other service for purposes of any outstanding Awards under Sub-Plan A.

h.	Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any Stock covered by an Award until the date the Participant becomes the holder of record thereof. Except as provided in Section 8, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment.

i.	Withholding. Applicable taxes, to the extent required by law, shall be withheld in respect of all Awards. A Participant may satisfy the withholding obligation by paying the amount of any taxes in cash or, if permitted by the Committee or if provided in the applicable Award Agreement, shares of Stock may be delivered to the Company or deducted from the payment to satisfy the obligation in full or in part. The amount of the withholding and the number of shares of Stock to be delivered to the Company or deducted in satisfaction of the withholding requirement shall be determined by the Committee with reference to the Fair Market Value of the Stock when the withholding is required to be made; provided, however, that the amount of withholding to be paid in respect of Options exercised through the cashless method in which shares of Stock for which the Options are exercised are immediately sold may be determined by reference to the price at which said shares are sold. The Company shall have no obligation to deliver any Stock pursuant to the grant or settlement of any Award until it has been reimbursed for all required withholding taxes.

j.	Invalidity. If any term or provision contained herein or in any Award Agreement shall to any extent be invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability shall not affect any other provision or part thereof.

k.	Applicable Law. Sub-Plan A, the Award Agreements and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflict of law principles thereof.

l.	Compliance with Laws. Notwithstanding anything contained herein or in any Award Agreement to the contrary, the Company shall not be required to sell, issue or deliver shares of Stock hereunder or thereunder if the sale, issuance or delivery thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange; and as a condition of any sale or issuance the Company may require such agreements or undertakings, if any, as the Company may deem necessary or advisable to assure compliance with any such law or regulation.

m.	Supplementary Plans. The Committee may authorize supplementary plans applicable to Employees, Service Providers or Non-Employee Directors subject to the tax laws of one or more countries other than the United States and providing for the grant of Non-Qualified Stock Options, SARs, Stock, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares to such Employees, Service Providers or Non-Employee Directors on terms and conditions, consistent with Sub-Plan A, determined by the Committee, which may differ from the terms and conditions of other Awards pursuant to Sub-Plan A for the purpose of complying with the conditions for qualification of Awards for favorable treatment under foreign tax laws. Notwithstanding any other provision hereof, Options granted under any supplementary plan shall include provisions that conform with Sections 4(a)(i), (ii) and (iii); SARs granted under any supplementary plan shall include provisions that conform with Section 4(b); Restricted Stock granted under any supplementary plan shall include provisions that conform with Section 4(d); Restricted Stock Units granted under any supplementary plan shall include provisions that conform with Section 4(e); Performance Units granted under any supplementary plan shall include provisions that conform with Section 4(f); and Performance Shares granted under any supplementary plan shall include provisions that conform with Section 4(g).

GLG PARTNERS, Inc.
2009 LONG-TERM INCENTIVE PLAN
Sub-Plan B

Section 1: Purpose; General

The purpose of Sub-Plan B is to promote the interests of the Company and its stockholders to assist in (i) attracting, motivating and retaining Limited Partners and (ii) aligning the interests of Limited Partners participating in Sub-Plan B with the interests of the Company’s stockholders.

The additional terms and conditions detailed below are to be read in conjunction with the terms and conditions of the GLG Partners, Inc. 2009 Long-Term Incentive Plan (the “Plan”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Plan. In the event of any conflict between the terms and conditions of the Plan and the terms and conditions of this Sub-Plan B, the terms and conditions of this Sub-Plan B shall control in a manner consistent with Section 1 of the Plan.

Section 2: Definitions

As used in Sub-Plan B, the following terms shall have the respective meanings specified below.

a.	“Acquired Companies” means, collectively, GLG Partners Limited, GLG Holdings Limited, Mount Granite Limited, Albacrest Corporation, Liberty Peak Ltd., GLG Partners Services Limited, Mount Garnet Limited, Betapoint Corporation, Knox Pines Ltd., GLG Partners Asset Management Limited and GLG Partners (Cayman) Limited.

b.	“Acquisition Closing Date” means the closing date of the acquisition by the Company of the Acquired Companies.

c.	“Applicable Threshold” means the greater of (i) 25% of the then Outstanding Voting Securities or (ii) the then Outstanding Voting Securities beneficially owned by the Principals (including by their respective families, Trusts, partnerships and charitable foundations controlled by any of the Principals), as the case may be.

d.	“Award” means an award granted pursuant to Section 4.

e.	“Award Agreement” means a document described in Section 5 setting forth the terms and conditions applicable to an Award granted to a Participant.

f.	“Change of Control” means the following, except as otherwise determined by the Committee at the time of grant of an Award in accordance with Section 9(a):

(i)	the acquisition or ownership after the Acquisition Closing Date by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (each, a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of the combined voting power of Outstanding Voting Securities in excess of the Applicable Threshold; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary, (2) any acquisition pursuant to the exchange of Exchangeable Class B Ordinary Shares of FA Sub 2 Limited for shares of Stock or (3) any acquisition pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) of this Section 2(f); or

(ii)	individuals who, as of the Acquisition Closing Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided that any individual becoming a director subsequent to that date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

(iii)	consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (excluding any employee benefit plan (or related trust) of the Company, a Subsidiary or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, the combined voting power of the then outstanding voting securities in excess of the greater of (x) 25% of the outstanding voting securities or (y) the number of outstanding voting securities beneficially owned by the Principals (including their respective families, Trusts, partnerships and charitable foundations controlled by any of the Principals), in each case, with respect to the corporation resulting from such Corporate Transaction, except to the extent that such ownership existed in the Company prior to the Corporate Transaction, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Corporate Transaction; or

(iv)	approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.

g.	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

h.	“Dividend Equivalent” means an amount equal to the amount of cash dividends payable with respect to a share of Stock after the date specified in an Award Agreement with respect to an Award settled in Stock, an Award of Restricted Stock or an Award of Restricted Stock Units.

i.	“Exchange Act” means the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time.

j.	“Fair Market Value” means the closing sale price of the Stock as reported by the New York Stock Exchange LLC (or if the Stock is not then traded on the New York Stock Exchange LLC, the closing sale price of the Stock on the stock exchange or over-the-counter market on which the Stock is principally trading on the relevant date) on the date of a determination (or on the next preceding day the Stock was traded if it was not traded on the date of a determination).

k.	“Limited Partner” means any non-employee individual who performs services for the Company or a Subsidiary and who holds direct or indirect limited partnership interests in GLG Partners LP or GLG Partners Services LP.

l.	“Non-Employee Director” means a member of the Board of Directors who is not (1) an employee of the Company or a Subsidiary or (2) a Limited Partner.

m.	“Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

n.	“Option” means an option to purchase Stock granted pursuant to Section 4(a).

o.	“Outstanding Voting Securities” mean outstanding voting securities of the Company entitled to vote generally in the election of directors.

p.	“Participant” means any Limited Partner who has been granted an Award.

q.	“Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained with respect to one or more Performance Goals. Performance Formulas may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

r.	“Performance Goal” means the level of performance, whether absolute and/or relative to one or more peer group companies or indices, or any combination thereof, established by the Committee as the performance goal with respect to a Performance Measure. Performance Goals may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

s.	“Performance Measure” means one or more objectively measurable performance measures selected by the Committee to measure the performance of the Company, one or more of its Subsidiaries, divisions or units (which could include any fund product, managed account or individual portfolio within a fund, managed by the Company or a Subsidiary), the Participant to whom the Award is granted, or any combination of the foregoing, for a Performance Period based on one or more of the following criteria:

(i)	assets under management;

(ii)	basic or diluted earnings per share;

(iii)	revenue;

(iv)	operating income;

(v)	adjusted net income;

(vi)	earnings before or after interest, taxes, depreciation or amortization or adjusted earnings before or after interest, taxes, depreciation or amortization;

(vii)	return on client assets, capital, invested capital, equity, assets or net assets;

(viii)	profitability of an identifiable Subsidiary, division or unit (which could include any fund product, managed account or individual portfolio within a fund, managed by the Company or a Subsidiary);

(ix)	cash flow, operating cash flow or free cash flow (operating cash flow plus proceeds from property dispositions less capital expenditures);

(x)	working capital;

(xi)	improvements in capitalization;

(xii)	operating profit or profit margin;

(xiii)	stock price;

(xiv)	economic value added;

(xv)	total shareholder return;

(xvi)	expense management, cost targets, reductions and savings, productivity and efficiencies;

(xvii)	development, implementation or completion of critical projects, processes, policies or plans;

(xviii)	strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, investor satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures or other corporate transactions, and budget comparisons; or

(xix)	any combination of, or specified change in, any of the foregoing.

The foregoing measures may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, as the Committee shall determine. Each such measure, to the extent applicable, shall be determined in accordance with generally accepted accounting principles as consistently applied by the Company and, if so determined by the Committee at the time the Award is granted and to the extent permitted under Code Section 162(m), adjusted to omit, among other things, the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions, cumulative effects of changes in accounting principles and other objectively determined measures. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

t.	“Performance Period” means one or more periods of time, as the Committee may designate, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s rights in respect of an Award.

u.	“Performance Share” means an Award denominated in shares of Stock based on the achievement of performance goals granted pursuant to Section 4(g).

v.	“Performance Unit” means an Award denominated in cash based on the achievement of performance goals granted pursuant to Section 4(f).

w.	“Principals” means Noam Gottesman, Pierre Lagrange and Emmanuel Roman.

x.	“Restricted Stock” means Stock granted pursuant to Section 4(d) which may not be traded or sold until the date that the restrictions on transferability imposed by the Committee or the Board of Directors, as the case may be, with respect to such Stock lapse.

y.	“Restricted Stock Unit” means the right to receive in cash, Stock or a combination of cash and Stock, the Fair Market Value of one share of Stock granted pursuant to Section 4(e).

z.	“SAR” means a stock appreciation right granted pursuant to Section 4(b).

aa.	“Section 409A” means Code Section 409A, including any regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.

bb.	“Trust” means any trust of which any of the Principals is the settlor or of which any of the Principals and/or any of the members of their family are beneficiaries, including the Gottesman GLG Trust, the Lagrange GLG Trust and the Roman GLG Trust.

Section 3: Eligibility

The Committee may grant one or more Awards to any Limited Partner designated by it to receive an Award.

Section 4: Awards

The Committee may grant any one or more of the following types of Awards, and any such Award may be granted by itself, together with another Award that is linked and alternative to the Award with which it is granted or together with another Award that is independent of the Award with which it is granted:

a.	Options. An Option is an option to purchase a specific number of shares of Stock exercisable at such time or times and subject to such terms and conditions as the Committee may determine consistent with the provisions of Sub-Plan B, including the following:

(i)	The exercise price of an Option shall not be less than 100% of the Fair Market Value of the Stock on the date the Option is granted, and no Option may be exercisable more than 10 years after the date the Option is granted.

(ii)	Unless the Committee shall provide otherwise in an Award Agreement, the exercise price of an Option shall be paid in cash or, at the discretion of the Committee, in Stock valued at the Fair Market Value on the date of exercise, or by withholding shares of Stock for which the Option is exercisable valued at the Fair Market Value on the date of exercise or through any combination of the foregoing.

(iii)	No fractional shares of Stock will be issued or accepted. The Committee may impose such other conditions, restrictions and contingencies with respect to shares of Stock delivered pursuant to the exercise of an Option as it deems desirable.

b.	Stock Appreciation Rights (SARs). A SAR is the right to receive a payment measured by the excess of the Fair Market Value of a specified number of shares of Stock on the date on which the Participant exercises the SAR over the grant price of the SAR determined by the Committee, which shall be exercisable at such time or times and subject to such terms and conditions as the Committee may determine consistent with the provisions of the Plan, including the following:

(i)	The grant price of a SAR shall not be less than 100% of the Fair Market Value of the shares of Stock covered by the SAR on the date the SAR is granted, and no SAR may be exercisable more than 10 years after the date the SAR is granted.

(ii)	SARs may be (A) freestanding SARs or (B) tandem SARs granted in conjunction with an Option, either at the time of grant of the Option or at a later date, and exercisable at the Participant’s election instead of all or any part of the related Option.

(iii)	The payment to which the Participant is entitled on exercise of a SAR may be in cash, in Stock valued at the Fair Market Value on the date of exercise or partly in cash and partly in Stock (as so valued), as the Committee may determine.

c.	Stock. Stock may be issued to Participants without restrictions on transfer or other vesting requirements.

d.	Restricted Stock. Restricted Stock is Stock that is issued to a Participant subject to restrictions on transfer and such other restrictions on incidents of ownership as the Committee may determine, which restrictions shall lapse at such time or times, or upon the occurrence of such event or events as the Committee may determine, including but not limited to the achievement, over a specified period of time, of one or more specific goals with respect to performance of the Company, a business unit (which may but need not be a Subsidiary) of the Company or that Participant. Subject to the specified restrictions, the Participant as owner of those shares of Restricted Stock shall have the rights of the holder thereof, except that the Committee may provide at the time of the Award that any dividends or other distributions paid with respect to that Stock while subject to those restrictions shall or shall not be payable or shall be accumulated, with or without interest, or reinvested in Stock and held subject to the same restrictions as the Restricted Stock and such other terms and conditions as the Committee shall determine. Shares of Restricted Stock shall be registered in the name of the Participant and, at the Company’s sole discretion, shall be held in book entry form subject to the Company’s instructions or shall be evidenced by a certificate, which shall bear an appropriate restrictive legend, shall be subject to appropriate stop-transfer orders and shall be held in custody by the Company until the restrictions on those shares of Restricted Stock lapse.

e.	Restricted Stock Unit. A Restricted Stock Unit is an Award of a right to receive at a specified future date an amount based on the Fair Market Value of a specified number of shares of Stock on the payout date, subject to such terms and conditions as the Committee may establish, including but not limited to the achievement, over a specified period of time, of one or more specific goals with respect to performance of the Company, a business unit (which may but need not be a Subsidiary) of the Company or the Participant to whom the Restricted Stock Units are granted. Restricted Stock Units that become payable in accordance with their terms and conditions shall be paid out in Stock, in cash based on the Fair Market Value of the Stock underlying the Restricted Stock Units on the payout date (or at the sole discretion of the Committee, the day immediately preceding that date) or partly in cash (as so based) and partly in Stock, as the Committee may determine. Any person who holds Restricted Stock Units shall have no ownership interest in any shares of Stock to which such Restricted Stock Units relate until and unless payment with respect to such Restricted Stock Units is actually made in shares of Stock. The Committee may provide for (1) no deemed accumulation of Dividend Equivalents, (2) the deemed accumulation of Dividend Equivalents in cash, with or without interest, or (3) the deemed reinvestment of Dividend Equivalents in Stock held subject to the same conditions as the Restricted Stock Unit and/or such other terms and conditions as the Committee shall determine.

f.	Performance Units. A Performance Unit is an Award denominated in cash, the amount of which may be based on the achievement, over a specified period of time, of one or more specific goals with respect to performance of the Company, a business unit (which may but need not be a Subsidiary) of the Company or the Participant to whom the Performance Units are granted. The amount that may be paid to any one Participant with respect to Performance Units shall not exceed $50 million earned per fiscal year (or part thereof) during the specified performance period. Performance Units that become payable in accordance with their terms and conditions shall be paid out in cash, in Stock valued at the Fair Market Value on the payout date (or at the sole discretion of the Committee, the day immediately preceding that date) or partly in cash and partly in Stock (as so valued), as the Committee may determine.

g.	Performance Shares. A Performance Share is an Award of a right to receive at a specified future date an amount based on the Fair Market Value of a specified number of shares of Stock on the payout date, subject to such terms and conditions as the Committee may establish, including but not limited to the achievement, over a specified period of time, of one or more specific goals with respect to performance of the Company, a business unit (which may but need not be a Subsidiary) of the Company or the Participant to whom the Performance Shares are granted. Performance Shares that become payable in accordance with their terms and conditions shall be paid out in Stock, in cash based on the Fair Market Value of the Stock underlying the Performance Shares on the payout date (or at the sole discretion of the Committee, the day immediately preceding that date) or partly in cash (as so based) and partly in Stock, as the Committee may determine. Any person who holds Performance Shares shall have no ownership interest in any shares of Stock to which such Performance Shares relate until and unless payment with respect to such Performance Shares is actually made in shares of Stock. The Committee may provide for (1) no deemed accumulation of Dividend Equivalents, (2) the deemed accumulation of Dividend Equivalents in cash, with or without interest, or (3) the deemed reinvestment of Dividend Equivalents in Stock held subject to the same conditions as the Performance Shares and/or such other terms and conditions as the Committee shall determine.

h.	Performance Compensation Awards.

(i)	The Committee may, at the time of grant of an Award (other than an Option or SAR) designate such Award as a “Performance Compensation Award” in order that such Award may constitute qualified performance-based compensation under Code Section 162(m). With respect to each such Performance Compensation Award, the Committee shall (on or before the 90th day of the applicable Performance Period or such other date as may be required by Code Section 162(m)) establish, in writing, a Performance Period, Performance Measure(s), Performance Goal(s) and Performance Formula(s). Once established for a Performance Period, such items shall not be amended or otherwise modified if and to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under Code Section 162(m).

(ii)	A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Goal(s) for that Award are achieved and the Performance Formula as applied against such Performance Goal(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and determine whether, and to what extent, the Performance Goal(s) for the Performance Period have been achieved and, if so, determine the amount of the Performance Compensation Award earned by the Participant for such Performance Period based upon such Participant’s Performance Formula. The Committee shall then determine the actual amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may in its sole discretion decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance. The maximum Performance Compensation Award for any one Participant for any one Performance Period shall be determined in accordance with Section 4(f).

i.	Deferrals. Subject to Section 4(j)(ii), the Committee may require or permit Participants to defer the issuance or vesting of shares of Stock or the settlement of Awards under such rules and procedures as it may establish under Sub-Plan B. The Committee may also provide that deferred settlements include the payment of, or crediting of interest on, the deferral amounts, or the payment or crediting of Dividend Equivalents on deferred settlements in shares of Stock. Notwithstanding the foregoing, no deferral will be permitted if it will result in Sub-Plan B becoming an “employee pension benefit plan” under Section 3(2) of ERISA, that is not otherwise exempt under Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

j.	Section 409A. Notwithstanding any other provision of Sub-Plan B to the contrary, to the extent not otherwise set forth in Sub-Plan B, it is the intent of the Company that Sub-Plan B and the Award Agreement for each Award under Sub-Plan B shall set forth (or shall incorporate by reference to another plan or arrangement of the Company) such terms and conditions as may be deemed necessary, and shall be interpreted, in the sole discretion of the Committee, to (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A. If any provision of Sub-Plan B or of any Award Agreement would otherwise frustrate or conflict with the intent expressed in this Section 4(j), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. Notwithstanding any other provision of this Plan to the contrary, the Company makes no representation that Sub-Plan B or any Award will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to Sub-Plan B or any Award.

Without limiting the generality of the foregoing:

(i)	It is the intent of the Company that the payment of dividends on Restricted Stock or the payment of Dividend Equivalents on Restricted Stock Units or Performance Shares shall (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A, including without limitation, to the extent necessary, the establishment of a separate written arrangement providing for the payment of such dividends or Dividend Equivalents.

(ii)	Notwithstanding the provisions of Section 4(i), any deferral made under Section 4(i) shall be made in such a manner as to (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A.

(iii)	To the extent that payments referenced in Section 9(d) would cause an Award to fail to satisfy the requirements for exemption under Section 409A or the requirements of Section 409A, the Committee may determine in its sole discretion not to make such payments in such manner.

(iv)	Notwithstanding the provisions of Section 9(g), to the extent that Section 409A is applicable to an Award, the Committee may determine in its sole discretion at the time of the grant of an Award in the applicable Award Agreement that Section 409A’s definition of “separation from service”, to the extent contradictory, shall apply to determine when a Participant becomes entitled to a distribution upon termination of his or her service with the Company or a Subsidiary.

(v)	Notwithstanding the provisions of Section 9(a), the Committee may determine in its sole discretion to modify the definition of Change of Control at the time of the grant of an Award in the applicable Award Agreement in order to (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A.

Section 5: Award Agreements

Each Award under Sub-Plan B shall be evidenced by an Award Agreement. Each Award Agreement shall set forth the terms and conditions applicable to the Award, including but not limited to: (i) provisions for the time at which the Award becomes exercisable or otherwise vests; (ii) provisions for the treatment of the Award in the event of the termination of a Participant’s status as a Limited Partner; and (iii) any special provisions applicable in the event of an occurrence of a Change of Control, as determined by the Committee consistent with the provisions of Sub-Plan B.

Section 6: Amendment and Termination

The Board of Directors may at any time amend, suspend or terminate Sub-Plan B, in whole or in part; provided, however, that, without the approval of the stockholders of the Company, no such action shall materially increase the benefits accruing to Participants under Sub-Plan B or otherwise make any material revision to Sub-Plan B, or otherwise be effective to the extent that such approval is necessary to comply with any tax or regulatory requirement applicable to Sub- Plan B, including applicable requirements of the New York Stock Exchange LLC; and provided, further, that, subject to Section 8, no such action shall impair the rights of any holder of an Award without the holder’s consent. The Committee may, subject to Sub-Plan B, at any time alter or amend any or all Award Agreements to the extent permitted by applicable law; provided, however, that, subject to Section 8, no such alteration or amendment shall impair the rights of any holder of an Award without the holder’s consent. Notwithstanding the foregoing, neither the Board of Directors nor the Committee shall (except pursuant to Section 8) amend Sub-Plan B or any Award Agreement to reprice any Option or SAR whose exercise price is above the then Fair Market Value of the Stock subject to the Award, whether by decreasing the exercise price, canceling the Award and granting a substitute Award, exchanging the Award for a cash payment, or otherwise.

Section 7: Administration

a.	Sub-Plan B and all Awards shall be administered by the Committee. The members of the Committee shall be designated by the Board of Directors and comprised of members thereof.

b.	The Committee shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under Sub-Plan B, (ii) to construe, interpret and implement Sub-Plan B and any related document, (iii) to prescribe, amend and rescind rules relating to Sub-Plan B, (iv) to make all determinations necessary or advisable in administering Sub-Plan B, and (v) to correct any defect, supply any omission and reconcile any inconsistency within and between Sub-Plan B and the Award Agreements thereunder. The actions and determinations of the Committee on all matters relating to Sub-Plan B and any Awards will be final and conclusive. The Committee’s determinations under Sub-Plan B need not be uniform and may be made by it selectively among Limited Partners who receive, or who are eligible to receive, Awards under Sub-Plan B, whether or not such persons are similarly situated.

c.	The Committee and others to whom the Committee has delegated such duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of Sub-Plan B.

d.	The Company shall pay all reasonable expenses of administering Sub-Plan B, including but not limited to the payment of professional fees.

e.	The Committee may appoint such accountants, counsel, and other experts as it deems necessary or desirable in connection with the administration of Sub-Plan B.

f.	The Committee may delegate to an officer of the Company (1) the right to designate Limited Partners (other than the delegated officer or any Executive Officer or Principal) to be granted Options and SARs and the number of shares of Stock subject to Options and SARs granted to each such Limited Partner; provided that the aggregate number of shares of Stock to be subject to such Options and SARs so to be awarded and their terms and conditions shall be determined by the Committee; and (2) the authority to establish an appropriate mechanism (including any necessary election forms) for the payment of withholding taxes for any Awards.

Section 8: Adjustment Provisions

a.	In the event of any change in or affecting the outstanding shares of Stock by reason of a stock dividend or split, merger or consolidation (whether or not the Company is a surviving company), recapitalization, reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend in cash, securities or other property, the Board of Directors shall make such amendments to Sub-Plan B and outstanding Awards and Award Agreements and make such equitable and other adjustments and take such actions thereunder as applicable under the circumstances. Such equitable adjustments as they relate to outstanding Awards shall be required to ensure that the intrinsic value of each outstanding Award immediately after any of the aforementioned changes in, or affecting the shares of Stock, is equal to the intrinsic value of each outstanding Award immediately prior to any of the aforementioned changes. Such amendments, adjustments and actions shall include, as applicable, changes in the number of shares of Stock then deliverable pursuant to Sub-Plan B, the number of shares of Stock then remaining subject to outstanding Awards under Sub-Plan B, the maximum number of shares that may be granted or delivered to any single Participant pursuant to Sub-Plan B, including those that are then covered by outstanding Awards, the Option exercise price under outstanding Options and the SAR grant price under outstanding SARs, and accelerating the vesting of outstanding Awards.

b.	The existence of Sub-Plan B and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure of its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, any dividend of Stock, cash, securities or other property, or any other corporate act or proceeding.

Section 9: Miscellaneous

a.	Change of Control. Subject to Section 4(j)(v), the Committee or Board of Directors may provide in any Award Agreement for provisions relating to a Change of Control, including, without limitation, the acceleration of the exercisability of, or the lapse of restrictions or deemed satisfaction of goals with respect to, any outstanding Awards.

b.	Nonassignability. Except as otherwise provided by the Committee, no Award or portion thereof shall be assignable or transferable by the Participant otherwise than (i) by will or by laws of descent and distribution, (ii) by gift to members of a Participant’s immediate family, (iii) to a trust established for the benefit of a Participant’s immediate family members only, (iv) to a partnership in which a Participant and/or a Participant’s immediate family members are the only partners or (v) as otherwise determined by the Committee. For purposes of this Plan, “immediate family” shall mean the Participant’s spouse and natural, adopted or step- children and grandchildren. Notwithstanding any transfer of an Award or portion thereof, the transferred Award shall continue to be subject to the same Plan and Award Agreement terms and conditions as were applicable to the Participant immediately prior to the transfer, as if the Award had not been transferred.

c.	Other Payments or Awards. Nothing contained in Sub-Plan B shall be deemed in any way to limit or restrict the Company or a Subsidiary from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

d.	Payments to Other Persons. If payments are legally required to be made to any person other than the person to whom any payment is provided to be made under Sub-Plan B, then payments shall be made accordingly. Any such payment shall be a complete discharge of the liability hereunder.

e.	Unfunded Plan. Sub-Plan B shall be unfunded. No provision of the Plan, Sub-Plan B or any Award Agreement shall require the Company or a Subsidiary, for the purpose of satisfying any obligations under Sub-Plan B, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company or a Subsidiary maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan or Sub-Plan B other than as unsecured general creditors of the Company or a Subsidiary.

f.	Limits of Liability. Any liability of the Company or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan, Sub-Plan B and the Award Agreement. Neither the Company or its Subsidiaries, nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under Sub-Plan B, or in the interpretation, administration or application of Sub-Plan B, shall have any liability to any party for any action taken, or not taken, in good faith under Sub-Plan B.

g.	Rights of Limited Partners. Status as an eligible Limited Partner shall not be construed as a commitment that any Award shall be made under Sub-Plan B to such eligible Limited Partner or to eligible Limited Partners generally. Nothing contained in the Plan, Sub-Plan B or any Award Agreement shall confer upon any Limited Partner or Participant any right to continue to provide services to the Company or a Subsidiary, and shall not constitute any contract or limit in any way the right of the Company or a Subsidiary to change such person’s status as a Limited Partner. Subject to Section 4(j)(iv), a change in a Participant’s status from a Limited Partner to an employee of the Company or a Subsidiary, or vice versa, shall not be deemed to be a termination of the Participant’s status as a Limited Partner for purposes of outstanding Awards under Sub-Plan B.

h.	Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any Stock covered by an Award until the date the Participant becomes the holder of record thereof. Except as provided in Section 8, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment.

i.	Withholding. Applicable taxes, to the extent required by law, shall be withheld in respect of all Awards. A Participant may satisfy the withholding obligation by paying the amount of any taxes in cash or, if permitted by the Committee or if provided in the applicable Award Agreement, shares of Stock may be delivered to the Company or deducted from the payment to satisfy the obligation in full or in part. The amount of the withholding and the number of shares of Stock to be delivered to the Company or deducted in satisfaction of the withholding requirement shall be determined by the Committee with reference to the Fair Market Value of the Stock when the withholding is required to be made; provided, however, that the amount of withholding to be paid in respect of Options exercised through the cashless method in which shares of Stock for which the Options are exercised are immediately sold may be determined by reference to the price at which said shares are sold. The Company shall have no obligation to deliver any Stock pursuant to the grant or settlement of any Award until it has been reimbursed for all required withholding taxes.

j.	Invalidity. If any term or provision contained herein or in any Award Agreement shall to any extent be invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability shall not affect any other provision or part thereof.

k.	Applicable Law. Sub-Plan B, the Award Agreements and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflict of law principles thereof.

l.	Compliance with Laws. Notwithstanding anything contained herein or in any Award Agreement to the contrary, the Company shall not be required to sell, issue or deliver shares of Stock hereunder or thereunder if the sale, issuance or delivery thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange; and as a condition of any sale or issuance the Company may require such agreements or undertakings, if any, as the Company may deem necessary or advisable to assure compliance with any such law or regulation.

m.	Supplementary Plans. The Committee may authorize supplementary plans applicable to Limited Partners subject to the tax laws of one or more countries other than the United States and providing for the grant of Non-Qualified Stock Options, SARs, Stock, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares to such Limited Partners on terms and conditions, consistent with Sub-Plan B, determined by the Committee, which may differ from the terms and conditions of other Awards pursuant to Sub-Plan B for the purpose of complying with the conditions for qualification of Awards for favorable treatment under foreign tax laws. Notwithstanding any other provision hereof, Options granted under any supplementary plan shall include provisions that conform with Section 4(a); SARs granted under any supplementary plan shall include provisions that conform with Section 4(b); Restricted Stock granted under any supplementary plan shall include provisions that conform with Section 4(d); Restricted Stock Units granted under any supplementary plan shall include provisions that conform with Section 4(e); Performance Units granted under any supplementary plan shall include provisions that conform with Section 4(f); and Performance Shares granted under any supplementary plan shall include provisions that conform with Section 4(g).

Notice: If you plan on attending the 2009 Annual Meeting,
please cut out and use the admission ticket(s) below.

No admission will be granted without an admission ticket.

Annual Meeting of Shareholders
May 11, 2009, 11:30 a.m. (Eastern Time)

Chadbourne & Parke LLP
30 Rockefeller Center
New York, New York 10112
(212) 408-5100

PLEASE VOTE YOUR SHARES VIA THE TELEPHONE OR INTERNET, OR SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

ADMISSION TICKET	ADMISSION TICKET

GLG Partners, Inc.	GLG Partners, Inc.

2009 Annual Meeting of Shareholders	2009 Annual Meeting of Shareholders

Chadbourne & Parke LLP	Chadbourne & Parke LLP
30 Rockefeller Center	30 Rockefeller Center
New York, New York 10112	New York, New York 10112
(212) 408-5100	(212) 408-5100
May 11, 2009	May 11, 2009
11:30 a.m.	11:30 a.m.

Admit ONE	Admit ONE

GLG PARTNERS, INC. 2009 ANNUAL MEETING OF SHAREHOLDERS MONDAY, MAY 11, 2009 11:30 AM ET CHADBOURNE & PARKE LLP 30 ROCKEFELLER CENTER NEW YORK, NEW YORK 10112 (212)408-5100 YOUR VOTE IS IMPORTANT! YOU CAN VOTE BY INTERNET, TELEPHONE OR MAIL. SEE THE INSTRUCTIONS ON THE OTHER SIDE OF THIS PROXY CARD. GLG PARTNERS, INC. 2009 ANNUAL MEETING OF SHAREHOLDERS MONDAY, MAY 11, 2009 11:30 AM ET CHADBOURNE & PARKE LLP 30 ROCKEFELLER CENTER NEW YORK, NEW YORK 10112 (212)408-5100 YOUR VOTE IS IMPORTANT! YOU CAN VOTE BY INTERNET, TELEPHONE OR MAIL. SEE THE INSTRUCTIONS ON THE OTHER SIDE OF THIS PROXY CARD.
PROXY CARD GLG PARTNERS, INC. SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Noam Gottesman, Emmanuel Roman and Alejandro San Miguel, or any of them, each with full power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote, as directed on this proxy card, ail of the shares of Common Stock and Series A Preferred Stock of GLG Partners, Inc. (the “Company”) which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, NY 10112 on Monday, May 11, 2009, at 11:30 a.m., local time, and at any adjournments or postponements thereof (the “Annual Meeting”), with all powers the undersigned would possess if present at the Annual Meeting, SUCH PROXIES ARE DIRECTED TO VOTE AS SPECIFIED OR, IF NO SPECIFICATION IS MADE, “FOR” THE ELECTION OF THE SEVEN NOMINEES PROPOSED FOR ELECTION AS DIRECTORS AND “FOR” PROPOSALS 2 AND 3, AND TO VOTE IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, JUST SIGN AND DATE; NO BOXES NEED TO BE CHECKED. Continued and to be signed on reverse side

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NAME	
	CONTROL # → 000000000000
	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

1. Election of Directors — For All ○ Withhold All ○ For All Except ○

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

02 0000000000

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000018140_1 R2.09.03.15

GLC Partners 339 Park Avenue 38th Floor Haw York, NY 10022 Investor Address Line 1 Investor Address            Line 2 Investor Address Line 3 Investor Address Line 4 Investor            Address Line 5 John Samp Le 1234 ANYWHERE            STREET ANY CITY, ON            A1A 1A1 VOTE BY INTERNET-www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off dale or meeting dale, Have your ~* proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return !1 to Vole Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. — CLASS A THE COMPANY NAME INC. — CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. — CLASS D THE COMPANY NAME INC. — CLASS E THE COMPANY NAME INC, - CLASS F THE COMPANY NAME INC. — 401 K
CONTROL # SHARES 123,456,789,012.12345 123,456,789,012,12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. _KEEP_rHIS_FORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYFor            Withhold For All To withhold authority to vote for any AH aii Except Individual            nomi neB(s| , nark “For An _. n , n. Except’’ and write the numberfs) of the The Board of Directors recommends that you nom:nae<s) on the line below. vote “For” the following. 1. Election of Directors ODD Nominees ‘ ‘ 01 Noam Gottesman 02 Pierre Lagrange 03 Emmanuel Roman 04 Ian G.H, Ashken 05 Martin E. Franklin
06 James N. Hauslein 07 William P. Lauder The Board of Directors recommends you vote FOR the following proposal(s). For Against Abstain 2 FOR the approval of the 2009 Long-Term Incentive Plan. 3 FOR the ratification of Ernst 8 Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009. Such other business as may properly cone before the meeting or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer, Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Samp L e 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1SHARES CUSIP# SEQUENCER Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date